                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY

                                FIFTH AMENDMENT

                  FIFTH AMENDMENT, dated as of February 13, 2004 (this "Amendment"), to the CREDIT AGREEMENT, dated as of December 20, 2001 (as amended prior to the date hereof, the "Existing Credit Agreement"), among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CANADA INC., a Canadian corporation, COLLINS & AIKMAN PLASTICS, LTD., a Canadian corporation, COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as syndication agent, DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH CAPITAL CORPORATION, as co-documentation agents, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent"), and JPMORGAN CHASE BANK, TORONTO BRANCH, a Foreign Bank Branch under the Bank Act (Canada), as Canadian administrative agent. This Fifth Amendment is entered into by and among the Company, Holdings, the Lenders party hereto, the Supplemental Revolving Lenders party hereto, the Tranche A-l Term Lenders party hereto, the Administrative Agent, the Collateral Agent, the Canadian Administrative Agent and the Canadian Collateral Agent.

                  WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make and have made certain loans to the Borrowers;

                  WHEREAS, the Company has requested that the Existing Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment; and

                  WHEREAS, the Company has requested that the Supplemental Revolving Lenders and the Tranche A-l Term Lenders party hereto commit to become Lenders hereto for the purpose of adding two new facilities under the Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Amended Credit Agreement
(as defined below).

                  2.       Amendment of the Existing Credit Agreement.

                           (a) On the Effective Date, the Existing Credit Agreement is hereby amended to read in its entirety as set forth in Annex A hereto (the "Amended Credit Agreement"), without any further actions required for the effectiveness of such Amended Credit Agreement. On the Effective Date, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," "hereof" and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term "Credit Agreement," as used in the other Loan Documents, shall mean the Amended Credit Agreement.

                           (b) All Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Effective Date shall continue to be outstanding under the Amended Credit Agreement and from and after the Effective Date the terms of the Amended Credit Agreement will govern the rights of the Lenders with respect thereto.

                           (c) On the Effective Date, the Supplemental Revolving Lenders will provide a new $100,000,000 revolving credit facility ("Supplemental Revolving Credit Facility") to the Company under the Amended Credit Agreement which will be available for revolving credit loans and letters of credit, as provided in the Amended Credit Agreement.

                           (d) On the Effective Date, the Tranche A-l Term Lenders will make Tranche A-l Term Loans in the aggregate principal amount of $185,000,000 to the Company under the Amended Credit Agreement, the Net Proceeds of which (which will be deemed to be $181,500,000) will be used to prepay Tranche A Term Loans and Tranche B Term Loans ratably in the direct order of maturity.

                           (e) On the Effective Date and after giving effect to the prepayments described in clause (d) above, Schedule 2.11 of the Existing Credit Agreement is hereby amended to read in its entirety as set forth in Annex B hereto.

                           (f) On the Effective Date, the Exhibits to the Existing Credit Agreement are hereby amended by adding Exhibit A-8 and Exhibit A-9 thereto as set forth in Annexes C-l and C-2 hereto, respectively. Except as expressly provided herein, no other Exhibits or Schedules shall be deemed modified or amended by this Fifth Amendment.

                  3.       Addition of Lenders.

                           (a) By its signature below, each Supplemental Revolving Lender shall become a Lender party to the Credit Agreement and the other Loan Documents with all rights, powers and obligations of a Lender thereunder and with a Supplemental Revolving Credit Linked Deposit Amount as set forth on Schedule I attached hereto.

                           (b) By its signature below, each Tranche A-l Term Lender shall become a Lender party to the Credit Agreement and the other Loan Documents with all rights, powers and obligations of a Lender thereunder and with a Tranche A-l Term Loan Commitment as set forth on Schedule II attached hereto.

                  4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the amendments contained herein:

                           (a) No Default or Event of Default has occurred and is continuing.

                           (b) The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable, other than the consent of the Lenders and other parties hereto being obtained hereby. The Existing Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of Holdings and the Borrowers, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                           (c) The amount of Obligations permitted to be incurred by Holdings and its Subsidiaries under the covenants contained in the Subordinated Notes Indenture and Senior Unsecured Notes Indenture is sufficient to permit the Obligations (including, without limitation, the Obligations under the Revolving Credit Facility and the Supplemental Revolving Credit Facility, if fully drawn, and in respect of the Tranche A-l Term Loans) which may be incurred (in the case of Obligations not being incurred on the date hereof or not outstanding on the date hereof) and to be incurred or to be outstanding (in the case of Obligations outstanding on the date hereof). All such Obligations of the Company will constitute Senior Indebtedness (as defined in the Subordinated Notes Indenture), and all such Obligations of the Subsidiary Guarantor will constitute Senior Guarantor Indebtedness (as defined in the Subordinated Notes Indenture).

                           (d) The representations and warranties set forth in each Loan Document are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate to an earlier date and except to the extent the matters contemplated by Section 6 hereof are permitted to occur following the Effective Date.

                  5. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the "Effective Date"):

                           (a) This Amendment shall have been executed and delivered by a duly authorized officer of each of Holdings, the Borrowers, the Administrative Agent, the Required Lenders under the Existing Credit Agreement, each Supplemental Revolving Lender and each Tranche A-l Term Lender.

                           (b) The Administrative Agent shall have received a certificate of the Company, dated as of the Effective Date, substantially in the form of Annex D hereto, executed by any Responsible Officer and the Secretary or any Assistant Secretary of the Company.

                           (c) The Administrative Agent shall have received the following executed legal opinions:

                           (i) the executed legal opinion of Jay Knoll, Esq., general counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent; and

                           (ii) the executed legal opinion of Cahill Gordon & Reindel LLP, special counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent.

                           Each such legal opinion shall cover such matters incident to this Amendment as the Administrative Agent may reasonably require and may be subject to such qualifications and exceptions as are customary for opinions of the type concerned.

                           (d) The Administrative Agent shall have received a confirmation, substantially in the form of Annex E-l hereto, executed and delivered by Holdings, the Company and each Guarantor (other than the Canadian Guarantors) confirming their respective continuing obligations under the Guarantee and Collateral Agreement and the other U.S. Security Documents.

                           (e) The Canadian Administrative Agent shall have received a confirmation, substantially in the form of Annex E-2 hereto, executed and delivered by the Canadian Borrowers and each Canadian Guarantor confirming their respective continuing obligations under the Canadian Guarantee and Collateral Agreement and the other Canadian Security Documents.

                           (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disburse-ments of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  6.       Mortgages and Further Assurances.

                           (a) To the extent not waived or extended by the Administrative Agent in its discretion, within 60 days following the Effective Date, the Company and the Canadian Borrowers shall (i) execute and deliver to the Applicable Collateral Agent such amendments or other modifications to the U.S. Mortgages and the Canadian Mortgages or such other documents as the Applicable Collateral Agent deems reasonably necessary or advisable to continue its first priority security interest (subject to Liens expressly permitted by the applicable U.S. Mortgages and the Canadian Mortgages and Section 6.04 of the Existing Credit Agreement) in the U.S. Mortgaged Properties and the Canadian Mortgaged Properties, as the case may be, and (ii) deliver bring-down title searches, local counsel legal opinions or title insurance endorsements as are reasonably requested by the Applicable Collateral Agent to confirm the continued validity of the local counsel legal opinions previously provided and title insurance policies previously issued relating to the U.S. Mortgaged Properties and the Canadian Mortgaged Properties, as modified or amended. In the event that a bring-down title search discloses a Lien not expressly permitted by the applicable U.S. Mortgages and Canadian Mortgages and Section
         6.04 of the Existing Credit Agreement), the Company and the Borrowers shall within 90 days following the Effective Date (unless extended or waived by the Administrative Agent following a reasonable request by the Company) cause such Liens to be released, terminated or satisfied pursuant to documentation reasonably satisfactory to the Administrative Agent. The failure to have done the foregoing prior to the Effective Date will not constitute a breach of the Credit Agreement.

                           (b) Following the Effective Date, to the extent reasonably requested by the Applicable Collateral Agent as being required as a result of this Amendment, the Company shall, and shall cause the relevant Borrower or Guarantor to, provide any document (including any Uniform Commercial Code financing statement or its equivalent in the relevant Canadian jurisdiction) under the applicable Security Documents or applicable law to be filed, registered or recorded in order to create in favor of the Applicable Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Liens expressly permitted by Section 6.04 of the Existing Credit Agreement or otherwise under the Security Documents), in proper form for filing, registration or recordation. The failure to have made any such requested filings prior to the Effective Date will not constitute a breach of the Credit Agreement.

                  7. Expenses. The Company agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent.

                  8. Governing Law; Counterparts.(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, the Company, the Canadian Borrowers, Holdings, the Agents, the Leaders, the Supplemental Revolving Lenders and the Tranche A-1 Term Lenders have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                               COLLINS & AIKMAN PRODUCTS CO.

                               By: /s/ J. Michael Stepp
                                   ----------------------------------------
                                   Name: J. Michael Stepp
                                   Title: President

                               COLLINS & AIKMAN CORPORATION

                               By: /s/ J. Michael Stepp
                                   ----------------------------------------
                                   Name: J. Michael Stepp
                                   Title: President

                               COLLINS & AIKMAN CANADA INC.

                               By: /s/ J. Michael Stepp
                                   ----------------------------------------
                                   Name: J. Michael Stepp
                                   Title: President

                               COLLINS & AIKMAN PLASTICS LTD.

                               By: /s/ J. Michael Stepp
                                   ----------------------------------------
                                   Name: J. Michael Stepp
                                   Title: President

                              JPMORGAN CHASE BANK, as Administrative
                              Agent, Collateral Agent and as a Lender

                              By: /s/ Richard W. Duker
                                  -------------------------------
                                  Name: Richard W. Duker
                                  Title: Managing Director

                              JPMORGAN CHASE BANK, TORONTO
                              BRANCH, as Canadian Administrative Agent,
                              Canadian Collateral Agent and as a Lender

                              By: _______________________________
                                  Name:
                                  Title:

                                    JPMORGAN CHASE BANK, as Administrative
                                    Agent, Collateral Agent and as a Lender

                                    By: _______________________________
                                        Name:
                                        Title:

                                    JPMORGAN CHASE BANK, TORONTO
                                    BRANCH, as Canadian Administrative Agent
                                    Canadian Collateral Agent and as a Lender

                                    By: /s/ Drew McDonald
                                        -------------------------------
                                        Name: Drew McDonald
                                        Title: Vice President

                                   FINAL COMPOSITE COPY AS AMENDED BY AMENDMENTS
                                                                        NOS. 1-5

================================================================================

                                CREDIT AGREEMENT

                          Dated as of December 20, 2001

                                      among

                         COLLINS & AIKMAN PRODUCTS CO.,
                                  as Borrower,

                          COLLINS & AIKMAN CANADA INC.,
                             as a Canadian Borrower,

                        COLLINS & AIKMAN PLASTICS, LTD.,
                             as a Canadian Borrower,

                          COLLINS & AIKMAN CORPORATION,

                            THE LENDERS NAMED HEREIN,

                        DEUTSCHE BANC SECURITIES INC. and
                       MERRILL LYNCH CAPITAL CORPORATION,
                           as Co-Documentation Agents,

                           CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent,

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                       and

                      JPMORGAN CHASE BANK, TORONTO BRANCH,
                        as Canadian Administrative Agent

                      ------------------------------------

           J.P. MORGAN SECURITIES INC. and CREDIT SUISSE FIRST BOSTON, as Joint Lead Arrangers and Joint Lead Bookrunners

                                       and

         J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC.,
               as Joint Lead Arrangers and Joint Lead Bookrunners for the Supplemental Revolving Credit Facility and the Tranche A-1 Term Loans

================================================================================

                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS..................................................................................       2

     SECTION 1.01.   Defined Terms......................................................................       2
     SECTION 1.02.   Terms Generally....................................................................      37

ARTICLE II. THE CREDITS.................................................................................      37

     SECTION 2.01.   Loans; Commitments.................................................................      37
     SECTION 2.02.   Loans..............................................................................      44
     SECTION 2.03.   Notice of Borrowings...............................................................      47
     SECTION 2.04.   Notes; Repayment of Loans..........................................................      48
     SECTION 2.05.   Fees...............................................................................      49
     SECTION 2.06.   Interest on Loans..................................................................      50
     SECTION 2.07.   Default Interest...................................................................      51
     SECTION 2.08.   Alternate Rate of Interest.........................................................      51
     SECTION 2.09.   Termination and Reduction of Commitments and Total Supplemental
                           Revolving Credit Linked Deposit Amount.......................................      51
     SECTION 2.10.   Conversion and Continuation of Term Loans..........................................      52
     SECTION 2.11.   Repayment of Tranche A Term, Tranche A-1 Term and Tranche B Term Borrowings........      54
     SECTION 2.12.   Prepayment.........................................................................      54
     SECTION 2.13.   Reserve Requirements; Change in Circumstances......................................      57
     SECTION 2.14.   Change in Legality.................................................................      59
     SECTION 2.15.   Indemnity..........................................................................      59
     SECTION 2.16.   Pro Rata Treatment.................................................................      60
     SECTION 2.17.   Payments...........................................................................      60
     SECTION 2.18.   Taxes..............................................................................      61
     SECTION 2.19.   Issuance of Letters of Credit......................................................      64
     SECTION 2.20.   Participations; Unconditional Obligations..........................................      65
     SECTION 2.21.   Letter of Credit Fee...............................................................      66
     SECTION 2.22.   Agreement To Repay Letter of Credit Disbursements..................................      66
     SECTION 2.23.   Letter of Credit Operations........................................................      67
     SECTION 2.24.   Cash Collateralization.............................................................      68
     SECTION 2.25.   Termination and Reduction of Letter of Credit Commitment...........................      68
     SECTION 2.26.   Bankers' Acceptances...............................................................      69
     SECTION 2.27.   Reallocation.......................................................................      71
     SECTION 2.28.   Permitted Indebtedness.............................................................      72

ARTICLE III. REPRESENTATIONS AND WARRANTIES.............................................................      73

     SECTION 3.01.   Organization, Corporate Powers.....................................................      73
     SECTION 3.02.   Authorization......................................................................      73
     SECTION 3.03.   Enforceability.....................................................................      73
     SECTION 3.04.   Approvals..........................................................................      73
     SECTION 3.05.   Use of Proceeds....................................................................      74
     SECTION 3.06.   Federal Reserve Regulations........................................................      74
     SECTION 3.07.   Options for Capital Stock..........................................................      74
     SECTION 3.08.   Security Documents.................................................................      74

                                       -i-
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     SECTION 3.09.   Financial Statements...............................................................      75
     SECTION 3.10.   No Material Adverse Change.........................................................      76
     SECTION 3.11.   Title to Properties; Possession Under Leases.......................................      77
     SECTION 3.12.   Subsidiaries.......................................................................      77
     SECTION 3.13.   Litigation; Compliance with Laws...................................................      77
     SECTION 3.14.   Agreements.........................................................................      78
     SECTION 3.15.   Investment Company Act.............................................................      78
     SECTION 3.16.   Public Utility Holding Company Act.................................................      78
     SECTION 3.17.   Tax Returns........................................................................      78
     SECTION 3.18.   No Material Misstatements..........................................................      78
     SECTION 3.19.   Employee Benefit Plans.............................................................      79
     SECTION 3.20.   Labor Matters......................................................................      79
     SECTION 3.21.   Environmental Matters..............................................................      79
     SECTION 3.22.   Solvency...........................................................................      80
     SECTION 3.23.   Absence of Certain Restrictions....................................................      81
     SECTION 3.24.   No Foreign Assets Control Regulation Violation.....................................      81
     SECTION 3.25.   Insurance..........................................................................      81
     SECTION 3.26.   Certain Other Representations......................................................      81
     SECTION 3.27.   Senior Debt........................................................................      82

ARTICLE IV. CONDITIONS..................................................................................      82

     SECTION 4.01.   All Credit Events..................................................................      82
     SECTION 4.02.   Conditions to Effectiveness........................................................      82

ARTICLE V. AFFIRMATIVE COVENANTS........................................................................      86

     SECTION 5.01.   Existence; Businesses and Properties...............................................      87
     SECTION 5.02.   Insurance..........................................................................      87
     SECTION 5.03.   Taxes..............................................................................      87
     SECTION 5.04.   Financial Statements, Reports, Amendments, etc.....................................      88
     SECTION 5.05.   Litigation and Other Notices.......................................................      90
     SECTION 5.06.   ERISA..............................................................................      90
     SECTION 5.07.   Maintaining Records; Access to Properties and Inspections..........................      90
     SECTION 5.08.   Use of Proceeds....................................................................      91
     SECTION 5.09.   Further Assurances.................................................................      91
     SECTION 5.10.   Change in Ownership................................................................      91
     SECTION 5.11.   Fiscal Year; Accounting............................................................      91
     SECTION 5.12.   Dividends..........................................................................      91
     SECTION 5.13.   Interest Rate Protection...........................................................      91
     SECTION 5.14.   Corporate Separateness.............................................................      91
     SECTION 5.15.   Business of Restricted Subsidiaries................................................      92
     SECTION 5.16.   Business of Waterstone Insurance, Inc..............................................      92
     SECTION 5.17.   Collateral, etc....................................................................      92
     SECTION 5.18.   Additional Collateral..............................................................      93
     SECTION 5.19.   Landlord Waivers...................................................................      96

ARTICLE VI. NEGATIVE COVENANTS..........................................................................      96

     SECTION 6.01.   Indebtedness.......................................................................      96
     SECTION 6.02.   Dividends and Distributions........................................................      99
     SECTION 6.03.   Capital Expenditures...............................................................     100

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     SECTION 6.04.   Liens..............................................................................     101
     SECTION 6.05.   Priority of Loan Payments..........................................................     103
     SECTION 6.06.   Sale and Lease-Back Transactions...................................................     104
     SECTION 6.07.   Investments, Loans and Advances....................................................     104
     SECTION 6.08.   Mergers, Consolidations, Sales of Assets and Acquisitions..........................     106
     SECTION 6.09.   Transactions with Affiliates and Stockholders......................................     108
     SECTION 6.10.   Modification of Certain Instruments................................................     109
     SECTION 6.11.   Amendment of Constitutive Documents; Change in Corporate Structure.................     109
     SECTION 6.12.   Business of Holdings and Restricted Subsidiaries...................................     110
     SECTION 6.13.   Restrictive Agreements.............................................................     110
     SECTION 6.14.   Interest Coverage Ratio............................................................     110
     SECTION 6.15.   Leverage Ratio.....................................................................     110
     SECTION 6.16.   Tax Sharing........................................................................     111
     SECTION 6.17.   Inactive Subsidiaries..............................................................     111
     SECTION 6.18.   Amendments to Transaction Documents; Certain Actions under Transaction Documents...     111

ARTICLE VII. EVENTS OF DEFAULT..........................................................................     111

ARTICLE VIII. AGENTS....................................................................................     114

ARTICLE IX. MISCELLANEOUS...............................................................................     117

     SECTION 9.01.   Notices............................................................................     117
     SECTION 9.02.   Survival of Agreement..............................................................     118
     SECTION 9.03.   Binding Effect.....................................................................     118
     SECTION 9.04.   Successors and Assigns.............................................................     119
     SECTION 9.05.   Expenses; Indemnity................................................................     122
     SECTION 9.06.   Right of Set-off; Sharing..........................................................     124
     SECTION 9.07.   Applicable Law.....................................................................     125
     SECTION 9.08.   Waivers; Amendment.................................................................     125
     SECTION 9.09.   Interest Rate Limitation...........................................................     126
     SECTION 9.10.   Entire Agreement...................................................................     126
     SECTION 9.11.   Waiver of Jury Trial...............................................................     126
     SECTION 9.12.   Severability.......................................................................     126
     SECTION 9.13.   Counterparts.......................................................................     126
     SECTION 9.14.   Headings...........................................................................     127
     SECTION 9.15.   Jurisdiction; Consent to Service of Process........................................     127
     SECTION 9.16.   Conversion of  Currencies..........................................................     127
     SECTION 9.17.   Releases of Guarantees and Liens...................................................     128
     SECTION 9.18.   Confidentiality....................................................................     128

Exhibits

Exhibit A-1       Revolving Credit Note
Exhibit A-2       Tranche A Term Note
Exhibit A-3       Tranche B Term Note
Exhibit A-4       Swingline Note
Exhibit A-5       Canadian Revolving Credit Note
Exhibit A-6       Additional Revolving Credit Note
Exhibit A-7       Intercompany Note
Exhibit A-8       Supplemental Revolving Credit Note
Exhibit A-9       Tranche A-1 Term Note
Exhibit B         Assignment and Acceptance
Exhibit C         Administrative Questionnaire
Exhibit D         Form of Opinion
Exhibit E         Form of Compliance Certificate
Exhibit F-1       Form of Guarantee and Collateral Agreement
Exhibit F-2       Form of Canadian Guarantee and Collateral Agreement
Exhibit G-1       Form of U.S. Mortgage
Exhibit G-2       Form of Canadian Mortgage

Schedules

1.01(A)           Applicable Margin
1.01(B)           Applicable Prepayment Percentage
1.01(C)           Additional Designated Persons
1.01(D)           Subordination Terms
1.01(E)           Mortgaged Property
1.01(F)           Specified Business
2.01              Commitments
2.11              Term Loan Amortization Schedule
2.26              Form of Bankers Acceptance
3.07              Options and Rights Regarding Holdings
                  Capital Stock
3.12(A)           Subsidiaries of Holdings
3.12(B)           Outstanding Commitments Relating to Capital Stock
3.17              Tax Matters
6.01              Existing Intercompany Indebtedness
6.04              Existing Liens
6.07              Existing Investments

                                    CREDIT AGREEMENT, dated as of December 20,
                           2001, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CANADA INC., a Canadian corporation ("Collins & Aikman Canada"), COLLINS & AIKMAN PLASTICS, LTD., a Canadian corporation ("Collins & Aikman Plastics," and collectively with Collins & Aikman Canada, the "Canadian Borrowers"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions parties hereto (as hereinafter further defined, the "Lenders"), CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent"), DEUTSCHE BANC SECURITIES INC. and MERRILL LYNCH CAPITAL CORPORATION, as co-documentation agents (the "Co-Documentation Agents"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent"), and JPMORGAN CHASE, BANK TORONTO BRANCH, a Canadian chartered bank ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent").

                  The Company, Holdings and Textron Inc., a Delaware corporation ("Textron"), have entered into the Purchase Agreement, dated as of August 7, 2001, as amended and restated as of November 30, 2001 (together will all the exhibits, schedules, annexes and amendments thereto and all other documents executed in connection therewith, the "Tac-Trim Purchase Agreement") pursuant to which the Company is to acquire (the "Acquisition") all the outstanding capital stock of certain Textron subsidiaries (the "Tac-Trim Subsidiaries") that comprise the automotive interior and exterior trim businesses of Textron on the Closing Date (as defined below). After giving effect to the Acquisition, the Tac-Trim Subsidiaries (other than the Brazilian Subsidiary (as defined below)) will be wholly owned subsidiaries of the Company.

                  In connection with the Acquisition, (a) Heartland Industrial Partners, L.P. ("Heartland"), certain of its affiliates (including investors in Heartland) and certain other investors (collectively, the "Investors") will purchase newly issued common equity (the "Investor Common Equity") of Holdings for approximately $160,000,000 in cash, of which Heartland and certain of its limited partner co-investors will provide approximately $100,000,000 and the proceeds of which will be contributed to the Company, (b) Holdings will issue to Textron 18,000,000 newly issued shares of common equity ("Seller Common Equity") of Holdings, (c) the Company will issue to Textron newly issued preferred stock ("Seller Preferred") of the Company having an original aggregate liquidation preference of $326,400,000, consisting of a Series A tranche (the "Series A Seller Preferred") with an original aggregate liquidation preference of $182,700,000, a Series B tranche with an original aggregate liquidation preference of $123,700,000 and a Series C tranche with an original aggregate liquidation preference of $20,000,000, (d) on or prior to the Closing Date and pursuant to Section 5.21 of the Tac-Trim Purchase Agreement, Textron or one of its affiliates (the "Lessor") will enter into a synthetic operating lease or other off-balance-sheet lease arrangement (the "Textron Sale/Leaseback Financing") pursuant to which certain equipment (the "Textron Sale/Leaseback Assets") included in the business conducted by the Tac-Trim Subsidiaries will be leased by the Company or its Subsidiaries on the Closing Date, and (e) on the Closing Date and pursuant to the Tac-Trim Purchase Agreement, the Company will acquire a 50% equity interest in Textron Automotive Holdings (Italy) S.r.l. (together with its subsidiaries and related assets, "Italian JV"), with Textron or its Subsidiaries retaining an equity interest in the Italian JV of not less than 40% (which has a value of approximately $18,600,000).

                  In connection with the Acquisition, (a) the Company has requested that the Lenders, and the Lenders have agreed to, make available the senior secured credit facilities described herein, (b) the Company will issue not less than $500,000,000 in aggregate principal amount of its senior unsecured notes (the "Senior Unsecured Notes"), and (c) the Receivables Subsidiary (as defined below) will obtain an off-balance-sheet receivables purchase facility (the "Receivables Facility") in an aggregate committed amount of $250,000,000, of which the amount set forth in Section 4.02(c)(vii) is expected to be funded on the Closing Date (the "Receivables Facility Proceeds").

                  In connection with the Acquisition, (a) the existing indebtedness and capital lease obligations of the Tac-Trim Subsidiaries outstanding on the Closing Date will remain outstanding (the "Assumed Indebtedness"), (b) the Company will refinance all of its indebtedness under its credit agreement, as amended and restated as of February 23, 2001 and for which JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) acts as the administrative agent (the "Existing Credit Agreement") and (c) the Receivable Subsidiary will replace its existing receivable transfer agreement, dated as of December 27, 1999 (the transactions described in this paragraph and the immediately preceding two paragraphs, together with the Acquisition and the other transactions contemplated hereby, are collectively referred to herein as the "Transactions").

                  Accordingly, the Company, the Canadian Borrowers, Holdings, the Lenders, the Issuing Banks and the Agents agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

                           "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                           "ABR Loan" shall mean any ABR Tranche A Term Loan, ABR Tranche A-1 Term Loan, ABR Tranche B Term Loan, ABR Revolving Loan, ABR Supplemental Revolving Loan or Swingline Loan.

                           "ABR Revolving Loan" shall mean any Revolving Loan, Additional Revolving Loan or Canadian Revolving Loan in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                           "ABR Supplemental Revolving Loan" shall mean any Supplemental Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                           "ABR Tranche A Term Loan" shall mean any Tranche A Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                           "ABR Tranche A-1 Term Loan" shall mean any Tranche A-1 Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                           "ABR Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                           "Acceptance Fee" shall mean a fee payable in C$ by the applicable Canadian Borrower to the Canadian Administrative Agent for the benefit of a Canadian Lender with respect to the acceptance of a B/A, calculated on the face amount of the B/A at the rate per annum (which shall not be less than 2.75%) equal to the Applicable Margin therefor on the basis of the number of days in the applicable Contract Period (inclusive of the first day and exclusive of the last day) and a year of 365 days.

                           "Acquired Assets" means (a) with respect to any fiscal year, the tangible assets acquired pursuant to a Permitted Business Acquisition during such fiscal year determined at the time of the Permitted Business Acquisition in accordance with GAAP (the "Specified Amount"), provided that if such Permitted Business Acquisition is not consummated during the first quarter of such fiscal year, Acquired Assets shall be determined for purposes of this clause
         (a) by multiplying the Specified Amount by (i) .75 if such Permitted Business Acquisition is consummated during the second quarter of such fiscal year, (ii) .50 if such Permitted Business Acquisition is consummated during the third quarter of such fiscal year and (iii) .25 if such Permitted Business Acquisition is consummated during the fourth quarter of such fiscal year and (b) with respect to any fiscal year thereafter, the Specified Amount.

                           "Additional Revolving Credit Commitments" shall have the meaning assigned such term in Section 2.27.

                           "Additional Revolving Credit Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-6, evidencing Additional Revolving Loans.

                           "Additional Revolving Lender" shall mean each Canadian Lender (or, if a Canadian Lender is a Canadian Schedule II chartered bank, the affiliate of such Lender that is a Revolving Lender).

                           "Additional Revolving Loans" shall mean any revolving loans made to the Company under the Additional Revolving Credit Commitments. Each Additional Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                           "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period and for purposes of determining the Supplemental Revolving Eurodollar Rate for any Interest Period pursuant to Section 2.01(o), an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
         (a) the greater of (i) the LIBO Rate in effect for such Interest Period and (ii) (x) 2% per annum with respect to Eurodollar Tranche A-1 Term Loans and Eurodollar Supplemental Revolving Loans and for purposes of determining the Supplemental Revolving Eurodollar Rate pursuant to
         Section 2.01(o) and (y) 3% per annum otherwise and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Interest Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, the term "LIBO Rate" shall mean the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to JPMorgan Chase Bank's portion (or, if JPMorgan Chase Bank shall not have any portion, the portion of the Lender having the largest applicable Type of Loan) of the applicable Eurodollar Borrowing (or, in the case of a determination of the Supplemental Revolving Eurodollar Rate pursuant to Section 2.01(o), an amount reasonably determined by the Administrative Agent) and for a period comparable to the applicable Interest Period are offered to

         JPMorgan Chase Bank's office in which its eurodollar operations in respect of eurodollar loans are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Interest Period.

                           "Administrative Questionnaire" shall mean an
         Administrative Questionnaire substantially in the form of Exhibit C.

                           "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                           "Agency Fees" shall have the meaning assigned to such term in Section 2.05(b).

                           "Agents" shall mean the collective reference to the Administrative Agent, the Canadian Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Collateral Agent, and the Canadian Collateral Agent.

                           "Agreement" shall mean this Agreement, as in effect on the Closing Date, as amended, supplemented or otherwise modified from time to time.

                           "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum (which shall not be less than 4%) publicly announced from time to time by JPMorgan Chase Bank as its prime rate for dollars in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. For the purposes of any Canadian Revolving Credit Borrowing, Alternate Base Rate means the rate of interest per annum equal to the greater of (a) the floating annual rate of interest calculated from time to time by the Canadian Administrative Agent as the base rate which it will use to determine rates of interest on dollar Borrowings to customers in Canada and designated as its U.S. base rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

                           "Applicable Agent" shall mean (i) the Administrative Agent with respect to the Revolving Credit Commitments, the Additional Revolving Credit Commitments, the Supplemental Revolving Credit Commitments and any Term Loans made to the Company and (ii) the Canadian Administrative Agent with respect to the Canadian Revolving Credit Commitments.

                           "Applicable Collateral Agent" shall mean (i) for the Lenders, with respect to the U.S. Security Documents, the Collateral Agent and (ii) for the Canadian Lenders, with respect to the Canadian Security Documents, the Canadian Collateral Agent.

                           "Applicable Excess Cash Flow Prepayment Percentage" shall mean initially 75% or, if the Applicable Level at any time is higher than Level III, the Excess Cash Flow Prepayment Percentage set forth in Schedule 1.01(B) opposite the Applicable Level in effect on the last day of the fiscal year to which the prepayment relates.

                           "Applicable Level" shall mean at any time the highest of Level I, Level II, Level III, Level IV and Level V in effect determined in accordance with Schedule 1.01(A).

                           "Applicable Margin" shall mean (i) with respect to Revolving Loans, Swingline Loans, Tranche A Term Loans, B/As and Canadian Prime Rate Loans, (a) for any date on or after the Closing Date to but excluding the first day after delivery of the financial statements of Holdings for the fiscal quarter of Holdings ending June 30, 2002, (x) with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans which are Eurodollar Loans and B/As, 3.75% and (y) with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans which are ABR Loans and Canadian Prime Rate Loans, 2.75% and (b) for any date on or after the first day after delivery of the financial statements referred to in the immediately preceding clause (a) above, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of the Holdings' fiscal quarter most recently ended as of such date; (ii) with respect to Tranche B Term Loans, (a) with respect to Tranche B Term Loans which are Eurodollar Loans, 4.00% and (b) with respect to Tranche B Term Loans which are ABR Loans, 3.00%; and (iii) with respect to Supplemental Revolving Loans and Tranche A-1 Term Loans, (a) with respect to Supplemental Revolving Loans and Tranche A-1 Term Loans which are Eurodollar Loans, 4.00% and (b) with respect to Supplemental Revolving Loans and Tranche A-1 Term Loans which are ABR Loans, 3.00%. Notwithstanding the foregoing, if at any time the Leverage Ratio as of the last day of Holdings' fiscal quarter most recently ended is greater than 3.50:1.00 or 4.00:1.00, the Applicable Margin with respect to Tranche B Loans shall be increased by 0.50% and 0.75%, respectively.

                           "Applicable Percentage" shall mean (w) with respect to any Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment, (x) with respect to any Additional Revolving Lender, the percentage of the aggregate Additional Revolving Credit Commitments represented by such Additional Revolving Lender's Additional Revolving Credit Commitment, (y) with respect to any Canadian Lender, the percentage of the aggregate Canadian Revolving Credit Commitments represented by such Canadian Lender's Canadian Revolving Credit Commitment and (z) with respect to any Supplemental Revolving Lender, the percentage of the Total Supplemental Revolving Credit Linked Deposit Amount represented by such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Deposit Amount.

                           "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by JPMorgan Chase Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at JPMorgan Chase Bank's domestic offices.

                           "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                           "Assumed Indebtedness" shall have the meaning given to such term in the recitals to this Agreement.

                           "Bankers' Acceptances" and "B/A" shall mean a bill of exchange denominated in C$ drawn by a Canadian Borrower and accepted by a Canadian Lender in accordance with this Agreement.

                           "Bankers' Acceptances Exposure" shall mean at any time the aggregate amount of Canadian Revolving Credit Borrowings which is outstanding as B/As.

                           "Becker Entities" shall mean Charles E. Becker (or any of his immediate family members, related family trusts, heirs and descendants), Becker Group L.L.C. and any other Affiliate of Charles E. Becker.

                           "Benchmark LIBO Rate" shall have the meaning assigned to such term in Section 2.01(k).

                           "Blackstone" shall mean Blackstone Capital Partners L.P., a Delaware limited partnership.

                           "Blackstone Entities" shall mean Blackstone,
         Blackstone Group, Blackstone Management Partners, L.P., Blackstone Management Associates, L.P. or any of their Affiliates.

                           "Blackstone Group" shall mean The Blackstone Group L.P., a Delaware limited partnership.

                           "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

                           "Borrower Obligations" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

                           "Borrowers" shall mean the collective reference to the Company and the Canadian Borrowers; any of them, a "Borrower".

                                                                               7
                           "Borrowing" shall mean (i) a group of Loans of a single Type made to a Borrower on a single date and as to which a single Interest Period is in effect and (ii) a group of Bankers' Acceptances purchased on a single date and as to which a single Contract Period is in effect.

                           "Brazilian Subsidiary" shall mean, collectively, Plascar Industria e Comerica Ltda. and its subsidiaries.

                           "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with (a) Eurodollar Loan, (b) a determination of the Benchmark LIBO Rate or (c) a determination of a Supplemental Revolving Eurodollar Rate pursuant to Section 2.01(o), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; and provided, further, that when used in connection with a Canadian Revolving Loan, the term "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the Province of Ontario) on which banks are open for business in Toronto, Canada.

                           "Canadian Administrative Agent" shall mean JPMorgan Chase Bank, Toronto Branch, and its successors, as administrative agent for the Canadian Lenders.

                           "Canadian B/A Borrowing" shall mean a Canadian Revolving Credit Borrowing comprised of Bankers' Acceptances.

                           "Canadian Borrower Obligations" shall have the meaning assigned to such term in the Canadian Guarantee and Collateral Agreement.

                           "Canadian Borrowers" has the meaning given thereto in the recitals hereto.

                           "Canadian Collateral" shall mean all assets of the Loan Parties, now or hereafter acquired, upon which a Lien is intended to be created by this Agreement or any Canadian Security Document.

                           "Canadian Collateral Agent" shall mean JPMorgan Chase Bank, Toronto Branch, as Collateral Agent under the Canadian Guarantee and Collateral Agreement and the other Canadian Security Documents.

                           "Canadian dollars" and "C$" shall mean lawful currency of Canada.

                           "C$ Canadian Borrowing" shall mean a Borrowing denominated in C$.

                           "C$ Prime Rate" shall mean, on any day, the annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

                           (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on C$ denominated commercial loans in Canada; and

                           (b)  the annual rate of interest equal to the sum of
                                (A) the CDOR Rate in effect on such date and (B) 1%.

                           "Canadian Guarantee and Collateral Agreement" shall mean the Canadian Guarantee and Collateral Agreement to be executed and delivered by the Canadian Borrowers and each Canadian Guarantor, substantially in the form of Exhibit F-2, as the same may be amended, supplemented or otherwise modified from time to time.

                           "Canadian Guarantors" shall mean Canadian Holdings, each Canadian Borrower and each Restricted Subsidiary (other than Inactive Subsidiaries) of Canadian Holdings or either Canadian Borrower and each other subsidiary of Canadian Holdings or either Canadian Borrower that becomes a party to the Canadian Guarantee and Collateral Agreement.

                           "Canadian Holdings" shall mean Collins & Aikman Holdings Canada Inc.

                           "Canadian Lenders" shall mean Lenders having Canadian Revolving Credit Commitments. Each Canadian Lender shall be a Canadian Scheduled Lender.

                           "Canadian Mortgaged Properties" shall mean, as of the Closing Date, the real immoveable properties listed on Schedule 1.01(E), as to which the Canadian Collateral Agent for the benefit of the Canadian Lenders shall be granted a Lien pursuant to the Canadian Mortgages and any other real or immoveable property mortgaged under a Canadian Mortgage in accordance with Section 5.18.

                           "Canadian Mortgages" shall mean each of the charge/mortgage of land and/or the fixed and floating charge debenture, deed of hypothec on immoveable property and the related documents, in each case made by a Canadian Borrower and/or the Canadian Guarantors in favor of, or for the benefit of, the Canadian Collateral Agent for the benefit of the Canadian Lenders, substantially in the form of Exhibit G-2 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                           "Canadian Obligations" shall mean the "Canadian Obligations" as defined in the Canadian Guarantee and Collateral Agreement.

                           "Canadian Prime Rate Borrowing" shall mean a
         Borrowing comprised of Canadian Prime Rate Loans.

                           "Canadian Prime Rate Loan" shall mean a Canadian Revolving Loan denominated in C$ which bears interest at a rate based upon the C$ Prime Rate.

                           "Canadian Revolving Credit Borrowing" shall mean a group of Canadian Revolving Loans made to a Canadian Borrower on a single date and as to which a single Interest Period is in effect.

                           "Canadian Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans to the Canadian Borrowers hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09 or reduced or increased pursuant to
         Section 2.27. The aggregate Canadian Revolving Credit Commitments are initially $75,000,000.

                           "Canadian Revolving Credit Maturity Date" shall have the same meaning as the Tranche A Term Loan Maturity Date.

                           "Canadian Revolving Credit Note" shall mean a promissory note of a Canadian Borrower, substantially in the form of Exhibit A-5, evidencing Canadian Revolving Loans (other than Canadian B/A Borrowings).

                           "Canadian Revolving Loans" shall mean the revolving loans (including loans made through B/As) made to either Canadian Borrower pursuant to Section 2.01(e). Each Canadian Revolving Loan denominated in dollars shall be a Eurodollar Revolving Loan or an ABR Revolving Loan. Each Canadian Revolving Loan denominated in Canadian dollars shall be a Canadian Prime Rate Loan or a Canadian B/A Borrowing.

                           "Canadian Schedule II Chartered Lender" shall mean each Canadian Lender that is (i) a Schedule II chartered bank under the Bank Act (Canada) or (ii) each Canadian Lender that is listed on
         Schedule III of the Bank Act (Canada).

                           "Canadian Scheduled Lender" shall mean any person named on Schedule I to the Bank Act (Canada), Schedule II to the Bank Act (Canada) or Schedule III to the Bank Act (Canada).

                           "Canadian Security Documents" shall mean the collective reference to the Canadian Guarantee and Collateral Agreement, the Canadian Mortgages and all other documents, hypothecs or instruments hereafter delivered to the Canadian Collateral Agent for the benefit of the Canadian Lenders granting a Lien on any asset or assets of any person to secure the Canadian Obligations.

                           "Capital Expenditures" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period (but not including Permitted Business Acquisitions or Investments permitted pursuant to Section 6.07(k)). For the purposes hereof, the amount of any Capital Expenditure shall not include (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to Section 6.08 (h) or (j) which is applied to the purchase of replacement assets or properties within 12 months of the receipt thereof, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries.

                           Notwithstanding the foregoing and any contrary provision herein, to the extent that the Borrowers or any Restricted Subsidiary purchases, leases or otherwise acquires assets from any person in a manner which would be subject to Section 6.08 and, but for the first parenthetical herein, would constitute a Capital Expenditure, Holdings may elect to treat the expenditure for such transaction as a Capital Expenditure and such expenditure shall be deemed to be a Capital Expenditure and shall not be subject to the restrictions of
         Section 6.08.

                           "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                           "Cash Interest Expense" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

                           "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rate applicable to Canadian dollar bankers' acceptances displayed and identified as such on the "Reuters Screen CAD-CDOR Page" as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such rates do not appear on the Reuters Screen CAD-CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the simple arithmetic average of the 30-day discount rates applicable to Canadian dollar bankers' acceptances quoted by the Canadian Revolving Lenders as of 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If fewer than three of the reference Lenders quote the aforementioned rate on the days and at the times prescribed above, the "CDOR Rate" shall be such other rate or rates as the parties may agree. The CDOR Rate shall not be less than 3% per annum.

                           "Certificate of Designation" shall mean the Certificate of Designation to be filed with the Secretary of State of Delaware on or before the Closing Date and governing the terms of the Seller Preferred, together with all instruments and other agreements directly related thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Sections 6.10 and 6.18.

                           A "Change in Control" shall be deemed to have occurred if (a) Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement), 100% of the issued and outstanding capital stock (other than the Seller Preferred) of the Company; (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) (other than (i) any Designated Person or (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings; or (d) a "change of control" (however denominated) shall occur under the Senior Unsecured Notes Indenture, the Subordinated Notes Indenture, any agreement evidencing Permitted Additional Senior Unsecured Notes or Permitted Subordinated Indebtedness or a Permitted Subordinated Notes Refinancing or the Certificate of Designation. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if (i) any Heartland Entity, Blackstone Entity or WP Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder or
         (ii) such holder shall have agreed to vote to elect as directors the nominees or designees of the Heartland Entities for the Board of Directors of Holdings.

                           "Charges" shall have the meaning assigned to that term in Section 9.09.

                           "Charitable Subsidiary" shall mean any Subsidiary that qualifies as an exempt organization under Section 501(c)(3) of the Code.

                           "Closing Date" shall mean the date on which the conditions set forth in Section 4.02 have been satisfied, which date shall occur on or prior to December 31, 2001.

                           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                           "Collateral" shall mean all assets of the Loan Parties (other than Excluded Collateral), now or hereafter acquired, upon which a Lien is intended to be created by this Agreement or any Security Document.

                           "Collateral Agent" shall mean JPMorgan Chase Bank, as Collateral Agent under the Guarantee and Collateral Agreement and the U.S. Security Documents.

                           "Collateral Delivery Date" shall mean March 15, 2002.

                           "Commitment" shall mean, with respect to any Lender, such Lender's Swingline Loan Commitment, Revolving Credit Commitment, Additional Revolving Credit Commitment, Canadian Revolving Credit Commitment, and Supplemental Revolving Credit Linked Deposit Amount.

                           "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                           "Company" has the meaning given thereto in the recitals hereto.

                           "Compliance Certificate" shall have the meaning assigned to such term in Section 5.04(c).

                           "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.13, 2.15, 2.18 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                           "Confidential Information Memorandum" shall mean the Confidential Information Memorandum relating to this Agreement, dated December 2001, delivered to the Lenders prior to the Closing Date and any other Confidential Information relating to this Agreement, delivered to the Lenders and prepared in connection with syndication of this Agreement.

                           "Contaminants" shall mean those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

                           "Continuing Directors" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the Closing Date and (ii) all members of the Board of Directors of Holdings who assumed office after the Closing Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then Continuing Directors or nominated by a Designated Person.

                           "Contract Period" shall mean the term of a B/A selected by a Canadian Borrower in accordance with Section 2.26 commencing on the borrowing date, rollover date or conversion date of such B/A, as the case may be, of such B/A and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, in all cases subject to availability, provided that no Contract Period shall extend beyond the Canadian Revolving Credit Maturity Date.

                           "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                           "Credit Agreement Creditors" shall mean the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders.

                           "Current Assets" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

                           "Current Liabilities" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt,
         (ii) accruals of Interest Expense (other than Interest Expense which is due and unpaid, which shall be included in determining Current Liabilities), dividends payable on the Seller Preferred (other than such dividends paid in cash, which shall be included in determining Current Liabilities) and losses or expenses on the sale of receivables to the Finance Subsidiary, (iii) Revolving Loans, Supplemental Revolving Loans, Additional Revolving Loans and Canadian Revolving Loans, classified as current, (iv) accruals of transaction costs resulting from the Transactions and (v) accruals of any costs or expenses related to severance or termination of employees accrued prior to the Closing Date.

                           "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                           "Designated Persons" shall mean any one or more of the Heartland Entities, the Blackstone Entities, the WP Entities and the persons listed on Schedule 1.01(C).

                           "Discount Proceeds" shall mean for any B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable borrowing date, rollover date or conversion date, as the case may be, by multiplying:

                           (i)  the face amount of the B/A; by

                           (ii) the quotient of one divided by the sum of one
                                plus the product of:

                                1. the Discount Rate (expressed as a decimal)
                                   applicable to such B/A, and

                                2. a fraction, the numerator of which is the
                                   number of days in the Contract Period of the B/A (inclusive of the first day and exclusive of the last day) and the denominator of which is 365.

         with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

                           "Discount Rate" shall mean, with respect to any Canadian Lender, as applicable to a B/A being purchased by such Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the Canadian Administrative Agent as the percentage discount rate at which the Canadian Administrative Agent would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase Bankers' Acceptances accepted by it having a face amount and term comparable to the face amount and term of such B/A. The Discount Rate shall not be less than 3% per annum.

                           "dollars" or "$" shall mean lawful money of the United States of America. Except as otherwise provided herein, all Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Company and the Canadian Borrowers under the Loan Documents shall be in dollars.

                           "$ Canadian Borrowing" shall mean a Canadian
         Revolving Credit Borrowing denominated in $.

                           "Dollar Equivalent Amount" shall mean with respect to
         (i) any Canadian Revolving Loan or Letter of Credit denominated in C$ or any B/A, the equivalent amount in dollars of such Canadian Revolving Loan, Letter of Credit or B/A, as determined by the Canadian Administrative Agent using The Bank of Canada "noon rate", (ii) the amount of any Indebtedness of a Foreign Restricted Subsidiary under
         Section 6.01(a) or (o) denominated in a Foreign Currency on any date, the equivalent amount in dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate, (iii) any amount denominated in dollars, such amount in dollars and (iv) any Letter of Credit denominated in a Foreign Currency, the equivalent amount in dollars of such Letter of Credit, as determined by the Administrative Agent using the Exchange Rate.

                           "Domestic Restricted Subsidiary" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Company (including any dual incorporated subsidiary that is treated as a Domestic Restricted Subsidiary for tax purposes).

                           "EBITDA" shall mean, without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) after-tax income from continuing and discontinued operations, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables), (v) amortization expense, (vi) other non-cash items reducing income from continuing and discontinued operations, all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in conformity with GAAP, (vii) other income and expense; (viii) the non-cash portion of non-recurring charges, (ix) all management fees and other fees paid during such period to Heartland pursuant to the Heartland

         Management Agreement to the extent permitted by Section 6.09, (x) fees, charges and expenses in connection with the Transactions, (xi) non-recurring reasonable and customary fees and expenses, which are customary or consistent with past practices, of Holdings, the Borrower or any Restricted Subsidiaries related to any future issuance of capital stock, incurrence of Indebtedness or other financing transaction; (xii) to the extent reducing income from continuing and discontinued operations, cash restructuring charges and non-recurring cash integration expenses incurred in fiscal year 2002, provided that the amounts referred to in this clause (xii) shall not exceed, as applicable: (a) $25,000,000 in the aggregate for the purposes of determining the Applicable Margin or (b) $55,000,000 in the aggregate for all other purposes; (xiii) to the extent reducing income from continuing and discontinued operations, cash dividends paid on the Seller Preferred; (xiv) to the extent reducing income from continuing and discontinued operations, non-cash charges from the issuing of options to management of Holdings at below market prices; (xv) pro forma adjustments for acquisition-related savings (other than in connection with the Transactions) permitted under Regulation S-X or reasonably consistent with the purposes of Regulation S-X as determined in good faith by the Company, (xvi) to the extent reducing income from continuing and discontinued operations, costs directly related to the closing of the former corporate headquarters in Charlotte, N.C., the downsizing of the Troy, Reddich and other European operations and the out-sourcing of the Company's transportation and fulfillment department operations, provided that the amounts referred to in this clause (xvi) shall not exceed $6,000,000 in the aggregate; (xvii) for purposes of
         Section 6.14 and 6.15 only, to the extent reducing income from continuing and discontinued operations for the fiscal quarter ended September 30, 2003 only, costs and charges not to exceed $20,000,000 arising from the restructuring plans announced by the Company in August 2003 and fees and expenses associated with the Third Amendment dated as of September 23, 2003 to this Agreement and (xviii) for purposes of
         Section 6.14 and 6.15 only, to the extent reducing income from continuing and discontinued operations for any fiscal quarter ending after September 30, 2003, costs and charges not to exceed $11,000,000 arising from the restructuring plans announced by the Company in August 2003 and fees and expenses associated with the Fourth Amendment dated as of October 7, 2003 to this Agreement; provided, however, that for purposes of calculating the Leverage Ratio under Section 6.15, EBITDA shall include, in addition, the pro forma EBITDA of any person (calculated as aforesaid but with respect to such person and its subsidiaries on a consolidated basis and after giving effect to pro forma adjustments) prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or is consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries. For purposes of calculating EBITDA (i) for the fiscal quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, EBITDA for such fiscal quarters shall be deemed to be $100,100,000, $132,000,000 and $73,400,000, respectively, and (ii) for the fiscal quarter ending December 31, 2001, EBITDA for such fiscal quarter shall be deemed to be the actual EBITDA for such fiscal quarter (calculated as set forth above) plus cash charges not to exceed $5,500,000.

                           "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or proceeding by any Governmental Authority or, if any Responsible Officer of Holdings has knowledge of it, by any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant or odor, (ii) the presence, use, handling, transportation, storage, treatment or the disposal of Contaminants in connection with the operation of the facilities to which such Release relates or (iii) the violation or alleged violation of any Environmental Law.

                           "Environmental Law" shall mean any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the management, Release or threatened Release of Contaminants or noxious odor, including the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. Sections 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

                           "Environmental Permit" shall mean any permit, approval, authorization, license, variance, or permission required from any Governmental Authority pursuant to any applicable Environmental Law.

                           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                           "ERISA Affiliate" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

                           "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                           "Eurodollar Loan" shall mean any Eurodollar Tranche A Term Loan, Eurodollar Tranche A-1 Term Loan, Eurodollar Tranche B Term Loan, Eurodollar Revolving Loan or Eurodollar Supplemental Revolving Loan.

                           "Eurodollar Revolving Loan" shall mean any Revolving Loan, Additional Revolving Loan or Canadian Revolving Loan in dollars bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 11.

                           "Eurodollar Supplemental Revolving Loan" shall mean any Supplemental Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                           "Eurodollar Tranche A Term Loan" shall mean any Tranche A Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                           "Eurodollar Tranche A-1 Term Loan" shall mean any Tranche A-1 Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                           "Eurodollar Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                           "Event of Default" shall have the meaning assigned to such term in Article VII.

                           "Excess Cash Flow" shall mean for any period (i) the Net Income for such period plus (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income minus (plus) (iii) additions (reductions, other than reductions attributable solely to Specified Asset Sales) to working capital for such period (i.e., the increase or decrease in Current Assets of Holdings and the Restricted Subsidiaries minus Current Liabilities of Holdings and the Restricted Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) minus (iv) the amount of Capital Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings minus (v) the sum of (a) scheduled Loan repayments made during such period pursuant to Section 2.11, (b) optional prepayments of the Term Loans made during such period pursuant to Section 2.12(a) and (c) Revolving Loan, Additional Revolving Loan, Canadian Revolving Credit Loan and Supplemental Revolving Loan repayments made during such period that were required to be made as a result of voluntary reductions of the Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments pursuant to
         Section 2.09(b) or of the Total Supplemental Revolving Credit Linked Deposit Amount pursuant to Section 2.09(e) minus (vi) scheduled mandatory payments of principal of Indebtedness of Holdings and the Restricted Subsidiaries other than the Loans made during such period minus (vii) fees and expenses paid in cash in connection with the Transactions to the extent not deducted in determining Net Income minus
         (viii) amounts paid in cash during such period pursuant to Section 8.4 of the Tac-Trim Purchase Agreement.

                           "Excess Supplemental Revolving Credit Linked Deposit Amount" shall mean at any time the excess, if any, of (a) the Total Supplemental Revolving Credit Linked Deposit Amount over (b) the sum of Supplemental Revolving Loans and Supplemental Revolving Letter of Credit Exposure.

                           "Exchange Rate" shall mean with respect to any Foreign Currency on any Business Day, the rate at which such Foreign Currency may be exchanged into dollars, as set forth in the Wall Street Journal on such Business Day. In the event that such rate does not appear in the Wall Street Journal on such Business Day, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

                           "Excluded Collateral" shall mean (i) the Textron Sale/Leaseback Assets and the Textron Sale/Leaseback Mortgaged Properties to the extent such assets are leased or mortgaged pursuant to the Textron Sale/Leaseback Financing or a Permitted Textron Sale/Leaseback Refinancing in a transaction permitted by this Agreement; (ii) the Manchester Property (but, at any time after such real property has been sold in connection with an existing sale/leaseback transaction, only for so long as such real property is subject to such sale/leaseback transaction), provided that if the Manchester Property is not sold and leasebacked in connection with such existing sale/leaseback transaction prior to June 30, 2002, the Manchester Property shall not thereafter be Excluded Collateral; (iii) until June 30, 2002, the Marshall Property, (iv) the real properties subject to, and the Canadian equipment securing, the GECC Phase II Lease (but, in each case, only for so long as such real property or equipment, as the case may be, is subject to the GECC Phase II Lease);
         (v) accounts receivable, related security, collections and proceeds with respect thereto sold, or purported to be sold, pursuant to a Permitted Receivables Financing (but only for so long as such accounts receivable, related security, collections and proceeds are subject to a Permitted Receivables Financing); (vi) any assets as to which the Applicable Agent shall determine in its reasonable discretion that the costs of obtaining a security interest are excessive in relation to the value of the security to be afforded thereby; (vii) assets hereafter acquired and subject to a then existing Lien permitted under Section 6.04(a), (b) (insofar as it relates to assets subject to a Lien existing at the time of acquisition and not created in contemplation thereof), (h), (j), (n), (p), (r) and (u) (in each case to the extent the documents creating such encumbrance or applicable law prohibit such assets from becoming Collateral hereunder); (viii) all motor vehicles covered by a certificate of title or ownership; (ix) any license, contract, agreement, lease or other instrument to which any Loan Party is a party to the extent that such Loan Party is prohibited from granting a Lien in its rights thereunder under the terms of such license, contract, agreement, lease or other instrument or under applicable law (other than to the extent that any such terms would be rendered ineffective pursuant to Section 9-406 of revised Article 9 of the UCC of any relevant jurisdiction or any other applicable law and provided that any Receivable or any money or other amounts due or to become due or other right to payment under any such license, contract, agreement or other instrument shall be Collateral and shall not be Excluded Collateral); and (x) any shares in the capital of a Nova Scotia unlimited liability company, provided that such shares are pledged under a supplemental share pledge agreement in form and substance reasonably satisfactory to the Collateral Agent and the Canadian Collateral Agent.

                           "Executive Officer" of any corporation shall mean the president, any senior vice president or any vice president of such person.

                           "Existing Credit Agreement" shall have the meaning given to such term in the recitals to this Agreement.

                           "Facilities" shall mean the five credit facilities made available to the Company pursuant to this Agreement consisting of, respectively, the Revolving Credit Commitments (the "Revolving Credit Facility"), the Supplemental Revolving Credit Linked Deposit Amounts (including the Supplemental Revolving Loans made and the Supplemental Revolving Letters of Credit issued thereunder) (the "Supplemental Revolving Credit Facility"), the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans.

                           "Fees" shall mean the Agency Fees, the Fronting Fees, the Commitment Fees, the Letter of Credit Fees and other fees described in Section 2.05.

                           "Fifth Amendment" shall mean the Fifth Amendment dated as of February 13, 2004 to this Agreement.

                           "Fifth Amendment Effective Date" shall mean the "Effective Date", as defined in the Fifth Amendment.

                           "Finance Subsidiary" shall mean Carcorp, Inc. and any other wholly owned subsidiary of the Company that is formed for the sole purpose of engaging in Permitted Receivables Financings.

                           "Financial Officer" of any corporation shall mean the chief financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such corporation.

                           "Foreign Currency" shall mean any available and freely-convertible non-dollar currency selected by the Company and approved by the Administrative Agent and, in the case of a Letter of Credit denominated in a Foreign Currency, the Issuing Bank which has agreed to issue such Letter of Credit.

                           "Foreign Restricted Subsidiary" shall mean any Restricted Subsidiary not organized or incorporated under the laws of the United States of America or any state thereof at least 90% of the capital stock of each class of which is owned directly or indirectly by the Company.

                           "Foreign Subsidiary Letter of Credit" shall mean a Letter of Credit issued to support Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to Section 6.01(o), the Italian JV, except to the extent that Indebtedness has been incurred under clause (viii) of Section 6.01(c), or the Brazilian Subsidiary.

                           "Fronting Fees" shall have the meaning assigned to such term in Section 2.05(c).

                           "Funded Debt" shall mean, as applied to any person, all Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person (it being understood that all Loans shall at all times constitute "Funded Debt" for all purposes hereunder) but excluding all intercompany obligations that would be eliminated in a consolidated balance sheet of such person determined in accordance with GAAP.

                           "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

                           "GECC Phase II Lease" shall mean that certain equipment lease to be entered into on the Closing Date by and between the Company, as lessee, and General Electric Capital Corporation, as lessor, with respect to assets to be sold by certain of the Restricted Subsidiaries to General Electric Capital Corporation.

                           "Governmental Authority" shall mean any
         international, Federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including the National Association of Insurance Commissioners).

                           "Guarantee" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                           "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement substantially in the form of Exhibit F-1 to be executed by Holdings, the Company and each other Guarantor, as amended and in effect from time to time.

                           "Guarantors" shall mean (i) with respect to the Borrower Obligations, Holdings and each Domestic Restricted Subsidiary (other than Inactive Subsidiaries) and (ii) with respect to the Canadian Borrower Obligations of each Canadian Borrower, the Canadian Guarantors.

                           "Hazardous Materials" shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and hazardous substances as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                           "Heartland" has the meaning given thereto in the recitals hereto.

                           "Heartland Entities" shall mean Heartland or any of its Affiliates.

                           "Heartland Management Agreement" shall mean the Services Agreement, dated as of February 23, 2001, as amended as of August 7, 2001, among Heartland, Holdings and the Company, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.18.

                           "Holdings Common Stock" shall mean the Common Stock, par value $.01 per Share, of Holdings.

                           "Inactive Subsidiary" shall mean the Restricted Subsidiaries listed as Inactive Subsidiaries on Schedule 3.12(a) and which Restricted Subsidiaries (i) individually and in the aggregate have no material net assets and (ii) do not engage in any operating activity (other than payroll or the leasing of immaterial property).

                           "Indebtedness" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business),
         (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such person, (d) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such person even though such person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such person in respect of Interest Rate Agreements which, in accordance with the definition of Interest Rate

         Agreement, constitute (or would upon early termination constitute) Indebtedness and (g) all Guarantees by such person of Indebtedness of others. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner; provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                           "Indemnitee" shall have the meaning assigned to that term in Section 9.05(b).

                           "Intercompany Loan" shall mean a loan made by any subsidiary of the Company to the Company or any Domestic Restricted Subsidiary or by any Restricted Subsidiary to any other Restricted Subsidiary.

                           "Intercompany Note" shall mean an intercompany note evidencing Indebtedness owed by the Company or any of its wholly owned subsidiaries to the Company or any of its wholly owned subsidiaries and pledged pursuant to the Security Documents in accordance with Section 6.01(c), in substantially the form of Exhibit A-7 annexed hereto.

                           "Interest Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of (i) Cash Interest Expense of Holdings and the Restricted Subsidiaries on a consolidated basis for such period, (ii) any dividend on the Seller Preferred paid in cash during such period and (iii) and losses on the sale of receivables to the Finance Subsidiary during such period. For purposes of calculating the total amount of clause (b) of this definition for the fiscal quarters ending June 30, 2001, September 30, 2001 and December 31, 2001, such amount for each such fiscal quarter shall be deemed to be $30,000,000.

                           "Interest Expense" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts,
         (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness or another financing transaction (provided that one-time fees may be amortized over the expected life of such Indebtedness or financing, as determined in the reasonable good-faith judgment of the Company, whether or not such amortization is permitted by GAAP) to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, net of all interest income for such period (except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to Interest Rate Agreements entered into as a hedge against interest rate exposure. Notwithstanding the foregoing, Interest Expense shall not include any loss on sales of receivables made pursuant to clause
         (ii) of Section 6.08(g).

                           "Interest Payment Date" shall mean, (i) with respect to any Eurodollar Loan (except as set forth in clause (iii) below), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (ii) with respect to any ABR Loan (except as set forth in clause (iii) below), Canadian

         Prime Rate Loan or Swingline Loan (a) the last day of each March, June, September and December and (b) the Revolving Credit Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche A-1 Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable and (iii) with respect to any Supplemental Revolving Loan, the first Business Day of each calendar month to occur while such Supplemental Revolving Loan is outstanding, the Revolving Credit Maturity Date and, in the case of Eurodollar Supplemental Revolving Loans, the last day of each Interest Period therefor.

                           "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, except with respect to Tranche B Loans, subject to availability (as determined by all applicable Lenders), 9 or 12) months thereafter, as the applicable Borrower may elect, (b) as to any ABR Borrowing, Canadian Prime Rate Loan or Swingline Loan, the period commencing on the date of such Borrowing or Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing or Loan, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche A-1 Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or 2.26, as the case may be, or repaid or prepaid in accordance with Section 2.01(d), 2.11 or 2.12 and (c) for purposes of determining the Supplemental Revolving Eurodollar Rate for purposes of Section 2.01(o)(i) initially, the period commencing on the Fifth Amendment Effective Date and ending on February 29, 2004, and (ii) thereafter, each period commencing on the first day of the next succeeding calendar month and ending on the last day of such succeeding calendar month; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                           "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement dealing with interest rates or currency exchange rates; provided that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; provided further that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

                           "Investment Condition" shall mean with respect to any Investment or Permitted Business Acquisition that the following conditions are satisfied: (i) no Default or Event of Default has occurred or would exist after giving effect thereto; (ii) the final maturity of the Subordinated Notes is extended to December 31, 2008 or later or the Subordinated Notes are refinanced pursuant to a Permitted Subordinated Notes Refinancing; (iii) the aggregate outstanding principal amount of Term Loans does not exceed $240,000,000; and (iv) the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such Investment or Permitted Business Acquisition is less than 2.5 to 1.0.

                           "Investor Common Equity" shall have the meaning given to such term in the recitals to this Agreement.

                           "Investors" shall have the meaning given to such term in the recitals to this Agreement.

                           "Issuing Bank" shall mean, with respect to any Letter of Credit, JPMorgan Chase Bank and its Affiliates including Chase Manhattan Bank (Delaware), the Revolving Lender or Canadian Lender, as the case may be, which has agreed to issue such Letter of Credit.

                           "Italian JV" shall have the meaning given in the recitals hereto.

                           "Joan Entities" shall mean Elkin McCallum, Joan Fabrics Corporation, Western Avenue Dyers L.P., Tyng Textiles LLC and any other Affiliate of Elkin McCallum (or any of his immediate family members, related family trusts, heirs and descendants).

                           "Joan Fabrics" shall mean Collins & Aikman Fabrics, Inc. (formerly known as Joan Automotive Industries, Inc.), together with certain assets of Western Avenue Dyers, L.P.

                           "Lender Affiliate" shall mean (a) any Affiliate of any Lender, (b) any person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or
         (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                           "Lenders" shall mean the persons identified as Lenders in this Agreement, including persons who become Lenders pursuant to Section 9.04 and Conduit Lenders (unless the context otherwise requires).

                           "Lessor" shall have the meaning given in the recitals hereto.

                           "Letter of Credit" shall mean any letter of credit issued by an Issuing Bank pursuant to Section 2.19(a) (including, without limitation, any Foreign Subsidiary Letter of Credit), consisting of Revolving Letters of Credit and Supplemental Revolving Letters of Credit.

                           "Letter of Credit Commitment" shall mean the collective reference to the Revolving Letter of Credit Commitment and the Supplemental Revolving Letter of Credit Commitment.

                           "Letter of Credit Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

                           "Letter of Credit Exposure" shall mean at any time the Dollar Equivalent Amount of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrowers as provided in Section 2.22. Letter of Credit Exposure with respect to Letters of Credit issued for the account of the Company is "Company Letter of Credit Exposure". Letter of Credit Exposure with respect to Letters of Credit issued for the account of one or both of the Canadian Borrowers is "Canadian Borrower Letter of Credit Exposure." Letter of Credit Exposure with respect to Letters of Credit issued under the Revolving Credit Facility is "Revolving Letter of Credit Exposure." Letter of Credit Exposure with respect to Letters of Credit issued under the Supplemental Letter of Credit Facility is "Supplemental Revolving Letter of Credit Exposure."

                           "Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.21.

                           "Leverage Ratio" shall mean, on the last day of any fiscal quarter, the ratio of (a) Funded Debt of Holdings, the Restricted Subsidiaries and the Finance Subsidiary (including, without limitation, the aggregate net investment or equivalent amount under the Receivables Transfer Agreement) as of such date to (b) EBITDA for the period of twelve consecutive fiscal months then ended.

                           "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, hypothec or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                           "Loan Documents" shall mean this Agreement and the Notes, the Letters of Credit (and any instrument or document executed by any Borrower relating to any Letter of Credit) and the Security Documents.

                           "Loan Parties" shall mean the Company, each Canadian Borrower and each Guarantor.

                           "Loans" shall mean the Revolving Loans, the Supplemental Revolving Loans, the Additional Revolving Loans, the Canadian Revolving Loans, the Tranche A Term Loans, the Tranche A-1 Term Loans, the Swingline Loans and the Tranche B Term Loans.

                           "Manchester Property" shall mean that certain real property located at 500 West Madison, Manchester, Michigan 48158.

                           "Margin Stock" shall have the meaning assigned to such term under Regulation U.

                           "Marshall Property" shall mean that certain real property located at 905 Industrial Road, Marshall, Michigan 49068.

                           "Master Shareholder Agreement" shall mean the Stockholders Agreement, dated as of February 23, 2001, by and among Blackstone Capital Company II, L.L.C., the Heartland Entities party thereto and the other investors party thereto, Wasserstein/C&A Holdings, L.L.C. and Holdings, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.18.

                           "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Transactions or (c) an impairment of the validity or enforceability of, or material impairment of the rights, remedies or benefits available to the Credit Agreement Creditors under, any Loan Document.

                           "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

                           "Mortgaged Properties" shall mean the U.S. Mortgaged Properties and the Canadian Mortgaged Properties.

                           "Mortgages" shall mean the U.S. Mortgages and the Canadian Mortgages.

                           "Multiemployer Plan" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
         Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                           "Net Income" shall mean, for any fiscal period, the net income (or loss) of Holdings and its Restricted Subsidiaries and the Finance Subsidiary on a consolidated basis for such fiscal period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Unrestricted Subsidiary (other than the Finance Subsidiary) or any person (other than a Restricted Subsidiary) in which any other person (other than Holdings or any of the Restricted Subsidiaries) has a joint interest, but shall include the amount of dividends or other distributions (including return of capital or any other cash receipt in respect of ownership or beneficial interest) actually paid to Holdings or any of the Restricted Subsidiaries by such Unrestricted Subsidiary or such person during such period, (ii) the income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries, (iii) the income of any Restricted Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation and (iv) after tax gains or losses attributable to Specified Asset Sales.

                           "Net Proceeds" shall mean with respect to any sale, transfer or other disposition (including by casualty, loss or condemnation) of any assets or properties or any other Prepayment Event (a "Proceeds Transaction") (i) the gross amount of any cash paid to or received by Holdings or any of the Restricted Subsidiaries in respect of such Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (a) Holdings' good faith best estimate of all taxes attributable to such Proceeds Transaction which it in good faith expects to be paid in the taxable year in which such Proceeds Transaction shall occur or in the next taxable year, (b) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to Holdings or any Affiliate of Holdings, except that Heartland and its Affiliates may receive fees permitted under Section 6.09 and other customary fees on terms no less favorable to Holdings or any of the Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction for acting as financial advisor in connection with such Proceeds Transaction) which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the Restricted Subsidiaries and (c) in the case of a Proceeds Transaction that is a sale, transfer or other disposition of assets or properties, proceeds required to (x) discharge Liens in respect of such assets or properties permitted by Section 6.04 or (y) to repay, or compensate for reductions in availability under, any Permitted Receivables Financing as a result thereof; provided, however, that Net Proceeds shall not include (1) any amount that otherwise would constitute Net Proceeds to the extent such amount is excluded from the definition of the term "Capital Expenditures" pursuant to clause (i) or (iv) of the second sentence thereof or (2) any amount being reserved for application as contemplated in clause (i) or (iv) of such second sentence, except that in the event any amount so reserved is not in fact so applied or contractually committed to be applied within the permitted 12-month period, such amount shall be deemed for all purposes (including the definition of Excess Cash Flow and Section 2.12(g)) to be Net Proceeds of a Proceeds Transaction received upon such Proceeds Transaction.

                           "Notes" shall mean the Tranche A Term Notes, the Tranche A-1 Term Notes, the Tranche B Term Notes, the Swingline Note, the Revolving Credit Notes, the Supplemental Revolving Credit Notes, the Additional Revolving Credit Notes and the Canadian Revolving Credit Notes.

                           "Obligations" shall mean all "Obligations" as that term is defined in the Guarantee and Collateral Agreement and the Canadian Obligations.

                           "Operating Lease" shall mean a lease which is not required to be accounted for or classified as a capital lease under GAAP. The "amount" of any Operating Lease shall be the amount that, if such Operating Lease were accounted for as a Capital Lease Obligation, would be recorded as a liability in accordance with GAAP.

                           "Other Taxes" shall have the meaning assigned to such term in Section 2.18.

                           "Overdraft Facilities" shall mean local lines of credit made available to Foreign Restricted Subsidiaries.

                           "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any such successor).

                           "Permitted Additional Senior Unsecured Notes" shall mean any additional unsecured senior notes of the Company or of Holdings (i) having no amortization of principal and a final scheduled maturity no earlier than November 15, 2008 and (ii) which (A) permits the Transactions contemplated by the Loan Documents, (B) does not provide for principal payments thereon prior to November 15, 2008, except upon the occurrence of a change of control, asset sale or similar event and (C) contains covenants, events of default, interest rate and other terms as are consistent with high yield senior debt securities issued in a public offering or a Rule 144A transaction. Additional Senior Unsecured Notes issued under the Senior Unsecured Notes Indenture shall constitute "Permitted Additional Senior Unsecured Notes".

                           "Permitted Business Acquisitions" shall mean acquisitions of all or substantially all of the assets of, or shares or other equity interests in, a person or division or line of business of a person engaged in the same business as Holdings and the Restricted Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) at least 90% of the outstanding capital stock or other ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Company or a Domestic Restricted Subsidiary (it being understood that the acquisition of less than 90% of the capital stock of any corporation or other entity which is owned by a person, division or line of business acquired in a Permitted Business Acquisition shall not be prohibited by this clause) and, except as provided in Section 5.18(c), such corporation or entity shall become a Restricted Subsidiary and a Guarantor and execute a counterpart to the relevant Security Documents, and, except as provided in Section 5.18(c), all capital stock or other equity interest created or acquired and all property acquired in connection with such acquisition (other than Excluded Collateral) shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Secured Parties to the extent required by Section 5.18, and (iv) (A) Holdings shall be in compliance, on a pro forma basis, with the covenants contained in Sections 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets, and (B) the acquired corporation or entity shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01). For purposes of Section 6, any Restricted Subsidiary satisfying the requirements of clause (iii) above shall be deemed to be a "wholly owned subsidiary".

                           "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                  (c) investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from Standard & Poor's Ratings Group or P-1 or higher from Moody's Investors Service, Inc.;

                  (d) investments in domestic and Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada, France or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with whom deposits maintained by Holdings or any of its subsidiaries do not exceed the amount so guaranteed; and

                  (e) investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses
         (a) through (d) above.

                           "Permitted Receivables Financing" shall mean any sale by the Company or a Restricted Subsidiary of accounts receivable and related property to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof and thereof as) a true sale transaction with customary limited recourse not based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable and related property (or an interest or interests therein) by the Finance Subsidiary, in each case without any Guarantee by Holdings or any other subsidiary thereof (other than limited guaranties executed in connection with such Permitted Receivables Financing), including, without limitation, the transactions contemplated by the receivables purchase agreement and the receivables transfer agreement (the "Receivables Transfer Agreement") with respect to the Receivables Facility to be entered into on the Closing Date among the Company, individually and as collection agent, Carcorp, Inc., as transferor, and the financial institutions parties thereto, as amended from time to time, and the documents executed in connection therewith; provided, however, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions (other than any amendments or other modification to the Receivables Transfer Agreement and related documents in accordance with the terms thereof) entered into after the Closing Date must be reasonably acceptable to the Administrative Agent.

                           "Permitted Subordinated Indebtedness" shall mean any additional unsecured subordinated indebtedness of the Company or Holdings (i) having no amortization of principal and a scheduled final maturity no earlier than November 15, 2008 and having subordination terms at least as favorable to the Lenders in all material respects as set forth on Schedule 1.01(D) and (ii) which (A) permits the Transactions contemplated by the Loan Documents, (B) does not provide for any principal payments thereon prior to November 15, 2008, except upon the occurrence of a change of control, asset sale or similar event, in each case so long as the terms of such Permitted Subordinated Indebtedness provide that the provisions of this Agreement must be satisfied prior to any such payment and (C) contains covenants, events of default, interest rate and other terms as are consistent with high yield subordinated debt securities issued in a public offering or a Rule 144A transaction.

                           "Permitted Subordinated Notes Refinancing" shall mean a refinancing of the Subordinated Notes with Permitted Subordinated Indebtedness.

                           "Permitted Tax Payment" shall mean for any taxable year of the Company in which it joins in filing a consolidated federal income tax return with Holdings, a payment by the Company to Holdings in an amount not in excess of the amount required to be paid by the Company under the Tax Sharing Agreement, dated as of November 1, 1989, between Holdings and the Company, as in effect on the Closing Date, as amended solely to reflect the creation, acquisition or disposition of Subsidiaries of Holdings permitted hereunder and the mergers involving Holdings and the Company effected in July 1994; provided that within 20 days of receipt of such payment Holdings applies the amount thereof to satisfy such tax liability or its obligations under the Tax Sharing Agreement or to make an equity contribution or loan to the Company.

                           "Permitted Textron Sale/Leaseback Refinancing" shall mean a refinancing, remarketing, refunding or other replacement, in whole or in part, of the Textron Sale/Leaseback Financing provided that
         (i) the only assets subject to, and which secure, such refinancing, remarketing, refunding or replacement are the assets described in clause (i) of the definition of "Excluded Collateral" and the proceeds thereof and (ii) the terms of such refinancing, remarketing, refunding or replacement are not adverse to the Lenders in any material respect, taken as a whole, provided, further, that the tenor of any such refinancing, remarketing, refunding or replacement is at least three years.

                           "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                           "Plan" with respect to any person shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such person or any ERISA Affiliate of such person.

                           "Pledged Stock" shall mean all "Pledged Stock" and "Pledged Notes" as such terms are defined in the Guarantee and Collateral Agreement and "Canadian Pledged Stock" and "Canadian Pledged Notes" as such terms are defined in the Canadian Guarantee and Collateral Agreement.

                           "Prepayment Event" shall mean (i) any Specified Asset Sale, (ii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01 (other than clause (b)(x) thereof)), and (iii) any arrangement or transaction entered into in accordance with clause (d) or (f) of
         Section 6.06, provided, however, that for purposes of Section

         2.12(g)(i), (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events consisting of Specified Asset Sales not yet applied pursuant to Section 2.12(g)(i) by reason of this proviso equals or exceeds $20,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied, (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to Section 6.08(h), (j) or (k) and (c) with respect to any arrangement or transaction entered into in accordance with clause
         (d) or (f) of Section 6.06, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to such clause.

                           "Primary Share Purchase Agreement" shall mean the Share Purchase Agreement, dated as of January 12, 2001, between Holdings and Heartland, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.18.

                           "Profit Participation Agreement" shall mean the Profit Participation Agreement, dated as of February 23, 2001, among Holdings, the sellers party to the Secondary Share Purchase Agreement, the Heartland Entities party thereto and the other investors party thereto, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.18.

                           "Purchase Money Indebtedness" shall mean Indebtedness incurred for capital expenditures, which may be secured in compliance with Section 6.04(h).

                           "Reallocation Notice" shall have the meaning assigned to that term in Section 2.27.

                           "Receivables Facility" shall have the meaning given to such term in the recitals to this Agreement.

                           "Receivables Facility Proceeds" shall have the meaning given to such term in the recitals to this Agreement.

                           "Receivables Transfer Agreement" shall have the meaning given such term in the definition of "Permitted Receivables Financing".

                           "Register" shall have the meaning given such term in
         Section 9.04(d).

                           "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 23, 2001, by and among Blackstone Capital Company II, L.L.C., the Heartland Entities party thereto, the other Investors party thereto, Wasserstein/C&A Holdings, L.L.C. and Holdings, as the same may be amended, supplemented or otherwise modified from time to time as permitted by Section 6.18.

                           "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                           "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                           "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                           "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                           "Related Fund" shall mean with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                           "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.

                           "Remedial Action" shall mean (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

                           "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                           "Required Lenders" shall mean, at any time, Lenders holding the Dollar Equivalent Amount of Loans (other than Swingline Loans), Letter of Credit Exposure and unused Commitments (including Excess Supplemental Revolving Credit Linked Deposit Amounts) representing at least a majority of the Dollar Equivalent Amount of the sum of the aggregate principal amount of the Loans (other than Swingline Loans) outstanding, the aggregate amount of the Letter of Credit Exposure and unused Commitments (including Excess Supplemental Revolving Credit Linked Deposit Amounts) at such time.

                           "Responsible Officer" of any corporation shall mean any Executive Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

                           "Restricted Payments" shall have the meaning given in
         Section 6.02.

                           "Restricted Subsidiary" shall mean each Subsidiary in existence as of the Closing Date and any direct or indirect Subsidiary formed or acquired after the Closing Date, in each case, other than Unrestricted Subsidiaries.

                           "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

                           "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans to the Company hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09 or reduced or increased pursuant to Section 2.27. The aggregate Revolving Credit Commitments are initially $100,000,000. The Additional Revolving Credit Commitments shall be in addition to the Revolving Credit Commitments.

                           "Revolving Credit Maturity Date" shall be the same date as the Tranche A Term Loan Maturity Date.

                           "Revolving Credit Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-1, evidencing Revolving Loans.

                           "Revolving Lender" shall mean any Lender with a Revolving Credit Commitment.

                           "Revolving Letters of Credit" shall mean Letters of Credit issued and deemed to be issued under the Revolving Credit Facility.

                           "Revolving Letter of Credit Commitment" shall mean $50,000,000, as the same may be reduced from time to time pursuant to
         Section 2.25.

                           "Revolving Loans" shall mean the revolving loans made to the Company pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                           "Secondary Share Purchase Agreement" shall mean the Share Purchase Agreement, dated as of January 12, 2001, between Heartland, and each of Blackstone Capital Company II, L.L.C., Blackstone Capital Partners, L.P., Blackstone Advisory Directors Partnership, L.P., Blackstone Family Investment Partnership I L.P. and Wasserstein/C&A Holdings, L.L.C. as the same may be amended, supplemented or otherwise modified from time to time as permitted by
         Section 6.18.

                           "Secured Parties" shall mean (a) with respect to the Obligations (as such term is defined in the Guarantee and Collateral Agreement), the U.S. Collateral and the U.S. Security Documents, the Credit Agreement Creditors and (b) with respect to the Canadian Obligations, the Canadian Collateral and the Canadian Security Documents, the Canadian Lenders and Canadian Collateral Agent.

                           "Securities Act" shall mean the Securities Act of 1933, as amended.

                           "Security Documents" shall mean the collective reference to the U.S. Security Documents and the Canadian Security Documents.

                           "Seller Common Equity" shall have the meaning given to such term in the recitals to this Agreement.

                           "Seller Preferred" shall have the meaning given to such term in the recitals to this Agreement.

                           "Senior Unsecured Notes" shall have the meaning given to such term in the recitals to this Agreement.

                           "Senior Unsecured Notes Indenture" shall mean the Indenture entered into by Holdings, the Company and certain of its subsidiaries in connection with the issuance of the Senior

         Unsecured Notes, together with all instruments and other agreements entered into by Holdings, the Company or such subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Sections 6.10 and 6.18.

                           "Significant Subsidiary" shall mean each Borrower and any Subsidiary (or, for purposes of Article VII only, any group of Subsidiaries) that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings or (ii) has accounted for 5% or more of the consolidated EBITDA of Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination.

                           "Specified Asset Sale" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in paragraph (h), (j) or (k) of Section 6.08.

                           "Specified Business" shall mean the business described on Schedule 1.01(F).

                           "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the Closing Date of any change in any reserve percentage.

                           "Subordinated Notes" shall mean the 11--1/2% Senior Subordinated Notes due April 2006 issued by the Company pursuant to the Subordinated Notes Indenture.

                           "Subordinated Notes Indenture" shall mean the Indenture, dated as of June 1, 1996, among First Union Bank of North Carolina, the Company, as issuer, and Holdings and certain of its Subsidiaries, as guarantors, in connection with the issuance of the Subordinated Notes, together with all instruments and other agreements entered into by Holdings, the Company or such Subsidiaries in connection therewith, as the same has been amended, supplemented or otherwise modified as of the date hereof and as may be further amended from time to time in accordance with Sections 6.10 and 6.18.

                           "Subsidiary" shall mean any subsidiary of Holdings (after giving effect to the Acquisition) and from time to time thereafter.

                           "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled (except Controlled pursuant to any joint venture documentation), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                           "Subsidiary Guarantor" shall mean each Subsidiary which is a Guarantor hereunder.

                           "Supplemental Revolving Actual Return Rate" shall have the meaning assigned to such term in Section 2.01(o).

                           "Supplemental Revolving Credit Borrowing" shall mean a Borrowing comprised of Supplemental Revolving Loans.

                           "Supplemental Revolving Credit Commitments" shall mean the obligation of the Supplemental Revolving Lenders to make deposits in their respective Supplemental Revolving Credit Linked Accounts in accordance with this Agreement and to permit such deposits to be used to fund Supplemental Revolving Loans and support Supplemental Revolving Letters of Credit as provided in this Agreement.

                           "Supplemental Revolving Credit Linked Account" shall mean with respect to each Supplemental Revolving Lender, the account established by the Administrative Agent at JPMorgan Chase Bank in the name of such Supplemental Revolving Lender pursuant to Section 2.01(h).

                           "Supplemental Revolving Credit Linked Deposit" shall mean with respect to each Supplemental Revolving Lender at any time, amounts actually on deposit in its Supplemental Revolving Credit Linked Account at such time.

                           "Supplemental Revolving Credit Linked Deposit Amount" shall mean with respect to each Supplemental Revolving Lender, an amount equal to the amount set forth opposite its name on Schedule I of the Fifth Amendment, or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement. For the avoidance of doubt, the Supplemental Revolving Credit Linked Deposit Amount of each Supplemental Revolving Lender shall not be reduced by the making of any Supplemental Revolving Loans or reimbursement of drawings under Supplemental Revolving Letters of Credit as a result of the withdrawal of any amounts then on deposit in such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Account. The aggregate Supplemental Revolving Credit Linked Deposit Amounts are initially $100,000,000.

                           "Supplemental Revolving Credit Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-8 evidencing a Supplemental Revolving Loan.

                           "Supplemental Revolving Deposit Return Date" shall mean the date that the Supplemental Revolving Credit Linked Accounts are closed pursuant to Section 2.01(j)(vi).

                           "Supplemental Revolving Eurodollar Rate" shall have the meaning assigned to such term in Section 2.01(o).

                           "Supplemental Revolving Fixed Return Rate" shall have the meaning assigned to such term in Section 2.01(o).

                           "Supplemental Revolving Lender" shall mean any financial institution or other investor that has a corresponding Supplemental Revolving Credit Linked Deposit Amount hereunder.

                           "Supplemental Revolving Letter of Credit" shall mean any Letters of Credit issued and deemed to be issued under the Supplemental Revolving Credit Facility.

                           "Supplemental Revolving Letter of Credit Commitment" shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 2.25.

                           "Supplemental Revolving Loans" shall mean the revolving loans made to the Company pursuant to Section 2.01(g). Each Supplemental Revolving Loan shall be a Eurodollar Supplemental Revolving Loan or an ABR Supplemental Revolving Loan.

                           "Supplemental Revolving Settlement Date" shall mean the earlier to occur of (i) the Revolving Credit Maturity Date and (ii) the date of an acceleration of payment of obligations relating to the Supplemental Revolving Credit Facility or termination of the commitment to make Supplemental Revolving Loans pursuant to Article VII.

                           "Swingline Lender" shall mean JPMorgan Chase Bank, in its capacity as Swingline Lender hereunder and under the other Loan Documents.

                           "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(d).

                           "Swingline Loans" shall mean the Swingline Loans made by the Swingline Lender to the Company pursuant to Section 2.01(d).

                           "Swingline Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-4, evidencing the Swingline Loans.

                           "Tac-Trim Purchase Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

                           "Tac-Trim Subsidiaries" shall have the meaning assigned to such term in the recitals to this Agreement.

                           "Taxes" shall have the meaning assigned to such term in Section 2.18.

                           "Term Loans" shall mean the collective reference to the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans.

                           "Textron Entities" shall mean Textron Inc. and its controlled Affiliates.

                           "Textron Sale/Leaseback Assets" shall have the meaning given in the recitals hereto and, in addition, shall include any equipment exchanged for any existing Textron Sale/Leaseback Assets, provided, that the appraised value (as determined by independent appraisers) of all such equipment shall be equal to or less than the total appraised value (as determined by independent appraisers) of the Textron Sale/Leaseback Assets being exchanged, and provided, further, that, the Collateral Agent, for the benefit of the Secured Parties, shall, after giving effect to the exchange, have a perfected first priority security interest in the Textron Sale/Leaseback Assets that were exchanged.

                           "Textron Sale/Leaseback Financing" shall have the meaning given in the recitals hereto.

                           "Textron Sale/Leaseback Mortgage" shall mean each Mortgage (as defined in the Textron Sale/Leaseback Financing) delivered pursuant to the Textron Sale/Leaseback Financing or any Permitted Textron Sale/Leaseback Refinancing.

                           "Textron Sale/Leaseback Mortgaged Properties" shall mean each "Mortgaged Property" as defined in the applicable Textron Sale/Leaseback Mortgage and, in addition, shall include any real property exchanged for any existing Textron Sale/Leaseback Mortgaged Property, provided, that the appraised value (as determined by independent appraisers) of such real property shall be equal to or less than the appraised value (as determined by independent appraisers) of the Textron Sale/Leaseback Mortgaged Property being exchanged, and provided, further, that, after giving effect to the exchange, the Collateral Agent, for the benefit of the Secured Parties, shall have a perfected first priority security interest in the Textron Sale/Leaseback Mortgaged Property that was exchanged.

                           "The Becker Group" shall mean Becker Group L.L.C. and its subsidiaries.

                           "Total Supplemental Revolving Credit Linked Deposit Amount" shall mean, at any time, the sum of all the Supplemental Revolving Credit Linked Deposit Amounts at such time.

                           "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

                           "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan to the Company hereunder as set forth in Schedule
         2.01. The aggregate Tranche A Term Loan Commitments are initially $100,000,000.

                           "Tranche A Term Loan Maturity Date" shall mean December 31, 2005.

                           "Tranche A Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

                           "Tranche A Term Loans" shall mean the term loans made to the Company pursuant to Section 2.01(p). Each Tranche A Term Loan shall be a Eurodollar Tranche A Term Loan or an ABR Tranche A Term Loan.

                           "Tranche A Term Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-2, evidencing Tranche A Term Loans.

                           "Tranche A-1 Term Borrowing" shall mean a Borrowing comprised of Tranche A-1 Term Loans.

                           "Tranche A-1 Term Lender" shall mean each Lender with a Tranche A-1 Term Loan Commitment.

                           "Tranche A-1 Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A-1 Term Loan to the Company hereunder as set forth in
         Schedule II of the Fifth Amendment. The aggregate Tranche A-1 Term Loan Commitments are initially $185,000,000.

                           "Tranche A-1 Term Loan Maturity Date" shall mean December 31, 2005.

                           "Tranche A-1 Term Loans" shall mean the term loans made to the Company pursuant to Section 2.01(p). Each Tranche A-1 Term Loan shall be a Eurodollar Tranche A-1 Term Loan or an ABR Tranche A-1 Term Loan.

                           "Tranche A-1 Term Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-9, evidencing Tranche A-1 Term Loans.

                           "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

                           "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan to the Company hereunder as set forth in Schedule
         2.01. The aggregate Tranche B Term Loan Commitments are initially $300,000,000.

                           "Tranche B Term Loan Maturity Date" shall mean shall mean December 31, 2005.

                           "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

                           "Tranche B Term Loans" shall mean the term loans made to the Company pursuant to Section 2.01(b). Each Tranche B Term Loan shall be a Eurodollar Tranche B Term Loan or an ABR Tranche B Term Loan.

                           "Tranche B Term Note" shall mean a promissory note of the Company, substantially in the form of Exhibit A-3, evidencing Tranche B Term Loans.

                           "Transaction Documents" shall mean the Primary Share Purchase Agreement, the Secondary Share Purchase Agreement, the Master Shareholder Agreement, the Registration Rights Agreement, the Profit Participation Agreement, the Heartland Management Agreement, the Tac-Trim Purchase Agreement, the documents evidencing the Textron Sale/Leaseback Financing, the Certificate of Designation, the Senior Unsecured Notes Indenture and the Subordinated Notes Indenture.

                           "Transactions" shall have the meanings assigned to such term in the recitals to this Agreement.

                           "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans (including Loans made through B/As) comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the C$ Prime Rate.

                           "UCC" shall mean the Uniform Commercial Code of New York, as in effect from time to time.

                           "Unrestricted Subsidiary" shall mean (i) each Finance Subsidiary, (ii) Waterstone Insurance Inc. and any other wholly owned subsidiary of the Company that is formed for the sole purpose of the business of insurance activities for Holdings and its Subsidiaries and is regulated as such by a Governmental Authority, (iii) each Charitable Subsidiary, (iv) any Subsidiary of Holdings (other than the Company) none of the capital stock or other ownership interest of which is owned by the Company or any of its Subsidiaries, provided that Holdings has notified the Administrative Agent

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                                                                              36

         of its acquisition or creation of such Subsidiary and its ownership interest therein concurrently with such acquisition or creation and the intended purposes of such Subsidiary and (v) any Subsidiary of an Unrestricted Subsidiary. Each Unrestricted Subsidiary, other than a non-U.S. Unrestricted Subsidiary, shall have entered into the existing Tax Sharing Agreement with Holdings and the Company (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits).

                  The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted Subsidiary by any person other than Holdings and the Restricted Subsidiaries; (b) Indebtedness issued by such Unrestricted Subsidiary, or proceeds thereof; (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of Holdings issued by Holdings after the Closing Date, or proceeds thereof; (e) Investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 6.07(k); and (f) with respect to any subsidiary described in clause (ii) above, contributions from the Company or any of its subsidiaries in the ordinary course of business and to the extent consistent with past practices as of the Closing Date.

                  Holdings will not (i) permit any Unrestricted Subsidiary to make or agree to make any Restricted Payment or other payment prohibited by Section 6.02 or pay, retire, repurchase and redeem any Indebtedness referred to in Section 6.05, in each case that could not be made directly by the Borrowers or a Restricted Subsidiary in accordance with the provisions of Section 6.02 or 6.05, as applicable, or (ii) furnish any funds to or make any investment in an Unrestricted Subsidiary or other person for purposes of enabling it to make any such Restricted Payment, other payment or payment, retirement, repurchase or redemption of indebtedness that could not be made directly by the Company or a Restricted Subsidiary in accordance with the provisions of
         Section 6.02 or 6.05, as applicable.

                           "U.S. Collateral" shall mean all assets of the Loan Parties, now or hereafter acquired, upon which a Lien is intended to be created by this Agreement or any U.S. Security Document.

                           "U.S. Mortgaged Properties" shall mean, as of the Closing Date, the real properties listed on Schedule 1.01(E), as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the U.S. Mortgages and any other real property which is mortgaged under a U.S. Mortgage in accordance with
         Section 5.18.

                           "U.S. Mortgages" shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G-1 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded or with such changes as the Collateral Agent shall reasonably deem appropriate).

                           "U.S. Security Documents" shall mean the collective reference to the Guarantee and Collateral Agreement, the U.S. Mortgages and all other documents, hypothecs, or instruments hereafter delivered to the Collateral Agent for the benefit of the Secured Parties granting a Lien on any asset or assets of any person to secure the Obligations (as such term is defined in the Guarantee and Collateral Agreement).

                           "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                           "WP" shall mean Wasserstein Perella Partners, L.P.

                           "WP Entities" shall mean WP, WPMP or any of their Affiliates.

                           "WPMP" shall mean Wasserstein Perella Management Partners, Inc.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For the purpose of clarity, neither the Company nor any Restricted Subsidiary shall be entitled or required to include in calculating EBITDA or Net Income the income (or loss) attributable to a minority interest-holder in a Restricted Subsidiary where such interest-holder is a person other than Holdings or its Subsidiaries. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, provided, further, that if such change in GAAP would have resulted in non-compliance with Section
6.14 or 6.15 but for such notice, the Company agrees to enter into negotiations with the Administrative Agent to effectuate an amendment.

                                  ARTICLE II.

                                   THE CREDITS

                  SECTION 2.01. Loans; Commitments. (a) Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender with a Tranche A Term Loan Commitment agrees, severally and not jointly, to make a Tranche A Term Loan to the Company on the Closing Date in a principal amount not to exceed its Tranche A Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of Tranche A Term Loans may not be reborrowed.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Tranche B Term Loan Commitment agrees, severally and not jointly, to make a Tranche B Term Loan to the Company on the Closing Date in a principal amount not to exceed its Tranche B Term Loan Commitment set forth opposite its name in Schedule 2.01. Amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

                  (c) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make revolving credit loans to the Company (each a "Revolving Loan" and collectively, the "Revolving Loans"), at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the excess of (i) its Revolving Credit

Commitment over (ii) its Applicable Percentage of the sum of the Company Letter of Credit Exposure and Swingline Loans. Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. As provided in Section 2.19, the Revolving Credit Commitment may be utilized for the issuance of Letters of Credit.

                  (d) (i) The Swingline Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Company from time to time during the period from the Closing Date through and excluding the earlier of Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Company. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The Swingline Lender's commitment to make Swingline Loans to the Company pursuant to this
Section 2.01(d) is herein called its "Swingline Loan Commitment." The original amount of the Swingline Lender's Swingline Loan Commitment is $20,000,000. The Swingline Lender's Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.01(d) may be repaid and reborrowed to but excluding the date of termination of the Revolving Credit Commitments; provided, however, that the Company shall repay all outstanding Swingline Loans on the last day of each fiscal quarter of the Swingline Lender.

                  (ii) In no event shall (a) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (b) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at any time exceed the Revolving Credit Commitments as reduced by the aggregate Company Letter of Credit Exposure or (c) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

                  (iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Company, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, on one Business Day's notice, require each Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(d), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given which Swingline Lender requests the Lenders to prepay; provided that so long as no Default or Event of Default shall have occurred and be continuing, Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of any Tuesday of each week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business
Day) is less than $1,000,000.

                  (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Company) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the

Swingline Lender and such portion of Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Company authorizes the Administrative Agent and the Swingline Lender to charge the Company's account with Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Company from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 9.06(b). Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the Swingline Lender with the provisions of Section 2.01(d)(vii), each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Company or any other person for any reason whatsoever;
(ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of Holdings or any of its subsidiaries; (iv) any breach of this Agreement by Holdings, the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this
Section 2.01(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

                  (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(d) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Company. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(d), the amount so funded shall no longer be owed in respect of Swingline Loans.

                  (vi) If as a result of any bankruptcy or similar proceeding or for any other reason, Revolving Loans are not made pursuant to this Section 2.01(d) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(d), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the Applicable Margin then in effect.

                  (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans after the occurrence and during the continuation of a Default or Event of Default of which it is aware unless the Required Lenders have consented thereto.

                  (e) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Canadian Lender agrees, severally and not jointly, to make Canadian Revolving Loans to each Canadian Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Canadian Revolving Credit Maturity Date and the termination of the Canadian Revolving Credit Commitment of such Canadian Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Dollar Equivalent Amount of the excess of (i) its Canadian Revolving Credit Commitment over (ii) its Applicable Percentage of the sum of the Canadian Borrower Letter of Credit Exposure. Within the foregoing limits, a Canadian Borrower may borrow, pay or prepay and reborrow Canadian Revolving Loans on or after the Closing Date and prior to the Canadian Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  (f) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Additional Revolving Lender agrees, severally and not jointly, to make Additional Revolving Loans to the Company, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Additional Revolving Credit Commitment of such Lender in accordance with the terms hereof as set forth in Section 2.27.

                  (g) Making of the Supplemental Revolving Loans. (i) Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Supplemental Revolving Lender agrees, severally and not jointly with the other Supplemental Revolving Lenders, to make revolving credit loans (each a "Supplemental Revolving Loan" and collectively, the "Supplemental Revolving Loans") to the Company, at any time and from time to time during the period commencing on the Fifth Amendment Effective Date and until the Supplemental Revolving Settlement Date; provided that, after giving effect to any such Supplemental Revolving Loan (i) the aggregate outstanding principal amount of Supplemental Revolving Loans of such Supplemental Revolving Lender plus such Supplemental Revolving Lender's Applicable Percentage of the Supplemental Revolving Letter of Credit Exposure does not exceed such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Deposit Amount, and (ii) the aggregate amount of the outstanding Supplemental Revolving Loans and Supplemental Revolving Letter of Credit Exposure does not exceed the Total Supplemental Revolving Credit Linked Deposit Amount, provided, however, that the aggregate Supplemental Revolving Loans will not exceed $50,000,000 at any time. Supplemental Revolving Loans made pursuant to this subsection (g) or deemed to have been made pursuant to Section 2.01(j)(ii) below may be borrowed, paid, prepaid and reborrowed in accordance with the provisions of this Agreement.

                  (ii) Each Supplemental Revolving Loan shall be funded by the Supplemental Revolving Lenders pro rata in accordance with their respective Applicable Percentages, solely from amounts on deposit in their respective Supplemental Revolving Credit Linked Accounts.

                  (iii) The Borrower shall repay all outstanding Supplemental Revolving Loans on the Supplemental Revolving Settlement Date.

                  (h) Establishment of Supplemental Revolving Credit Linked Accounts. On or prior to the Fifth Amendment Effective Date, the Administrative Agent shall establish a Supplemental Revolving Credit Linked Account at JPMorgan Chase Bank in the name of each Supplemental Revolving Lender. The Administrative Agent shall establish additional Supplemental Revolving Credit Linked Accounts at JPMorgan Chase Bank (subject to Article VIII) at such times and in the names of such assignee Supplemental Revolving Lenders as shall be required pursuant to
Section 9.04(b). Amounts on deposit in each Supplemental Revolving Credit Linked Account shall be invested, or caused to be invested, by the Administrative Agent as set forth in paragraph (k) below, and no person (other than the Administrative Agent or any of its subagents) shall have the right to make any withdrawals from any Supplemental Revolving Credit Linked Account or exercise any other right or power with respect thereto, except as expressly provided in subsection (j) below or 9.04(b). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that no amount on deposit at any time in any Supplemental Revolving Credit Linked Account shall be the property of any of the Loan Parties, shall constitute "Collateral" under the Loan Documents, or shall otherwise be available in any manner to satisfy any Obligation of any of the Loan Parties under the Loan Documents. The Loan Parties will have no right, title or interest in or to the Supplemental Revolving Credit Linked Accounts or the Supplemental Revolving Credit Linked Deposits. The making of the Supplemental Revolving Credit Linked Deposits, the application thereof and the arrangements with respect thereto set forth in this Agreement constitute agreements among the Administrative Agent, the Issuing Banks issuing Supplemental Revolving Letters of Credit and each Supplemental Revolving Lender with respect to the funding obligations of the Supplemented Revolving Lenders under this Agreement and do not constitute any loan or extension of credit to any Loan Party. The sole funding obligation of each Supplemental Revolving Lender in respect of the Supplemental Revolving Credit Facility shall be satisfied upon the funding of its Supplemental Revolving Credit Linked Deposit Amount. Each Supplemental Revolving Lender irrevocable and unconditionally agrees that its Supplemental Revolving Credit Linked Deposit may be applied from time to time as set forth in this Agreement. No Loan Parties shall have any responsibility or liability to the Lenders, the Agents or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Supplemental Revolving Credit Linked Accounts (or any sub-accounts thereof) or with respect to the investment of amounts held therein pursuant to Section 2.01(k) or the duties and responsibilities of the Administrative Agent (or any of its sub-agents or Affiliates) with respect to the foregoing contemplated by
Section 2.01(n).

                  (i) Deposits in Supplemental Revolving Credit Linked Accounts. The following amounts will be deposited in each Supplemental Revolving Credit Linked Account at the following times:

                  (i) on the Fifth Amendment Effective Date, each Supplemental Revolving Lender that is a party to this Agreement shall deposit in its Supplemental Revolving Credit Linked Account an amount in Dollars equal to such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Deposit Amount. All funding obligations with respect to any Supplemental Revolving Loan and all obligations to repay the Issuing Bank with respect to any draw paid by it under any Supplemental Revolving Letter of Credit and not reimbursed by the Company, in the case of each Supplemental Revolving Lender, shall be satisfied upon such Supplemental Revolving Lender's making such deposit in its Supplemental Revolving Credit Linked Account;

                  (ii) on any date on which the Administrative Agent receives any payment for the account of any Supplemental Revolving Lender with respect to the principal amount of any of its Supplemental Revolving Loans (whether pursuant to Section 2.04 or 2.12 or Article VII or otherwise) prior to the Supplemental Revolving Deposit Return Date, the Administrative Agent shall deposit such amount in the Supplemental Revolving Credit Linked Account of such Supplemental Revolving Lender;

                  (iii) on any date on which the Administrative Agent or the
                        Issuing Bank receives any reimbursement payment from the Company with respect to amounts withdrawn from any Supplemental Revolving Credit Linked Account to reimburse any Issuing Bank with respect to any payment made by it under any Supplemental Revolving Letter of Credit prior to the Supplemental Revolving Deposit Return Date, the Administrative Agent or the Issuing Bank shall deposit in each Supplemental Revolving Credit Linked Account the portion of such reimbursement payment to be deposited therein, in accordance with Section 2.19; and

                  (iv) concurrently with the effectiveness of any assignment by any Supplemental Revolving Lender of all or any portion of its Supplemental Revolving Credit Linked Deposit Amount, the Administrative Agent shall transfer into the Supplemental Revolving Credit Linked Account of the assignee Supplemental Revolving Lender the corresponding portion of the amount on deposit in the assignor's Supplemental Revolving Credit Linked Account, in accordance with Section 9.04(b).

                  (j) Withdrawals from and Closing of Supplemental Revolving Credit Linked Accounts. Amounts on deposit in each Supplemental Revolving Credit Linked Account shall be withdrawn and distributed (or transferred, in the case of clause (iv) below) as follows:

                  (i) on the date of any Borrowing of Supplemental Revolving Loans, subject to satisfaction of the conditions applicable thereto set forth in Section 4.02, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account an amount equal to the relevant Supplemental Revolving Lender's Applicable Percentage of such Borrowing, and make such amount available to the Company, as contemplated by
                        Section 2.01(g)(ii) and in accordance with this Section 2.01;

                  (ii) on any date on which any Issuing Bank is to be reimbursed by the Supplemental Revolving Lenders for any payment made by such Issuing Bank with respect to a Supplemental Revolving Letter of Credit, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account an amount equal to the relevant Supplemental Revolving Lender's Applicable Percentage of such unreimbursed payment, and make such amount available to the Issuing Bank, in accordance with Section 2.19;

                  (iii) concurrently with each optional reduction or termination of the Total Supplemental Revolving Credit Linked Deposit Amount pursuant to Section 2.09, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account, and pay to the relevant Supplemental Revolving Lender, an amount equal to such Supplemental Revolving Lender's Applicable Percentage of the amount of the optional reduction of the Total Supplemental Revolving Credit Linked Deposit Amount, in accordance with the applicable Section;

                  (iv) concurrently with the effectiveness of any assignment by any Supplemental Revolving Lender of all or any portion of its Supplemental Revolving Credit Linked Deposit Amount, the corresponding portion of the amount on deposit in the assignor's Supplemental Revolving Credit Linked Account shall be transferred from the assignor's Supplemental Revolving Credit Linked Account to the assignee's Supplemental Revolving Credit Linked Account, in accordance with Section 9.04(b) and, if required by
                        Section 9.04, the Administrative Agent shall close such assignor's Supplemental Revolving Credit Linked Account;

                  (v) promptly following the occurrence of a Supplemental Revolving Settlement Date, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account an amount equal to the applicable Supplemental Revolving Lender's Supplemental Revolving Percentage of the amount by which aggregate amounts then on deposit in the Supplemental Revolving Credit Linked Accounts exceed the Supplemental Revolving Letter of Credit Exposure and pay such amount to such Supplemental Revolving Lender; and

                  (vi) upon the reduction of the Total Supplemental Revolving Credit Linked Deposit Amount to $0 and the expiration or cancellation of all outstanding Supplemental Revolving Letters of Credit, the Administrative Agent shall withdraw from each Supplemental Revolving Credit Linked Account, and pay to the relevant Supplemental Revolving Lender, the aggregate amount then on deposit therein, and shall close each such Supplemental Revolving Credit Linked Account.

                  (k) Investment of Amounts in Supplemental Revolving Credit Linked Accounts. The Administrative Agent shall invest, or cause to be invested, the amount on deposit in the Supplemental Revolving Credit Linked Account of each Supplemental Revolving Lender so as to earn for the account of such Supplemental Revolving Lender a return thereon (the "Supplemental Revolving Credit Linked Return") for each day at a rate per annum equal to (i) the one month LIBOR rate as determined by the Administrative Agent on such day (or if such day was not a Business Day, the first Business Day immediately preceding such day) based on rates for deposits in Dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the Administrative Agent) (the "Benchmark LIBO Rate") minus (ii) 0.10% (based on a 365 or 366 day year, as the case may be). The Benchmark LIBO Rate will be reset on each Business Day. Such return will be paid by the Administrative Agent to each Supplemental Revolving Lender for any calendar month (or portion thereof) monthly in arrears on the first Business Day of the following calendar month and the Revolving Credit Maturity Date (or such earlier date on which the Supplemental Revolving Loans become due and payable pursuant to Article VII), as applicable, as well as the Supplemental Revolving Deposit Return Date. No Loan Parties shall have any obligation under or in respect of the provisions of this Section 2.01(k).

                  (l) Supplemental Revolving Fixed Return Rate Fee. The Borrower shall pay a fee to the Administrative Agent, for the account of each Supplemental Revolving Lender, monthly in arrears for each calendar month (or portion thereof), an amount equal to the excess of (i) the Supplemental Revolving Fixed Return Rate over (ii) the Supplemental Revolving Actual Return Rate, in each case with respect to such Supplemental Revolving Lender for such calendar month (or portion thereof) (but only if such amount constituting the difference between the amounts provided for in items (i) and (ii) above is greater than $0). Each such amount for any calendar month (or portion thereof) will be paid by the Borrower to the Administrative Agent, for the account of each Supplemental Revolving Lender, on the first Business Day of the following calendar month, on the Supplemental Revolving Settlement Date and on the Supplemental Revolving Deposit Return Date.

                  (m) Excess Payment. In the event that the Supplemental Revolving Actual Return Rate with respect to any Supplemental Revolving Lender for any calendar month exceeds the Supplemental Revolving Fixed Return Rate with respect to such Supplemental Revolving Lender for such calendar month, such excess amount shall be held in a separate sub-account of the Supplemental Revolving Credit Linked Account of such Supplemental Revolving Lender. Amounts on deposit in any such sub-account shall be withdrawn by the Administrative Agent and paid to the relevant Supplemental Revolving Lender in satisfaction of any amount subsequently payable by the Company to such Supplemental Revolving Lender pursuant to subsection (l) above, and the Company shall not be required to make any payment to such Supplemental Revolving Lender pursuant to subsection
(l) above until the amounts on deposit in such sub-account of such Supplemental Revolving Lender shall be $0. Upon the Supplemental Revolving Settlement Date, assuming the repayment by the Borrowers of all amounts outstanding under the Supplemental Revolving Credit Facility and the termination or cash collateralization in a manner satisfactory to the Administrative Agent of any outstanding Supplemental Revolving Letter of Credit Exposure, any excess payments referred to in this Section 2.01(m) shall be returned to, and become the property of, the Company.

                  (n) Sub-agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers contemplated by this Section
2.01 by or through one or more sub-agents appointed by it (which may include any of its Affiliates), and any such sub-agent shall be entitled to the benefit of all the provisions of Article VIII of this Agreement and Section 9.05. The parties hereto acknowledge that on or prior to the Fifth Amendment Effective Date the Administrative Agent has engaged JPMorgan Chase Institutional Services to act as its sub-agent for purposes of this Section 2.01, and that in such capacity JPMorgan Chase Institutional Services shall be entitled to the benefit of all the provisions of Article VIII of this Agreement and Section 9.05.

                  (o) Definitions. For purposes of this Section 2.01 (or in the case of any other provision of this Agreement that refers to any of the following terms), the following defined terms shall have the following meanings:

                  "Supplemental Revolving Actual Return Rate" shall mean for any calendar month (or portion thereof) referred to in subsection (l) above, with respect to any Supplemental Revolving Lender, an amount equal to (i) the aggregate amount payable to such Supplemental Revolving Lender from the Administrative Agent pursuant to Section 2.01(k) plus (ii) the aggregate amount of interest payments received by such Supplemental Revolving Lender from the Company pursuant to Section 2.06 plus (iii) the aggregate amount of letter of credit fees received by such Supplemental Revolving Lender from the Company pursuant to Section 2.21, in each case with respect to such calendar month (or portion thereof).

                  "Supplemental Revolving Eurodollar Rate" shall mean for any calendar month (or portion thereof) referred to in subsection (l) above with respect to which the Supplemental Revolving Eurodollar Rate is determined, the Adjusted LIBO Rate for an Interest Period of one month (or for the period beginning on the Fifth Amendment Effective Date to February 29, 2004) commencing on the first day of such calendar month (or the Fifth Amendment Effective Date) as determined by the Administrative Agent.

                  "Supplemental Revolving Fixed Return Rate" shall mean for any calendar month (or portion thereof) referred to in subsection (l) above, with respect to any Supplemental Revolving Lender, an amount equal to the interest that would have accrued on the Supplemental Revolving Credit Linked Deposit Amount (irrespective of the amount then on deposit in such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Account) of such Supplemental Revolving Lender during such monthly period (or portion thereof) if such interest were calculated at a rate per annum equal to (i) the Supplemental Revolving Eurodollar Rate plus (ii) a rate per annum equal to the Applicable Margin for Eurodollar Supplemental Revolving Loans (on the basis of the actual number of days elapsed over a year of 360 days).

                  (p) Subject to the terms and conditions and relying on the representations and warranties set forth herein, each Tranche A-1 Term Lender agrees, severally and not jointly, to make a Tranche A-1 Term Loan to the Company on the Fifth Amendment Effective Date in a principal amount not to exceed its Tranche A-1 Term Loan Commitment set forth opposite its name in
Schedule II of the Fifth Amendment. Amounts paid or prepaid in respect of Tranche A-1 Term Loans may not be reborrowed. The Net Proceeds thereof, which will be $181,500,000, shall be applied on the Fifth Amendment Effective Date to the prepayment of Tranche A Term Loans and Tranche B Term Loans in accordance with the Fifth Amendment.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each ABR Borrowing or Eurodollar Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000 and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) (or in the case of an ABR Borrowing, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments). The Loans comprising each Canadian Prime Rate Borrowing or Canadian B/A Borrowing shall be in an aggregate principal amount which is an integral multiple of C$1,000,000 and not less than C$5,000,000 (or an aggregate principal amount equal to the remaining balance of the Canadian Revolving Credit Commitments); provided that the aggregate amount of any Loans comprising a Canadian B/A Borrowing shall be subject to a minimum principal amount of C$5,000,000 and shall be an integral multiple of C$1,000,000.

                  (b) Each Borrowing shall be comprised of ABR Loans, or (except in the case of Swingline Loans) Eurodollar Loans, as the Company may request pursuant to Section 2.03. Each Canadian Revolving Credit Borrowing shall be comprised of (i) in the case of a $ Canadian Borrowing, ABR Loans, or Eurodollar Loans, or (ii) in the case of C$ Canadian Borrowing, Canadian Prime Rate Loans or Bankers' Acceptances, as the applicable Canadian Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that (except in the case of Swingline Loans) a Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 20 separate Eurodollar Borrowings or more than six separate Canadian B/A Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) (i) Subject to paragraph (d) below, each Lender shall make a Loan to the Company in the amount of its pro rata portion, as determined pursuant to Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York City time. In the case of a Borrowing under the Supplemental Revolving Credit Facility, each Supplemental Revolving Lender hereby irrevocably authorizes the Administrative Agent to make available to the Company an amount on deposit in such Supplemental Revolving Lender's Credit Linked Account equal to such Supplemental Revolving Lender's Applicable Percentage of such Borrowing (it being understood that the funding obligations of each Supplemental Revolving Lender with respect to such Borrowing shall be required to be satisfied solely by having made such amount available in its Supplemental Revolving Credit Linked Account, and the Borrower shall have no other recourse against such Supplemental Revolving Lender with respect to the satisfaction of such funding obligations if such deposit has been made). The Administrative Agent shall credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders (including, in the case of Supplemental Revolving Loans, by returning such amounts to the Supplemental Revolving Credit Linked Accounts). Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid by either the Company or such Lender to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Company's obligations under the preceding sentence shall terminate. If the Company shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Company shall have no further obligations hereunder in respect thereof.

                  (ii) Subject to paragraph (d) below, each Canadian Lender shall make a Loan to the applicable Canadian Borrower in the amount of its Applicable Percentage of each Canadian Revolving Credit

Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Canadian Administrative Agent in Toronto, Canada not later than 11:00 a.m., Toronto time, and the Canadian Administrative Agent shall credit the amounts so received to the general deposit account of the applicable Canadian Borrower or, if a Canadian Revolving Credit Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Canadian Lenders. Unless the Canadian Administrative Agent shall have received notice from a Canadian Lender prior to the date of any Canadian Revolving Credit Borrowing that such Canadian Lender will not make available to the Canadian Administrative Agent such Canadian Lender's portion of such Canadian Revolving Credit Borrowing, the Canadian Administrative Agent may assume that such Canadian Lender has made such portion available to the Canadian Administrative Agent on the date of such Canadian Revolving Credit Borrowing in accordance with this paragraph (c) and the Canadian Administrative Agent may, in reliance upon such assumption, make available to the applicable Canadian Borrower on such date a corresponding amount. If and to the extent that such Canadian Lender shall not have made such portion available to the Canadian Administrative Agent, such Canadian Lender and the applicable Canadian Borrower agree to repay to the Canadian Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Canadian Borrower until the date such amount is repaid by the applicable Canadian Borrower or such Canadian Lender to the Canadian Administrative Agent at (i) in the case of the Canadian Borrowers, the interest rate applicable at the time to the Loans comprising such Canadian Revolving Credit Borrowing and (ii) in the case of such Canadian Lender, such rate determined by the Canadian Administrative Agent as the rate then in effect for dealings among Canadian banks. If such Canadian Lender shall repay to the Canadian Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Canadian Lender's Loan as part of such Canadian Revolving Credit Borrowing for purposes of this Agreement and the applicable Canadian Borrower's obligations under the preceding sentence shall terminate. If the applicable Canadian Borrower shall repay to the Canadian Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Canadian Borrowers shall have no further obligations hereunder in respect thereof. Notwithstanding the foregoing, Canadian B/A Borrowings shall be made in accordance with the provisions of Section 2.26.

                  (d) Notwithstanding any other provision of this Agreement, (x) the Company shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date and (y) neither Canadian Borrower shall be entitled to request any Canadian Revolving Credit Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Canadian Revolving Credit Maturity Date.

                  (e) Each Borrower may refinance all or any part of any Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing with a Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, and the proceeds of the new Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing, Supplemental Revolving Credit Borrowing or Canadian Revolving Credit Borrowing, as the case may be, being refinanced, shall not be paid by the applicable Lenders or Canadian Lenders, as the case may be, to the Applicable Agent, or by the Applicable Agent to the Company or the applicable Canadian Borrower, as the case may be, pursuant to paragraph (c) above.

                  (f) If the Applicable Agent has not received from the Company or the applicable Canadian Borrower, as the case may be, the payment required by
Section 2.22(a) by 12:00 noon, New York City time, on the date on which an Issuing Bank has notified the Company or the applicable Canadian Borrower, as the case may be, and the Applicable Agent that payment of a draft presented under any Letter of Credit will be made (or such later time permitted by Section 2.22(a)), as provided in Section 2.22, the Applicable Agent will promptly notify such Issuing Bank and each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be, of the Letter of Credit Disbursement and, in the case of each such Lender, its Applicable Percentage of such Letter of Credit Disbursement. Each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be (other than the applicable Issuing Bank), will pay to the Applicable Agent, not later than 2:00 p.m., New York City time, on such date (or, if payment by the applicable Borrower is not required until after 11:00 a.m., New York City time, on such date, by 10:00 a.m. on the immediately following Business Day) such Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Applicable Agent will promptly pay to such Issuing Bank. Each Supplemental Revolving Credit Lender irrevocably authorizes the Administrative Agent to make available to such Issuing Bank upon demand such Supplemental Revolving Lender's Applicable Percentage of such Letter of Credit Disbursement by withdrawing such amount from such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Deposit Account (whether or not the conditions to borrowing set forth in Section 4.02 are satisfied). The Applicable Agent will promptly remit to each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case be, its Applicable Percentage of any amounts subsequently received by the Applicable Agent from the Company or the applicable Canadian Borrower, as the case may be, in respect of such Letter of Credit Disbursement. Such remittance to the Supplemental Revolving Lenders shall be deposited by the Administrative Agent into their Supplemental Revolving Credit Linked Accounts.

                  SECTION 2.03. Notice of Borrowings. (a) The Company shall give the Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether such Borrowing will be of Term Loans, Revolving Loans, Supplemental Revolving Loan, Eurodollar Supplemental Revolving Loans, ABR Supplemental Revolving Loans or a combination thereof, (ii) the date of such Borrowing (which shall be a Business
Day) and the amount of Term Loans, Revolving Loans and/or Supplemental Revolving Loans requested; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. The Loans to be made on the Closing Date shall initially be ABR Loans and unless, in its sole discretion, the Administrative Agent shall otherwise agree, no such Loan may be converted into a Eurodollar Loan having an interest period in excess of one month prior to the date that is 60 days after the Closing Date. The Loans to be made on the Fifth Amendment Effective Date shall initially be ABR Loans and unless, in its sole discretion, the Administrative Agent shall otherwise agree, no such Loan may be converted into a Eurodollar Loan having an interest period in excess of one month prior to the date that is 5 Business Days after the Fifth Amendment Effective Date. If the Company shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                  (b) The applicable Canadian Borrower shall give the Canadian Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing or a Canadian B/A Borrowing, not later than 12:00 noon, Toronto time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 12:00 noon, Toronto time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (ii) whether such Borrowing shall be a $ Canadian Borrowing or a C$ Canadian Borrowing; (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (iv) if such Borrowing is to be a Canadian B/A Borrowing, the Contract Period therefor. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing or a Canadian Prime Rate Borrowing, as the case may be. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Canadian Borrower shall be deemed to have selected an Interest Period of one month's duration. If no Contract Period with respect to any Canadian B/A Borrowing is specified in any such notice, then the applicable Canadian Borrower shall be deemed to have selected a Contract Period of thirty days' duration. If the applicable Canadian Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Canadian Revolving Credit Borrowing in dollars prior to the end of the Interest Period in effect for such Borrowing, then the applicable Canadian Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Canadian Administrative Agent shall promptly advise the Canadian Lenders of any notice given pursuant to this Section 2.03 and of each Canadian Lender's portion of the requested Borrowing.

                  SECTION 2.04. Notes; Repayment of Loans. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loans, Supplemental Revolving Loan and Swingline Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Loans, Supplemental Revolving Loans, Additional Revolving Loans and Swing Line Loans become due and payable pursuant to Article VII), (ii) the principal amount of the Tranche A Term Loan of such Lender, in consecutive quarterly installments, respectively, payable each March 31, June 30, September 30 and December 31 in accordance with Section 2.11 (or the then unpaid principal amount of such Tranche A Term Loan, on the date that such Tranche A Term Loan becomes due and payable pursuant to Article VII), (iii) the then unpaid principal amount of the Tranche A-1 Term Loan of such Lender on the Tranche A-1 Term Loan Maturity Date (or on the date that such Tranche A-1 Term Loan becomes due and payable pursuant to Article VII) and (iv) the principal amount of the Tranche B Term Loan of such Lender, in consecutive quarterly installments, payable on each March 31, June 30, September 30 and December 31 in accordance with Section 2.11 (or the then unpaid principal amount of such Loan, on the date that such Tranche B Term Loan becomes due and payable pursuant to Article VII). Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender (i) the then unpaid principal amount of each Canadian B/A Borrowing at the expiration of each Contract Period, if such Borrowing is not rolled over or converted pursuant to Section 2.26 (or the then unpaid principal amount of such B/A, on the date that such B/A becomes due and payable pursuant to Article VII) or (ii) the then unpaid principal amount of each Canadian Revolving Loan of such Lender on the Canadian Revolving Credit Maturity Date (or such earlier date on which the Canadian Revolving Loans become due and payable pursuant to Article VII). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Closing Date or the Fifth Amendment Effective Date, as the case may be, until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) (1) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Lender in which shall be recorded (i) the amount of each Revolving Loan, Supplemental Revolving Loan, Additional Revolving Loan, Swingline Loan, Tranche A Term Loan, Tranche A-1 Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

                  (2) The Canadian Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Canadian Lender in which shall be recorded (i) the amount of each Canadian Revolving Loan made hereunder, the Type thereof and each Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Canadian Borrower to each Canadian Lender hereunder, (iii) the face amount of all B/As accepted by the Canadian Lenders and (iv) both the amount of any sum received by the Canadian Administrative Agent hereunder from the applicable Canadian Borrower and each Canadian Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent or the Canadian Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender (i) a Revolving Credit Note, a Supplemental Revolving Credit Note or an Additional Revolving Credit Note, if applicable, with appropriate insertions as to date and principal amount, and/or (ii) a Tranche A Term Note with appropriate insertions as to date and principal amount, and/or (iii) a Tranche A-1 Term Note with appropriate insertions as to date and principal amount, and/or (iv) a Tranche B Term Note with appropriate insertions as to date and principal amount and/or (v) in the case of the Swingline Lender, a Swingline Note with appropriate insertions as to date and principal amount. Each Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any Canadian Lender, such Canadian Borrower will execute and deliver to such Canadian Lender a Canadian Revolving Credit Note with appropriate insertions as to date and principal amount.

                  SECTION 2.05. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Revolving Credit Commitment and, if applicable, the Additional Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "U.S. Commitment Fee") of 1% (or, at any time when the Applicable Level is Level II or higher, 0.75%) per annum on the average daily unused amount of the Revolving Credit Commitment and the Additional Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitment or, if applicable, the Additional Revolving Credit Commitment of such Lender shall be terminated). The Canadian Borrowers agree to pay to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Canadian Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee in dollars (a "Canadian Commitment Fee" and, together with the U.S. Commitment Fee, the "Commitment Fees") of 1% (or, at any time when the Applicable Level is Level II or higher, 0.75%) per annum on the average daily unused amount of the Canadian Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period ending with the Canadian Revolving Credit Maturity Date or the date on which the Canadian Revolving Credit Commitment of such Lender shall be terminated). For purposes of calculating any Lender's Commitment Fees, the outstanding Swingline Loans during the period for which such Lender's Commitment Fees is calculated shall be deemed to be zero. The Commitment Fees due to each Lender shall cease to accrue on the date on which the Commitments of such Lender shall be terminated as provided herein. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days.

                  (b) The Company agrees to pay to the Administrative Agent, for its own account, at the times previously agreed, the fees (the "Agency Fees") in the amounts previously agreed to be payable to the Administrative Agent for its own account. The Canadian Borrowers agree to pay to the Canadian Administrative Agent, for its own account, at the times previously agreed the fees in the amounts previously agreed to be payable to the Canadian Administrative Agent for its own account.

                  (c) Each Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by such Issuing Bank for the account of such Borrower, in the amount agreed upon between such Borrower and such Issuing Bank, payable as agreed to by such Borrower and such Issuing Bank for such Letter of Credit, and negotiation, amendment, issuing, payment and other customary fees (collectively, the "Fronting Fees") in the amounts separately agreed to by such Issuing Bank and the applicable Borrower.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Applicable Agent for distribution, if and as appropriate, among the Lenders or to the applicable Issuing Banks, as the case may be. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Subject to the provisions of Section 2.07, (i) each C$ Prime Rate Loan shall bear interest at a rate per annum equal to the C$ Prime Rate plus the Applicable Margin and (ii) each B/A shall be subject to an Acceptance Fee payable as set forth in Section 2.26.

                  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and the applicable C$ Prime Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Canadian Administrative Agent, and such determinations shall be conclusive absent manifest error.

                  (e) Except as provided herein, interest and fees hereunder shall accrue and be calculated on a daily basis on the basis of a 360-day year for actual days elapsed, except that interest calculated on the basis of the Prime Rate or the C$ Prime Rate shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for actual days elapsed. For purposes of the Interest Act (Canada) (i) whenever any interest or fee under this Agreement with respect to credit extended thereunder, is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 and (ii) the principle of deemed reinvestment of interest does not apply to any such interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate or the C$ Prime Rate, as the case may be, plus the Applicable Margin plus 2% per annum.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing or any Interest Period used to determine the Supplemental Revolving Eurodollar Rate or prior to the determination of a Benchmark LIBO Rate or any day the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Supplemental Revolving Eurodollar Rate for such Interest Period, the Benchmark LIBO Rate for such day or the Supplemental Revolving Credit Linked Deposit for such day, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Benchmark LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Company and the applicable Lenders. In the event of any such determination,
(x) any request by a Borrower for a Eurodollar Borrowing pursuant to Section
2.03 or 2.10 shall, until the Administrative Agent shall have advised the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing and (y) the Supplemental Revolving Eurodollar Rate shall be equal to a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments and Total Supplemental Revolving Credit Linked Deposit Amount. (a) The Revolving Credit Commitments and the Additional Revolving Credit Commitments shall be automatically terminated on the Canadian Revolving Credit Maturity Date. The Canadian Revolving Credit Commitments shall be automatically terminated on the Canadian Revolving Credit Maturity Date. The Letter of Credit Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letters of Credit may be issued under the Canadian Revolving Credit Commitments after the Canadian Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written notice to the Applicable Agent, the Company or a Canadian Borrower, as the case may be, may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, (ii) the Revolving Credit Commitments shall not be reduced to an amount which is less than the Company Letter of Credit Exposure and the outstanding

Swingline Loans and Revolving Loans at such time, (iii) the Additional Revolving Credit Commitments shall not be reduced to an amount which is less than the outstanding Additional Revolving Loans at such time and (iv) the Canadian Revolving Credit Commitments shall not be reduced to an amount which is less than the Canadian Borrower Letter of Credit Exposure and the Dollar Equivalent Amount of Canadian Revolving Loans.

                  (c) To the extent that the program size or committed amount of the Receivables Facility exceeds $250,000,000 at any time, then the Revolving Credit Commitments and Additional Revolving Credit Commitments shall be automatically and permanently reduced by the amount of such excess.

                  (d) Each reduction in the Revolving Credit Commitments, the Additional Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as the case may be, hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments. The applicable Borrowers shall pay to the Applicable Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  (e) The Borrower may at any time or from time to time direct the Administrative Agent to permanently reduce the Total Supplemental Revolving Credit Linked Deposit Amount; provided that each partial reduction of the Total Supplemental Revolving Credit Linked Deposit Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, further, that no such reduction shall be permitted if, after giving effect to such reduction, the aggregate Supplemental Revolving Loans and Supplemental Revolving Letter of Credit Exposure would exceed the Total Supplemental Revolving Credit Linked Deposit Amount as so reduced. In the event the Total Supplemental Revolving Credit Linked Deposit Amount shall be reduced as provided in the preceding sentence, the Administrative Agent will return all amounts in the Supplemental Revolving Credit Linked Accounts in excess of the reduced Total Supplemental Revolving Credit Linked Deposit Amount to the Supplemental Revolving Lenders, ratably in accordance with their Applicable Percentages.

                  SECTION 2.10. Conversion and Continuation of Term Loans. Each applicable Borrower shall have the right at any time upon prior irrevocable notice to the Applicable Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Tranche A Term Borrowing into an ABR Tranche A Term Borrowing, to convert any Eurodollar Tranche A-1 Term Borrowing into an ABR Tranche A-1 Term Borrowing or to convert any Eurodollar Tranche B Term Borrowing into an ABR Tranche B Term Borrowing,
(ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Tranche A Term Borrowing into a Eurodollar Tranche A Term Borrowing, to convert any ABR Tranche A-1 Term Borrowing into a Eurodollar Tranche A-1 Term Borrowing or to convert any ABR Tranche B Term Borrowing into a Eurodollar Tranche B Term Borrowing, as applicable, for an additional Interest Period and (iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Tranche A Term Borrowing, Eurodollar Tranche A-1 Term Borrowing or Eurodollar Tranche B Term Borrowing to another permissible Interest Period, subject to the following conditions:

                  (a) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $1,000,000; provided that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $1,000,000;

                  (c) each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

                  (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to Section 2.15;

                  (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (f) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (g) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Tranche A Term Borrowings, or the Eurodollar Tranche B Term Borrowings, as the case may be, with Interest Periods ending on or prior to such Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment Date and (ii) the ABR Tranche A Term Borrowings or ABR Tranche B Term Borrowings as the case may be, would not be at least equal to the principal amount of Tranche A Term Borrowings or Tranche B Term Borrowings, to be paid on such Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment Date;

                  (h) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Tranche A-1 Term Loan Maturity Date; and

                  (i) a Borrowing may not be converted into or continued as a Eurodollar Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Applicable Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

                  SECTION 2.11. Repayment of Tranche A Term, Tranche A-1 Term and Tranche B Term Borrowings. (a) The Tranche A Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Tranche A Term Loan Repayment Date") and in such amounts as set forth on Schedule 2.11.

                  (b) The Tranche B Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Tranche B Loan Repayment Date") and in such amounts as set forth on
Schedule 2.11.

                  (c) The Tranche A-1 Term Borrowings shall be payable as to principal in one installment, payable on the Tranche A-1 Term Loan Maturity Date.

                  (d) To the extent not previously paid, all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Loan Maturity Date, all Tranche A-1 Term Borrowings shall be due and payable on the Tranche A-1 Term Loan Maturity Date and all Tranche B Term Borrowings shall be due and payable on the Tranche B Term Loan Maturity Date. Each payment of Eurodollar Tranche A Term Borrowings, Eurodollar Tranche A-1 Term Borrowings or Eurodollar Tranche B Term Borrowings repaid pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than a Canadian B/A Borrowing), in whole or in part, upon, in the case of Eurodollar Borrowings, at least three Business Days', and in the case of ABR Borrowings and C$ Prime Rate Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent or the Canadian Administrative Agent, as the case may be; provided, however, that each partial prepayment (other than of a Swingline Loan) of ABR Loans and of Eurodollar Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, each partial prepayment of C$ Prime Rate Loans shall be in a minimum principal amount of C$5,000,000 or an integral multiple of C$1,000,000 in excess thereof. Each prepayment of principal of the Term Loans pursuant to this Section 2.12(a) shall be allocated ratably among the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans and shall be made in accordance with Section 2.12(i) below.

                  (b) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Company shall pay or prepay so much of, first, the Swingline Loans and, second, the Revolving Credit Borrowings, as shall be necessary in order that the aggregate principal amount of the Revolving Loans and Swingline Loans outstanding will not exceed the excess, if any, of (i) the aggregate Revolving Credit Commitments after giving effect to such termination or reduction over (ii) the Company Letter of Credit Exposure.

                  (c) On the date of any termination or reduction of the Canadian Revolving Credit Commitments pursuant to Section 2.09, the Canadian Borrowers shall pay or prepay so much of the Canadian Revolving Credit Borrowings as shall be necessary in order that the aggregate principal amount of the Canadian Revolving Loans outstanding will not exceed the excess, if any, of
(i) the aggregate Canadian Revolving Credit Commitments after giving effect to such termination or reduction over (ii) the Canadian Borrower Letter of Credit Exposure.

                  (d) On the date of any termination or reduction of the Additional Revolving Credit Commitments pursuant to Section 2.09 or Section 2.27, the Company shall pay or prepay so much of the Additional Revolving Credit Loans as shall be necessary in order that the aggregate principal amount of the

Additional Revolving Loans outstanding will not exceed the aggregate Additional Revolving Credit Commitments after giving effect to such termination or reduction.

                  (e) The Company shall prepay the Borrowings at the times and in the amounts required pursuant to Sections 2.12(g) and 2.12(h).

                  (f) Each Borrower's prepayment obligations under any paragraph of this Section 2.12 shall be in addition to, and shall not be discharged by the performance of, its obligations under any other such paragraph. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty (other than as set forth in Section 2.12(m)). All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  (g) (i) In the event and on each occasion that a Prepayment Event occurs, subject to Sections 6.08(h) and (j), the Company and any other applicable Borrower shall apply an amount equal to 100% of the Net Proceeds therefrom to prepay the Term Loans (allocated ratably among the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans) in accordance with Section 2.12(i) below. Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the applicable Borrower shall pay to the Applicable Agent (for application to the prepayment of Loans in accordance with this Section 2.12(g)(i)) an amount equal to 100% of the Net Proceeds from such Prepayment Event.

                  (ii) Upon the issuance of any Senior Unsecured Notes or Permitted Additional Senior Unsecured Notes in excess of an aggregate principal amount of $500,000,000, the Company and any other applicable Borrower shall apply an amount equal to 100% of the Net Proceeds therefrom to prepay the Tranche A Term Loans and the Tranche A-1 Term Loans in accordance with Section 2.12(i) below and to make an offer to prepay the Tranche B Term Loans at par in accordance with Section 2.12(k) below (allocated ratably among the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans). Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of such issuance, the applicable Borrower shall pay to the Applicable Agent (for application to the prepayment of Loans in accordance with this Section 2.12(g)(ii)) an amount equal to 100% of the Net Proceeds from such issuance.

                  (h) Not later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on or about December 31, 2002, the Company and any other applicable Borrower shall pay to the Applicable Agent (for application to the prepayment of the Term Loans (allocated ratably among the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans) in accordance with Section 2.12(i) below) an amount equal to the Applicable Excess Cash Flow Prepayment Percentage (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Excess Cash Flow for such fiscal year.

                  (i) Each prepayment of principal of the Tranche A Term Loans or the Tranche B Term Loans pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the applicable Loans due under paragraph (a) or (b), as applicable, of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Tranche A Term Loans and the Tranche B Term Loans pursuant to Section 2.12(h) or
Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Each prepayment of principal of the Tranche A-1 Term Loans pursuant to this Section 2.12 shall be applied to the then outstanding principal amount thereof. Notwithstanding anything in this Section 2.12 to the contrary, so long as any Tranche A Term Loans or Tranche A-1 Term Loans are outstanding, each prepayment with respect to the Tranche B Term Loans (other than any prepayment made pursuant to Section 2.12(a)) shall be applied in accordance with Section 2.12(k).

                  (j) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "Excess Amount"), the Company and any other applicable Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(j) and (y) the Company shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Company and any other applicable Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

                  (k) The Company shall at least three Business Days prior to any expected prepayment (or offer of prepayment) pursuant to Section 2.12(g) or
(h), as the case may be, notify the Applicable Agent of such prepayment (or offer of prepayment) and the approximate amount and date thereof. Upon receipt of any such notice, the Applicable Agent shall promptly provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") (i) setting forth the amount of such prepayment (or offer of prepayment) to be applied to the Tranche B Term Loans (the "Tranche B Prepayment Amount"), the estimated portion thereof that the applicable Tranche B Lender will be entitled to receive if it accepts such prepayment (or offer of prepayment) on the prepayment date (each, a "Prepayment Date"), (ii) requesting such Tranche B Lender to notify the Applicable Agent in writing, no later than the Business Day preceding the Prepayment Date, of such Tranche B Lender's acceptance or rejection (in each case, in whole and not in part) of such prepayment (or offer of prepayment) and
(iii) informing such Tranche B Lender that failure by such Tranche B Lender to reject prepayment (or offer of prepayment) in writing on or before the Business Day prior to the Prepayment Date shall be deemed an acceptance of such prepayment (or offer of prepayment). On the Prepayment Date, the Applicable Agent shall apply that portion of the Tranche B Prepayment Amount in respect of which Tranche B Lenders have accepted or been deemed to have accepted prepayment (or offer of prepayment) to the prepayment of the Tranche B Term Loans in accordance with this Section 2.12(k). The remaining amount of the Tranche B Prepayment Amount after the payments described in the immediately preceding sentence shall be allocated ratably to the then-outstanding Tranche A Term Loans and Tranche A-1 Term Loans for prepayment in accordance with Section 2.12(i).

                  (l) If at any time the outstanding balance of the Canadian Revolving Loans exceeds 105% of the Canadian Revolving Credit Commitments as a result of the fluctuation of currency values, the Canadian Borrowers shall immediately repay the aggregate outstanding Canadian Revolving Loans to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Canadian Revolving Loans, the Canadian Borrowers shall provide cash collateral for the

Canadian Borrower Letter of Credit Exposure and Canadian B/A Borrowings in the manner set forth in Sections 2.24 and 2.26, as applicable, to the extent required to eliminate such excess.

                  (m) Each prepayment (whether mandatory, optional or otherwise) (other than any optional prepayment made from (a) the proceeds of any issuance of shares of Holdings' capital stock or (b) that portion of Excess Cash Flow not subject to a mandatory prepayment pursuant to Section 2.12(h)) of the Tranche B Term Loans of any Lender during any period set forth below shall be accompanied by payment of a prepayment premium on the amount prepaid (unless receipt of such prepayment premium is waived by such Lender):

                 Period                      Premium
                 ------                      -------
Closing Date to and including first            3%
anniversary of Closing Date

Thereafter to and including second             2%
anniversary of Closing Date

Thereafter to and including third              1%
anniversary of Closing Date

                  Notwithstanding the foregoing, a prepayment premium shall not be required to be paid on any prepayment made pursuant to any offer to prepay the Tranche B Term Loans made pursuant to Section 2.12(g)(ii).

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority (including the National Association of Insurance Commissioners) charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or the return payable to any Supplemental Revolving Credit Lender pursuant to Section 2.01 or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.18), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or deposits by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or such Issuing Bank or shall impose on such Lender or such Issuing Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment, Eurodollar Loans made by such Lender or the Supplemental Revolving Credit Linked Deposit of such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining the Letter of Credit Exposure, the Letter of Credit Commitment, any Eurodollar Loan (or, in the case of such Issuing Bank, of making any payment or maintaining the Letter of Credit Commitment) or any Supplemental Revolving Credit Linked Deposit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Company will pay to such Lender or such Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

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                                                                              58

                  (b) If any Lender or Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, official directive or guideline (whether or not having the force of law) regarding capital adequacy, or any change after the Closing Date in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the applicable Borrower through the Applicable Agent and shall be conclusive absent manifest error. The Company shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) In the event any Lender or Issuing Bank delivers a notice pursuant to paragraph (e) below, the Company may require, at the Company's expense and subject to Section 2.15, such Lender or Issuing Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and its Notes and participations in Letters of Credit held by it and its obligations to acquire such participations and, if applicable, its Supplemental Revolving Credit Linked Account) to a financial institution specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the applicable Borrower shall have received the written consent of the Applicable Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender or Issuing Bank all monies accrued and owing hereunder to it (including pursuant to this Section) and (iv) in the case of a required assignment by an Issuing Bank, all outstanding Letters of Credit issued by such Issuing Bank shall be canceled and returned to such Issuing Bank.

                  (e) Promptly after any Lender or Issuing Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Bank will notify the applicable Borrower thereof. Failure on the part of any Lender or Issuing Bank so to notify the applicable Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; provided that the applicable Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive

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                                                                              59

application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or make or maintain any Supplemental Revolving Credit Linked Deposit or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or Supplemental Revolving Credit Linked Deposit, then, by written notice to the applicable Borrower and to the Applicable Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the applicable Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn;

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below; and

                  (iii) in the case of Supplemental Revolving Credit Linked Deposits, require that its funding obligations with respect thereto be amended or converted in a manner directed by the Administrative Agent so as to comply with law.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to a Borrower by any Lender shall be effective as to each Eurodollar Loan if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.

                  SECTION 2.15. Indemnity. The Company and, if applicable, the Canadian Borrowers shall severally indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by any Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in
Article IV, (b) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or B/A or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), (e) the return of all or any portion of a Supplemental Revolving Credit Linked Deposit to such Lender on a day other than the last day of an Interest Period for which the applicable Supplemental Revolving Eurodollar Rate has been established or (f) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or B/A, as the case may be. Such loss

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                                                                              60

or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or Discount Rate applicable thereto) or the deposit being returned for the period from the date of such payment, prepayment, conversion, return or failure to borrow, convert or continue to the last day of the Interest Period or Contract Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period or Contract Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, returned or not borrowed, converted or continued for such period or Interest Period or Contract Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the applicable Borrower through the Applicable Agent and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.12, 2.14, 2.18, 2.26 and 2.27, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or Letter of Credit Fees, each reduction of the Revolving Credit Commitments, the Additional Revolving Credit Commitments, the Canadian Revolving Credit Commitments and the Total Supplemental Revolving Credit Linked Deposit Amount, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective Revolving Credit Commitments, Additional Revolving Credit Commitments, Canadian Revolving Credit Commitments or Supplemental Revolving Credit Linked Deposit Amounts, as the case may be, or, if applicable outstanding Loans, as the case may be. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Applicable Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  SECTION 2.17. Payments. (a) The Company shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at One Chase Manhattan Plaza - 8th Floor, New York, New York, 10081, Attention of Loan Agency Services, in immediately available funds, for credit to JPMorgan Chase Bank, ABA Number 021000021, Account Number 323-5-02059. Each Canadian Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, Toronto time, on the date when due to the Canadian Administrative Agent, at its offices at 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2, Attention Funding Officer, in immediately available funds, for the credit of JPMorgan Chase Bank, Toronto Branch, Royal Bank of Canada, Correspondent Banking Division, Toronto, Transit #: 07172, Account Number 1000405 (if such payment is made in Canadian dollars). Such payments shall be for credit to the account of JPMorgan Chase Bank, Toronto Branch, at JPMorgan Chase Bank, New York, New York, ABA Number: 021000021, SWIFT
Number: CHASUS 33, Account Number: 400929821 (if such payment is made in dollars).

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the

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                                                                              61

immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  (c) Each obligation of the Borrowers and the Guarantors under the Loan Documents related to any Loans or Letter of Credit denominated in dollars shall be paid in dollars. Each obligation of the Borrowers and the Guarantors related to any Loans or Letters of Credit denominated in Canadian dollars shall be paid in Canadian dollars.

                  SECTION 2.18. Taxes. (a) Any and all payments by each Borrower to the Administrative Agent or the Canadian Administrative Agent, as the case may be, the Issuing Banks or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Issuing Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Issuing Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, each Issuing Bank and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender, such Issuing Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.18, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, any Issuing Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Lender or an Issuing Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender, such Issuing Bank, the Canadian Administrative Agent or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. No Borrower shall be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent (in the case of payments to be made by the Company) not organized under the laws of the United States of America or a state thereof (or, in the case of payments to be made by the Canadian Borrowers, not organized under the laws of Canada) if such Lender, such Issuing Bank, the Canadian Administrative Agent or the Administrative Agent fails to comply with the requirements of paragraph (f) or
(g), as the case may be, and paragraph (h) of this Section 2.18.

                  (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Company will indemnify each Lender, each Issuing Bank, the Administrative Agent and the Canadian Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or

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                                                                              62

Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender, such Issuing Bank or the Administrative Agent or the Canadian Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, an Issuing Bank, the Administrative Agent or the Canadian Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by a Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify such Borrower of the availability of such refund (unless instructed to pursue a claim by such Borrower) and shall, within 30 days after receipt of a request by such Borrower, pursue or timely claim such refund at such Borrower's expense; provided that such Lender shall not be required to pursue or claim such refund if such Lender reasonably determines that the pursuit or claim of such refund will have a disadvantageous impact upon such Lender. If any Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent has received payment from a Borrower hereunder, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to such Borrower, provided that such Borrower, upon the request of such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent in the event such Lender, such Issuing Bank, the Administrative Agent or the Canadian Administrative Agent is required to repay such refund.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower in respect of any payment to any Lender, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent, such Borrower will furnish to the Applicable Agent, at its address referred to in Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof or a copy of the return reporting payment thereof or other evidence of such payment reasonably satisfactory to the Applicable Agent.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

                  (f) In the case of any Borrowing by the Company, this paragraph (f) shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Issuing Bank or such Lender, it will deliver to the Company and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that the Issuing Bank or such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States Internal Revenue Service Form W-8BEN or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder (A) will not be described in Section 871(h)(3)(A) or
Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Lender. Each Lender, each Issuing Bank and the Administrative Agent required to deliver to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Company and the Administrative Agent (if appropriate) two further copies of

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                                                                              63

Form W-8BEN or W-8ECI, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Company and, in the case where a Form W-8BEN has been delivered in accordance with clause (ii) of the preceding sentence, a further statement certifying to the facts set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Company, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Company or (iii) in the case of Form W-8BEN or W-8ECI, on or before the date that any such form expires or becomes obsolete, and, in the case of Form W-8BEN or W-8ECI delivered in accordance with clause (i) of the preceding sentence, certifying that such Issuing Bank or such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Issuing Bank or such Lender advises the Company that it is unable lawfully to provide such forms and other certifications and notifies the Company to such effect. Unless the Company and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes or the Letters of Credit to or for any Issuing Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (g) In the event a Canadian Borrower is required to pay additional amounts pursuant to this Section 2.18, this paragraph (g) shall apply. Each Lender, each Issuing Bank and the Canadian Administrative Agent that is not incorporated within or under the laws of Canada and that is claiming such additional amounts agrees that within a reasonable period of time following the request of a Canadian Borrower, it will, to the extent it is legally entitled to a reduction in the rate of or exemption from Canadian withholding taxes, deliver to such Canadian Borrower and the Canadian Administrative Agent (if appropriate) any form or document required under the laws, regulations, official interpretations or treaties enacted by, made or entered into with Canada properly completed and duly executed by such Issuing Bank, such Lender or Canadian Administrative Agent establishing that any payments hereunder are exempt from Canadian withholding tax or subject to a reduced rate of Canadian withholding tax, as the case may be; provided that, in the sole determination of such Lender, such Issuing Bank or the Canadian Administrative Agent, such form or document shall not be otherwise disadvantageous to such Lender, such Issuing Bank or the Administrative Agent.

                  (h) Any Issuing Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Issuing Bank or such Lender, be otherwise disadvantageous to such Issuing Bank or such Lender. In addition, in the event any Issuing Bank or any Lender claims additional amounts payable pursuant to this Section 2.18, the affected Borrower may, at its sole expense and effort, upon notice to such Issuing Bank or such Lender and the Applicable Agent, require such Issuing Bank or such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment will result in a reduction in the claim for additional amounts under this Section 2.18, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the affected Borrower shall have received the prior written consent of the Applicable Agent, which consent shall not unreasonably be withheld, and (z) the affected Borrower or such assignee shall have paid to the affected Issuing Bank or the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Letter of Credit

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                                                                              64

Disbursements or such Loans of such Issuing Bank or such Lender, respectively, plus all Fees and other amounts accrued for the account of such Issuing Bank or such Lender hereunder.

                  SECTION 2.19. Issuance of Letters of Credit. (a) Each Issuing Bank agrees, upon the terms and subject to the conditions herein set forth, to issue Letters of Credit (including Foreign Subsidiary Letters of Credit), in a form reasonably acceptable to the Applicable Agent and such Issuing Bank, appropriately completed, for the account of the Company or applicable Canadian Borrower, as the case may be, at any time and from time to time on and after the Closing Date (or on or after the Fifth Amendment Effective Date in the case of Supplemental Letters of Credit) until the earlier of the date five Business Days prior to the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, and the termination of the Revolving Credit Commitments, the Canadian Revolving Credit Commitments or the Supplemental Revolving Credit Facility , as the case may be, in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by an Issuing Bank only if, and each request by a Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of such Borrower that, immediately following the issuance of any such Letter of Credit, (i)(w) the Letter of Credit Exposure (other than in respect of Indebtedness of the Brazilian Subsidiary and the Italian JV) under the Revolving Credit Facility shall not exceed the Revolving Letter of Credit Commitment in effect at the time, (x) the Letter of Credit Exposure in respect of Indebtedness of the Brazilian Subsidiary shall not exceed an amount equal to $30,000,000 less the amount of any Indebtedness incurred under clause (viii) of Section 6.01(c) and the Letter of Credit Exposure in respect of Indebtedness of the Italian JV shall not exceed $10,000,000, (y) the Revolving Letter of Credit Exposure shall not exceed the Revolving Credit Commitments and Canadian Revolving Credit Commitments in effect at the time and (z) the Supplemental Letter of Credit Exposure shall not exceed the Supplemental Revolving Letter of Credit Commitment in effect at the time, and (ii) the Borrowers will be in compliance with Sections 2.01(c) and (e). In determining whether the issuance of a Letter of Credit will comply with the preceding sentence, each Issuing Bank may rely conclusively on information obtained from the Administrative Agent or the Canadian Administrative Agent, as the case may be, regarding the aggregate principal amount of outstanding Revolving Loans, Canadian Revolving Loans and the aggregate Revolving Credit Commitments, Canadian Revolving Credit Commitments. Each Letter of Credit shall provide for payments of drawings in dollars or, if requested by a Canadian Borrower, Canadian dollars or, if requested by the Company, a Foreign Currency; provided, that the Letter of Credit Exposure in respect of Letters of Credit denominated in a Foreign Currency shall not exceed $20,000,000.

                  (b) Each Letter of Credit shall expire no later than the fifth Business Day preceding the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, unless such Letter of Credit expires by its terms on an earlier date as described below in Section 2.19(c). Each Letter of Credit shall provide for payments of drawings in dollars or, if requested by a Canadian Borrower, Canadian dollars or, if requested by the Company, a Foreign Currency; provided, that the Letter of Credit Exposure in respect of Letters of Credit denominated in a Foreign Currency shall not exceed $20,000,000. Each Letter of Credit shall reduce availability under the Revolving Credit Commitments, the Canadian Revolving Credit Commitments or the Supplemental Revolving Credit Facility, as applicable.

                  (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written notice from the applicable Borrower to the applicable Issuing Bank and the Applicable Agent (each of which shall give prompt notice thereof to each Revolving Lender or Canadian Lender, as the case may be) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the fifth Business Day preceding the Revolving Credit Maturity Date or the Canadian Revolving Credit Maturity Date, as the case may be, and (ii) subject to extension, two years after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. Such Issuing Bank will give the Applicable Agent, and the Applicable Agent shall give

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                                                                              65

each Revolving Lender, Supplemental Revolving Lender or Canadian Lender, as the case may be, prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

                  (d) No Issuing Bank shall be required to issue a Letter of Credit unless it has agreed with the Company upon the Fronting Fees to be paid by the applicable Borrower in connection with such Letter of Credit and the form of such Letter of Credit is reasonably acceptable to such Issuing Bank.

                  (e) The letters of credit issued under the Existing Credit Agreement which are outstanding on the Closing Date shall be deemed to be Letters of Credit issued on the Closing Date.

                  (f) On the Fifth Amendment Effective Date, all Letters of Credit then outstanding will automatically, without any action on the part of any person, be deemed to be Supplemental Revolving Letters of Credit issued hereunder on the Fifth Amendment Effective Date for the account of the Company (on a joint and several basis with any other Borrower which is an account party with respect to any such Letter of Credit), if applicable, for all purposes of this Agreement and the other Loan Documents.

                  (g) Notwithstanding anything to the contrary in this Agreement, (i) Letters of Credit shall at all times and from time to time be deemed to be first Supplemental Revolving Letters of Credit up to but not to exceed the Supplemental Revolving Letter of Credit Commitment and thereafter be deemed to be Revolving Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit exceeds such permitted amount of Supplemental Revolving Letters of Credit, (ii) drawings under any Letter of Credit shall be deemed to have been made first under Supplemental Revolving Letters of Credit for so long as, and to the extent that, there are any undrawn Supplemental Revolving Letters of Credit outstanding (and thereafter shall be deemed to have been made under Revolving Letters of Credit) and (iii) any Letter of Credit that expires or terminates will be deemed to be first a Revolving Letter of Credit, for so long as, and to the extent that, there are outstanding Revolving Letters of Credit immediately prior to such expiration or termination. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a Supplemental Revolving Letter of Credit or a Supplemental Revolving Letter of Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Supplemental Revolving Letter of Credit and the remainder be deemed to be a Revolving Letter of Credit.

                  SECTION 2.20. Participations; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank, the Revolving Lenders, the Supplemental Revolving Lenders or Canadian Revolving Lenders in respect thereof, each Issuing Bank hereby grants to each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be, and each Revolving Lender, Canadian Revolving Lender, Supplemental Revolving Lender, as the case may be, hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's, Canadian Revolving Lender's or Supplemental Revolving Lender's, as the case may be, Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be, hereby absolutely and unconditionally agrees to pay to the Applicable Agent, for the account of such Issuing Bank, in accordance with
Section 2.02(f), such Revolving Lender's, Supplemental Revolving Lender's, Supplemental Revolving Lenders or Canadian Revolving Lender's, as the case may be, Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank; provided, however, that the Revolving Lenders, Supplemental Revolving Lenders or Canadian Revolving Lenders, as the case may be, shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful payment or disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank in determining whether documents presented in connection with such Letter of Credit Disbursement conform to the requirements of the applicable Letter of Credit. In order to make payments required by the preceding sentence, each Supplemental Revolving Lender hereby irrevocably authorizes the Administrative Agent to make available to such Issuing Bank upon demand

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                                                                              66

at the Issuing Bank's address for notices specified herein such Supplemental Revolving Lender's Applicable Percentage of the amount of such draft, or any part thereof, that is not so reimbursed from amounts on deposit in such Supplemental Revolving Lender's Supplemental Revolving Credit Linked Account (whether or not the conditions to borrowing set forth in Section 4.02 are satisfied).

                  (b) Each Revolving Lender, Supplemental Revolving Lender and Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever other than in the case of any wrongful payment made as a result of the gross negligence or willful misconduct of the Issuing Bank in determining whether documents presented in connection with such Letter of Credit conform to the requirements of the applicable Letter of Credit.

                  SECTION 2.21. Letter of Credit Fee. Each Borrower agrees to pay to the Applicable Agent for the account of the Revolving Lenders, Supplemental Revolving Lenders or Canadian Revolving Lenders, as the case may be, for each calendar quarter (or shorter period ending with the first date on which the applicable Letters of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) a fee (the "Letter of Credit Fee") on the average daily amount of the outstanding Letters of Credit issued for the account of such Borrower at a per annum rate equal to
(i) with respect to Revolving Letters of Credit, the Applicable Margin at such time for Eurodollar Revolving Loans and (ii) with respect to Supplemental Revolving Letters of Credit, the Applicable Margin at such time for Eurodollar Supplemental Revolving Loans; provided that with respect to any Letter of Credit as to which such Borrower has failed to make a payment required by Section 2.22, interest calculated at the rate set forth in Section 2.07 from the date such payment was due through the date such payment is made shall be paid by such Borrower in lieu of the Letter of Credit Fee on the date such payment is made. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Administrative Agent or the Canadian Administrative Agent, as the case may be, agrees to disburse to each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be, its pro rata portion of such Letter of Credit Fee promptly upon receipt. With respect to Revolving Letters of Credit, the Letter of Credit Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date or Canadian Revolving Credit Maturity Date, as the case may be (or the first date on which the Revolving Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Revolving Letters of Credit, if earlier). With respect to Supplemental Revolving Letters of Credit, the Letter of Credit Fee shall be paid in arrears on the first Business Day of each calendar month of each year and on the Revolving Credit Maturity Date (or the first date on which the Supplemental Revolving Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Supplemental Revolving Letters of Credit, if earlier). Once paid the Letter of Credit Fee paid or payable shall not be refundable in any circumstances whatsoever, absent manifest error.

                  SECTION 2.22. Agreement To Repay Letter of Credit Disbursements. (a) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall pay to the Applicable Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which such Issuing Bank shall have notified such Borrower that payment of such draft will be made (or such later time as is not later than one hour after such Borrower shall have received such notice or, if such Borrower shall have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day). The Applicable Agent will promptly pay any such amounts received by it to such Issuing Bank. Each Supplemental Revolving Lender authorizes each of the Administrative Agent and Issuing Bank which has received payment of a reimbursement

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                                                                              67

obligation as to which it has previously received any payments from the Supplemental Revolving Lender pursuant to Section 2.02(p) to deposit into its Supplemental Revolving Credit Linked Account its Applicable Percentage thereof.

                  (b) Each Borrower's obligation to repay each Issuing Bank for payments and disbursements made by such Issuing Bank under the outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent, the Canadian Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of any Issuing Bank) or any other person in connection with this Agreement or any other agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by an Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of such Issuing Bank;

                  (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct of such Issuing Bank; and

                  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the applicable Issuing Bank.

                  It is understood that in making any payment under a Letter of Credit (x) each Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing Bank.

                  SECTION 2.23. Letter of Credit Operations. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such outstanding Letter of Credit. Such Issuing Bank shall (i) as promptly as possible after such demand for payment give oral notification, confirmed by telecopy, to the Applicable Agent and the applicable Borrower of such demand for payment and (ii) as promptly as possible after such Issuing Bank determines whether such demand for payment was in accordance with the terms and conditions of such outstanding Letter of Credit, give notice in the same manner to the Applicable Agent and such Borrower as to such determination and as to whether such Issuing Bank has made or will make a Letter of Credit

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                                                                              68

Disbursement thereunder, provided that the failure to give such notices shall not relieve any Borrower of its obligation to reimburse such Issuing Bank with respect to any such Letter of Credit Disbursement, and the Applicable Agent shall promptly give each Revolving Lender, Supplemental Revolving Lender or Canadian Revolving Lender, as the case may be, notice thereof.

                  SECTION 2.24. Cash Collateralization. If any Event of Default shall occur and be continuing, each Borrower shall, on the Business Day it receives notice from the Applicable Agent or the Required Lenders therefor, deposit in an account with the Applicable Agent, for the benefit of the Lenders, an amount in cash equal to its Letter of Credit Exposure as of such date. Such deposit shall be held by the Applicable Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Applicable Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Applicable Agent to reimburse the applicable Issuing Bank and the Revolving Lenders, Supplemental Revolving Lenders or Canadian Lenders, as the case may be, for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.25. Termination and Reduction of Letter of Credit Commitment. (a) Notwithstanding any other provision hereof, in the event that any restrictions or limitations are imposed upon or determined or held to be applicable to any Issuing Bank, any Lender or any Borrower by, under or pursuant to any law or regulation (Federal, state, provincial or local) now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority (including any interpretation by the Comptroller of the Currency as to the applicability of 12 U.S.C. Section 84 or any substitute statute, as now or hereafter in effect, to the transactions contemplated hereby), which would prevent such Lender from legally incurring liability under or in connection with a Letter of Credit issued or to be issued pursuant hereto, then such Lender shall give prompt written notice thereof to the Applicable Agent (which shall notify the Company, each Issuing Bank and each other Revolving Lender, Supplemental Revolving Lender or Canadian Lender, as the case may be, thereof as soon as reasonably practicable), whereupon the obligation of each Issuing Bank to issue additional Letters of Credit pursuant hereto shall be reduced by the Applicable Percentage of such Lender (and, as to any Letter of Credit thereafter issued, the Applicable Percentages of the other Lenders shall be determined as though such Lender does not have a Revolving Credit Commitment, Canadian Revolving Credit Commitment or Supplemental Revolving Credit Commitment, as the case may be) until the Applicable Agent shall be advised that such event is no longer continuing or until such Lender shall have assigned its applicable Commitments pursuant to the provisions of this Agreement.

                  (b) The Company may permanently terminate, or from time to time in part permanently reduce, the Revolving Letter of Credit Commitment and the Supplemental Revolving Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Administrative Agent; provided that the Revolving Letter of Credit Commitment shall not be reduced to an amount that is less than the Revolving Letter of Credit Exposure outstanding at the time and the Supplemental Revolving Letter of Credit Commitment shall not be reduced to an amount that is less than the Supplemental Revolving Letter of Credit outstanding at the time.

                  (c) In the event that the Revolving Credit Commitments and Canadian Revolving Credit Commitments are at any time reduced pursuant to
Section 2.09 to an amount that is less than the Revolving Letter of Credit Commitment, the Revolving Letter of Credit Commitment shall be permanently reduced to an amount equal to the Revolving Credit Commitments and Canadian Revolving Credit Commitments. In the event that the Total Supplemental Revolving Credit Linked Deposit Amount is at any time reduced pursuant

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                                                                              69

to Section 2.09 to an amount that is less than the Supplemental Revolving Letter of Credit Commitment, the Supplemental Revolving Letter of Credit Commitment shall be permanently reduced to an amount equal to the Total Supplemental Revolving Credit Linked Deposit Amount.

                  SECTION 2.26. Bankers' Acceptances. (a) Subject to the terms and conditions of this Agreement, a Canadian Borrower may request a Canadian Revolving Credit Borrowing by presenting drafts for acceptance and purchase as B/As by the Canadian Lenders.

                  (b) No Contract Period with respect to a B/A shall extend beyond the Canadian Revolving Commitment Maturity Date.

                  (c) To facilitate availment of the Canadian Revolving Credit Borrowings by way of B/As, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As substantially in the form of Schedule 2.26. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrowers recognize and agree that all B/As signed and/or endorsed on their behalf by a Canadian Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (a) received by it from the Canadian Administrative Agent in blank hereunder, (b) voided by it for any reason, (c) accepted and purchased by it hereunder, and (d) cancelled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide such records to the Canadian Borrowers at the Canadian Borrowers' expense upon request. On request by or on behalf of the Canadian Borrowers, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Borrowers and which are held by the said Canadian Lender and are not required to be issued in accordance with the Canadian Borrowers' irrevocable notice.

                  (d) Drafts of the Canadian Borrowers to be accepted as B/As hereunder shall be signed as set forth in this Section 2.26. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Canadian Borrowers at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrowers.

                  (e) Promptly following receipt of a notice of borrowing, notice of rollover or notice of conversion by way of B/As, in accordance with
Section 2.03(b) or Section 2.26(h), the Canadian Administrative Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be an integral multiple of C$100,000 and such face amount shall be in each Canadian Lender's pro rata portion of such Canadian Revolving Credit Borrowing; provided, that the Canadian Administrative Agent may, in its sole discretion, increase or reduce any Canadian Lender's portion of such B/A to the nearest C$100,000.

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                                                                              70

                  (f) Upon acceptance of a B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each B/A from the applicable Canadian Borrower at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee payable by such Canadian Borrower to a Canadian Lender under
Section 2.06 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this
Section 2.26.

                  (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

                  (h) With respect to each Canadian Revolving Credit Borrowing which is outstanding hereunder by way of B/As, at or before 11:00 a.m. (Toronto time) three Business Days before the maturity date of such B/As, a Canadian Borrower shall notify the Canadian Administrative Agent at the Canadian Administrative Agent's address set forth in Section 9.01 by irrevocable telephone notice, followed by a notice of rollover on the same day, if a Canadian Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If a Canadian Borrower fails to notify the Canadian Administrative Agent of its intention to issue B/As on such maturity date, such Canadian Borrower shall provide payment to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If a Canadian Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a C$ Prime Rate Loan in an amount equal to the face amount of such B/As.

                  (i) Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and each Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues a Canadian Borrower on the B/A for payment of the amount payable by a Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the applicable Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the applicable Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (j) If any Event of Default shall occur and be continuing and the Loans are accelerated pursuant to Article VII, each Canadian Borrower shall, on the Business Day it receives notice from the Canadian Administrative Agent, deposit in an account with the Canadian Administrative Agent, for the benefit of the Canadian Lenders, an amount in cash equal to its Bankers' Acceptances Exposure as of such date. Such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Canadian Administrative Agent to reimburse the applicable Canadian Lenders for Bankers' Acceptances Exposure and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the applicable Canadian Borrower within three Business Days after all Events of Default have been cured or waived.

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                                                                              71

                  (k) Each Canadian Borrower shall have the right at any time upon irrevocable notice to the Canadian Administrative Agent not later than 12:00 noon Toronto time, three Business Days prior to conversion to convert a C$ Prime Rate Loan to a Canadian B/A Borrowing, subject to the following conditions:

                           (a) each conversion shall be made pro rata among the applicable Canadian Lenders in accordance with the respective principal amounts of the C$ Prime Rate Loans comprising the converted Borrowing;

                           (b)      if less than all of the outstanding
         principal amount of any Borrowing shall be converted, the aggregate principal amount of such Borrowing converted shall not be less than C$1,000,000;

                           (c) each conversion shall be effected by each applicable Canadian Lender by such Canadian Lender's converting its applicable C$ Prime Rate Loan (or a portion thereof) into a B/A, and accrued interest on any C$ Prime Rate Loan (or any portion thereof) being converted shall be paid by the applicable Canadian Borrower at the time of conversion;

                           (d) all Bankers' Acceptances to be issued as a result of the conversion of the C$ Prime Rate Loan shall be issued in accordance with the provisions of this Section 2.26; and

                           (e) C$ Prime Rate Borrowing may not be converted into a Canadian B/A Borrowing if a Default or an Event of Default has occurred and is continuing and the Canadian Administrative Agent have determined that such conversion is not appropriate.

                  SECTION 2.27. Reallocation. (a) The Borrowers may, from time to time, but not more than once per calendar quarter, from and after the Closing Date until the earlier of the Canadian Revolving Credit Maturity Date and the termination of the Canadian Revolving Credit Commitments, upon giving an irrevocable joint written notice (each, a "Reallocation Notice") to the Canadian Administrative Agent and the Administrative Agent at least ten (10) Business Days prior to beginning of the next following calendar quarter, temporarily reduce, in whole or in part, or increase, the Canadian Revolving Credit Commitments. Any reductions or increases in the Canadian Revolving Credit Commitments or the Additional Revolving Credit Commitments shall take effect on the first day of the next following calendar quarter. Each reduction or increase in the Canadian Revolving Credit Commitments shall result in an automatic corresponding increase or reduction in the Additional Revolving Credit Commitments; provided that the amount of the Canadian Revolving Credit Commitments shall not, at any time, (i) be reduced to an amount that is less than the Dollar Equivalent Amount of the aggregate Canadian Revolving Loans and Canadian Borrower Letter of Credit Exposure outstanding at such time or (ii) exceed the amount of the Canadian Revolving Credit Commitments as of the Closing Date, as such Canadian Revolving Credit Commitments may, from time to time, be permanently reduced or cancelled in accordance with Section 2.12 of this Agreement. The revolving credit commitments from time to time resulting from a reallocation of Canadian Revolving Credit Commitments pursuant to this Section
2.27 at any time are the "Additional Revolving Credit Commitments". Any amount of the Canadian Revolving Credit Commitments reallocated under this Section 2.27 as Additional Revolving Credit Commitments will not be available to the Canadian Borrowers, and any amount of the Additional Revolving Credit Commitments reallocated under this Section 2.27 as Canadian Revolving Credit Commitments will not be available to the Company, until and only if such amounts are reallocated back to the Canadian Revolving Credit Commitments or the Additional Revolving Credit Commitments in accordance with the terms and conditions of this
Section 2.27. Notwithstanding the foregoing, with respect to any Reallocation Notice delivered by the Borrowers during the second calendar quarter of 2003, the reductions or increases in the Canadian Revolving Credit Commitments or the Additional Revolving Credit

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                                                                              72

Commitments shall take effect on the date that is five (5) Business Days after delivery of such Reallocation Notice.

                  The ability of the Borrowers to reallocate the Revolving Credit Commitments and the Canadian Revolving Credit Commitments in accordance with this Section 2.27 shall be subject to the conditions that (A) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and (B) at the time of and immediately following such reduction or increase, no Event of Default or Default shall have occurred and be continuing. Each Reallocation Notice shall specify the amount (expressed in dollars) of any reduction or increase in the Canadian Revolving Credit Commitments and the corresponding increase or reduction in the Additional Revolving Credit Commitments. Each reallocation requested under this Section 2.27 shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the applicable Commitments) and in integral multiples of $1,000,000. Each reduction or increase in the Canadian Revolving Credit Commitments under this Section 2.27 shall be made ratably among the Canadian Lenders based on their respective Canadian Revolving Credit Commitments. Each reduction or increase in the Additional Revolving Credit Commitments under this Section 2.27 shall be made ratably among the Canadian Lenders (or, if a Canadian Lender is a Canadian Scheduled II Chartered Bank, the affiliate of such Lender that is a Revolving Lender) based on their respective Canadian Revolving Credit Commitments. The Canadian Administrative Agent or the Administrative Agent, as the case may be, shall promptly after receiving a Reallocation Notice notify each Canadian Lender or Additional Revolving Lender, as the case may be, of the amount of its Canadian Revolving Credit Commitment or Additional Revolving Credit Commitment, as the case may be, to be reallocated and the date of such reallocation.

                  (b) The Additional Revolving Credit Commitments shall be available to the Company in addition to the Revolving Credit Commitments. Without limitation, (i) the Company may borrow for its account under the Additional Revolving Credit Commitments to the same extent as it may utilize the Revolving Credit Commitments (subject to the same interest rate options, minimum borrowing and repayment amounts and maturities), provided that the aggregate principal amount of Additional Revolving Loans under the Additional Revolving Credit Commitments shall not exceed the Additional Revolving Credit Commitments,
(ii) only the Additional Revolving Lenders shall have a Commitment under the Additional Revolving Credit Commitments, (iii) Swingline Loans and Letters of Credit are not available under the Additional Revolving Credit Commitments, (iv) the Company will issue Additional Revolving Notes in the appropriate amounts from time to time upon request of an Additional Revolving Lender in an amount equal to the Additional Revolving Credit Commitment of such Lender, and (v) the Additional Revolving Credit Lenders shall be entitled to the same rights and subject to the same obligations with respect to the Additional Revolving Credit Commitments as are the Revolving Lenders with respect to the Revolving Credit Commitments.

                  SECTION 2.28. Permitted Indebtedness. The Borrowers will not request the making of any Revolving Loan or Supplemental Revolving Loan or the issuance of any Letter of Credit under this Agreement unless all payment obligations of the Loan Parties that may arise in connection with such Loan or Letter of Credit are permitted under the Senior Unsecured Notes Indenture and the Subordinated Notes Indenture. Without limitation of the foregoing, the Borrowers will at all times reserve sufficient available capacity under the Senior Unsecured Notes Indenture and the Subordinated Notes Indenture so that all Obligations related to outstanding Loans and outstanding Letters of Credit (assuming outstanding Letters of Credit are fully drawn) will be permitted thereunder and, in the case of the Subordinated Notes Indenture, will constitute Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

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                                                                              73

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                  Each of Holdings, the Canadian Borrowers and the Company represents and warrants to each of the Lenders and each Issuing Bank that:

                  SECTION 3.01. Organization, Corporate Powers. Each of Holdings and each Restricted Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all requisite corporate or partnership power and authority, as applicable, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign entity to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate or partnership power and authority, as applicable, to execute, deliver and perform each of the Loan Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party. As of the Closing Date, none of Holdings or any Restricted Subsidiary of Holdings has any assets or business, or is a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed in Holdings' most recent report on Form 10-K as filed with the Securities and Exchange Commission on April 12, 2001, or in any subsequent public filing by Holdings with the Securities and Exchange Commission made prior to the Closing Date or otherwise relating to the Transactions.

                  SECTION 3.02. Authorization. The execution, delivery and performance of each of the Loan Documents, the borrowings hereunder and the consummation of the Transactions, (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of any of Holdings and the Restricted Subsidiaries, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this Section, individually or in the aggregate, would have a Material Adverse Effect or such as will be addressed by the satisfaction of the conditions to the effectiveness of this Agreement or (z) result in the creation or imposition of any Lien upon any property or assets of Holdings or any Subsidiary, except for Liens created by the Security Documents.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of Holdings and the Borrowers and constitutes, and each other Loan Document executed and delivered by any of Holdings or any other Loan Party constitutes, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.04. Approvals. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required in order to make or consummate the Transactions have been obtained, given, filed or taken and are in full force and effect, other than (a) filings and other actions required pursuant to the Securities Act and the Securities Exchange Act, and filings and

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                                                                              74

other actions required pursuant to state securities or blue sky laws, in each case to the extent that such filings or other actions are not required to have been made or taken prior to the date hereof, and (b) any such consents, approvals, filings or other action, which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.05. Use of Proceeds. The Borrowers will use the proceeds of the Loans only for the purposes set forth in Section 5.08.

                  SECTION 3.06. Federal Reserve Regulations. (a) None of Holdings or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 3.07. Options for Capital Stock. Except as provided in
Schedule 3.07 hereto, neither Holdings nor any Subsidiary is a party to any outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of Holdings.

                  SECTION 3.08. Security Documents. (a) The Guarantee and Collateral Agreement is, and each of the other U.S. Security Documents (other than the U.S. Mortgages) are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) security interest (or hypothec, if applicable) in the Collateral described therein. In the case of the Pledged Stock and Intercompany Notes described in the Guarantee and Collateral Agreement, when the Collateral Agent obtains control of stock certificates or other certificates representing such certificated Pledged Stock and Intercompany Notes (together with the appropriate stock powers or other appropriate transfer forms for such certificates executed in blank), and in the case of the other Collateral described in the Guarantee and Collateral Agreement and the other U.S. Security Documents (other than the U.S. Mortgages), when (i) financing statements, releases and other filings specified on Schedule 3 of the Guarantee and Collateral Agreement or specified in the applicable other U.S Security Documents are or have been filed and recorded, (ii) other actions specified on Schedule 3 of the Guarantee and Collateral Agreement or specified in the applicable other U.S. Security Documents are taken and (iii) all applicable filings are made in the Register of Personal and Moveable Real Rights in Quebec, the Collateral Agent shall, except as otherwise set forth in the U.S. Security Documents (other than the U.S. Mortgages) have a fully perfected Lien on, and security interest (or hypothec, if applicable) in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations, in each case prior and superior in right to any other person (except, in the case of Collateral other than the Pledged Stock, Liens permitted by Section 6.04).

                  (b) Each of the U.S. Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) Lien on the Mortgaged Properties described therein and proceeds thereof, and when or if the U.S. Mortgages and related fixture filings are or have been filed in the offices specified therein, each such Mortgage shall constitute a fully perfected Lien on, and

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                                                                              75

security interest in, all right, title and interest of the Loan Parties in the U.S. Mortgaged Properties encumbered by such U.S. Mortgages, as security for the Obligations (as defined in the relevant U.S. Mortgage), in each case prior and superior in right to any other person (except Liens permitted by Section 6.04).

                  (c) The Canadian Guarantee and Collateral Agreement is, and each of the other Canadian Security Documents (other than the Canadian Mortgages) will upon execution and delivery thereof be, effective to create in favor of the Canadian Collateral Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) security interest (or hypothec, if applicable) in the Collateral described therein. In the case of the Pledged Stock and Intercompany Notes described in the Canadian Guarantee and Collateral Agreement, when stock certificates representing such certificated Pledged Stock and Intercompany Notes (together with the appropriate stock powers or other appropriate transfer forms for such certificates executed in blank) are delivered to the Canadian Collateral Agent, and in the case of the other Collateral described in the Canadian Guarantee and Collateral Agreement and the other Canadian Security Documents (other than the Canadian Mortgages), when (i) financing statements, releases and other filings specified on Schedule 3 of the Canadian Guarantee and Collateral Agreement or specified in the applicable other Canadian Security Documents are filed and recorded, (ii) other actions specified on Schedule 3 of the Canadian Guarantee and Collateral Agreement or specified in the other applicable Canadian Security Documents are taken and (iii) all applicable filings are made in the Register of Personal and Moveable Real Rights in Quebec, the Canadian Collateral Agent shall, except as otherwise set forth in the Canadian Security Documents (other than the Canadian Mortgages), have a fully perfected Lien on, and security interest (or hypothec, if applicable) in, all right, title and interest of the Loan Parties in such Collateral, as security for the Canadian Obligations (as defined in the Canadian Guarantee and Collateral Agreement), in each case prior and superior in right to any other person (except, in the case of Collateral other than the Pledged Stock, Liens permitted by Section 6.04).

                  (d) Each of the Canadian Mortgages will upon delivery thereof in accordance with Section 5.17(a) be effective to create in favor of the Canadian Collateral Agent, for the benefit of the Canadian Lenders, a legal, valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) Lien on the Canadian Mortgaged Properties described therein and proceeds thereof, and when the Canadian Mortgages and related fixture filings are filed in the offices specified therein, each such Canadian Mortgage shall constitute a fully perfected Lien on, and security interest (or hypothec, if applicable) in, all right, title and interest of the Loan Parties in the Canadian Mortgaged Properties encumbered by such Canadian Mortgages, as security for the Canadian Obligations (as defined in the relevant Canadian Mortgage), in each case prior and superior in right to any other person (except Liens permitted by Section 6.04).

                  (e) Notwithstanding the foregoing, the representations and warranties set forth in this Section 3.08 shall not be required to be made with respect to any item of property unless and until such item of property becomes Collateral under a Security Document in accordance with this Agreement.

                  SECTION 3.09. Financial Statements. (a) The unaudited pro forma consolidated balance sheet of Holdings and its subsidiaries as at September 30, 2001 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made, the Senior Unsecured Notes to be issued, the Receivable Facility Proceeds to be funded, the

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                                                                              76

Investor Common Equity and the Seller Preferred to be issued on the Closing Date, the Textron Sale/Leaseback Financing to be consummated on the Closing Date, and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) acquisitions consummated by Holdings which would be required to be presented in a registration statement prepared pursuant to and in accordance with the Securities Act (including, without limitation, the acquisitions of The Becker Group and Joan Fabrics). The Pro Forma Balance Sheet has been prepared in accordance with Regulation S-X as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated subsidiaries as at September 30, 2001 assuming that the events specified in the preceding sentence had actually occurred on such date.

                  (b) Holdings has heretofore furnished to each of the Lenders consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as at and for the fiscal years ended December 26, 1998, December 25, 1999 and December 31, 2000, certified by Arthur Andersen L.L.P., independent public accountants for Holdings and as at and for the fiscal quarters ended September 30, 2000 and September 30, 2001. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis as of the dates and for the periods indicated. Neither Holdings nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected and not required to be reflected in the foregoing statements or in the notes thereto. The financial statements referred to in this Section 3.09(b) have been prepared in accordance with GAAP applied on a consistent basis.

                  (c) Holdings has heretofore furnished to each of the Lenders combined balance sheets and combined statements of income and cash flow of the Tac-Trim Subsidiaries and their consolidated subsidiaries as at and for the fiscal years ended January 2, 1999, January 1, 2000 and December 30, 2000, certified by Ernst & Young LLP, independent public accountants for the Tac-Trim Subsidiaries and as at and for the fiscal quarters ended September 30, 2000 and September 30, 2001. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of the Tac-Trim Subsidiaries and their consolidated subsidiaries on a consolidated basis as of the dates and for the periods indicated. Neither the Tac-Trim Subsidiaries nor any of their Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected and not required to be reflected in the foregoing statements or in the notes thereto. The financial statements referred to in this Section 3.09(c) have been prepared in accordance with GAAP applied on a consistent basis.

                  SECTION 3.10. No Material Adverse Change. (a) Except as set forth in the Confidential Information Memorandum or any public filing by Holdings with the Securities and Exchange Commission made on or prior to December 4, 2001, in each case solely with respect to the financial and operating performance of Holdings and its Subsidiaries and the Tac-Trim Subsidiaries for the period from January 1, 2001 to October 31, 2001, there has been no material adverse change in the business, properties, assets, operations, financial condition, contingent liabilities or material agreements of Holdings and its Subsidiaries, taken as a whole (after giving effect to the Acquisition), since December 31, 2000.

                  (b) Except as set forth in the Confidential Information Memorandum or any public filing by Holdings with the Securities and Exchange Commission made on or prior to December 4, 2001, in each case solely with respect to the financial and operating performance of Holdings and its Subsidiaries and the Tac-Trim Subsidiaries for the period from January 1, 2001 to October 31, 2001, as of the Closing Date, there has

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                                                                              77

been no material adverse change in the business, operations, and assets, financial condition, contingent liabilities or material agreements of the Tac-Trim Subsidiaries, taken as a whole, since December 31, 2000.

                  SECTION 3.11. Title to Properties; Possession Under Leases.
(a) Each of Holdings, the Company and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all their respective material properties and assets, except for minor defects in title and limitations on property interests that do not materially interfere with their respective ability to conduct their respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04 or in any Security Document.

                  (b) Each of Holdings, the Company and the Significant Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not have a Material Adverse Effect. Each of Holdings, the Company and the Significant Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                  (c) Each of Holdings, the Company and the Significant Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.12. Subsidiaries. (a) Schedule 3.12(a) sets forth as of the Closing Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein and whether such Subsidiaries are Significant Subsidiaries.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of any Subsidiary of Holdings, except for the Security Documents or as provided in Schedule 3.12(b).

                  SECTION 3.13. Litigation; Compliance with Laws. (a) There are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of Holdings or the Borrowers, threatened against or affecting Holdings or any of its Subsidiaries or any property or rights of Holdings or any of its subsidiaries as to which there is a reasonable possibility of an adverse determination and which
(i) if adversely determined, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) involve the Loan Documents or (iii) if adversely determined would reasonably be expected to materially adversely affect the Transactions.

                  (b) None of Holdings or any of its Subsidiaries is in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default would reasonably be expected to have a Material Adverse Effect. The Borrowings hereunder, the use of the proceeds thereof as described in Section 5.08 and the other Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject Holdings or any of its subsidiaries to any civil or criminal penalty or fine.

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                                                                              78

                  SECTION 3.14. Agreements. (a) None of Holdings or any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of Holdings or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect. After giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 3.15. Investment Company Act. None of Holdings or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.16. Public Utility Holding Company Act. None of Holdings or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.17. Tax Returns. Each of Holdings and its Subsidiaries has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes that are being contested in accordance with Section 5.03 and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings or one of its Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before December 29, 2000, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of Holdings and its Subsidiaries have been examined by relevant Federal tax authorities for all periods through January 30, 1993, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 3.17, as of the Closing Date, with respect to each of Holdings and its Subsidiaries, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 3.18. No Material Misstatements. (a) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or any of its Subsidiaries or Affiliates to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

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                                                                              79

                  (b) All financial projections concerning Holdings and its Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings or any of its Subsidiaries or Affiliates, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Company to be reasonable at the date of their delivery.

                  SECTION 3.19. Employee Benefit Plans. Each of Holdings and the Restricted Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and as of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings and the Restricted Subsidiaries or any of their ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $17,500,000 the value of the assets of such Plan on a termination basis. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.20. Labor Matters. There are no strikes against Holdings or any of its Subsidiaries pending, other than any strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payment made to employees of Holdings and each of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings or such subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries (or any predecessor) is a party or by which Holdings or any of its subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

                  SECTION 3.21. Environmental Matters. (a) Except as disclosed in writing to each Agent, each Lender and the Issuing Bank prior to the Closing Date, which disclosed matters individually and in the aggregate are not reasonably expected by Holdings or the Company to have a Material Adverse Effect, (i) Holdings and each of its Subsidiaries has complied in all respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent of any failure so to comply which alone and together with other such failures is not reasonably expected to result in a Material Adverse Effect; (ii) none of Holdings or any Subsidiary of Holdings has received notice of any failure so to comply which alone or together with other such failures is reasonably expected to result in a Material Adverse Effect; and (iii) none of Holdings or any of its Subsidiaries manages, transports or stores any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the

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                                                                              80

Clean Water Act, in violation of any applicable regulations promulgated pursuant thereto or of any other applicable law where such violation is reasonably likely to result, individually or together with other violations, in a Material Adverse Effect.

                  (b) Except with respect to matters that, individually and in the aggregate, Holdings and the Company reasonably believe would not have a Material Adverse Effect, as of the Closing Date: (i) the operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws and, to the knowledge of Holdings and the Borrowers after inquiry, no conditions exist (including at properties leased or subleased to third persons) which would subject Holdings or its Subsidiaries to damages, liabilities, penalties, injunctive relief or clean-up costs under any Environmental Law or which require or are reasonably likely to require any Remedial Action under any Environmental Law; (ii) each of Holdings and its Subsidiaries has obtained all Environmental Permits necessary for its operation or required by any Environmental Law, and all such Environmental Permits are in good standing, and none of Holdings or its Subsidiaries has been cited by a Governmental Authority for violating any terms or conditions of such Environmental Permits within the five-year period prior to the Closing Date; (iii) none of Holdings or its Subsidiaries is subject or a party to any Environmental Claim; (iv) with respect to present facilities and operations, none of Holdings or its Subsidiaries, or, to the knowledge of Holdings or the Borrowers, any predecessor of such persons, is subject to any outstanding written order or agreement with any Governmental Authority or private party respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law, or (C) any Environmental Claim; (v) to the knowledge of Holdings or the Borrowers, none of the operations of any of Holdings or its Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed; (vi) none of Holdings or its Subsidiaries or, to the knowledge of Holdings or the Borrowers, any predecessor of such persons has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined under 40 C.F.R. Parts 260 through 270 (in effect as of the Closing Date) or any state equivalent, or reporting a Release of a Contaminant; (vii) to the knowledge of Holdings or the Borrowers except as permitted under any Environmental Law, none of Holdings or its Subsidiaries has experienced a Release of any Contaminant, and there has been no voluntary disposal, use, storage, recycling or treatment on, under or at any property of such person (or in tanks or other facilities thereon) of any Contaminant which, if known to be present on such property, or present in soils or groundwater, would require Remedial Action under any Environmental Law; and (viii) no Lien in favor of any Governmental Authority for
(A) any liability under any Environmental Law or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been recorded with respect to any property of Holdings or any of its Subsidiaries. For purposes of this Section 3.21(b), "knowledge" means the actual knowledge of any Responsible Officer of Holdings or any Restricted Subsidiary, any officer of Holdings or any Restricted Subsidiary with responsibility for environmental compliance, or any plant or facilities manager with responsibility for overall management of such plant or facility of Holdings or any of its Subsidiaries.

                  (c) Each of Holdings and its Subsidiaries reasonably believes that Holdings and its Subsidiaries on a consolidated basis have made adequate provision (in accordance with GAAP) for all damages, liabilities, penalties or costs that they reasonably expect to incur in connection with any Environmental Claim or any Remedial Action existing or, to the knowledge of Holdings or the Company, reasonably anticipated as of the date of this Agreement.

                  SECTION 3.22. Solvency. (a) The fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they mature. The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Transactions).

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                                                                              81

                  (b) Upon consummation of the Transactions, the fair salable value of the assets of the Company and its subsidiaries taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries.

                  (c) The assets of the Company and its subsidiaries taken as a whole do not, and upon consummation of the Transactions will not, constitute unreasonably small capital for the Company and its subsidiaries to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Company and its subsidiaries taking into account the particular capital requirements of the business conducted by the Company and each of its subsidiaries, and projected capital requirements and capital availability thereof.

                  (d) The Company does not intend to, or intend to permit any of its subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Company and each of such subsidiaries, and of amounts to be payable on or in respect of debt of the Company and each of such subsidiaries.

                  SECTION 3.23. Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the incurrence of Indebtedness, the granting of Liens in favor of the Secured Parties, the provision of Guarantees or the payment of dividends by Subsidiaries except for restrictions (a) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (h), (j), (k), (n), (p), (r) or (u) of Section 6.04, to the extent that such restrictions apply only to the assets so encumbered and are imposed by the agreements under which such Liens were granted, (b) contained in agreements relating to Indebtedness permitted by
Section 6.01 and the Seller Preferred or (c) requiring preferred payment of dividends on the preferred shares of the Brazilian Subsidiary imposed by applicable Brazilian law, rule or regulation.

                  SECTION 3.24. No Foreign Assets Control Regulation Violation. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Company in a manner that would violate any thereof.

                  SECTION 3.25. Insurance. Each of Holdings and the Restricted Subsidiaries carries and maintains with respect to its insurable properties insurance (including self insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damages occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

                  SECTION 3.26. Certain Other Representations. All representations and warranties contained in any other Loan Document and made by any of Holdings or any of its Subsidiaries are true and correct as of the date made or deemed to have been made.

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                                                                              82

                  SECTION 3.27. Senior Debt. All payment obligations of the Company under the Loan Documents constitute Senior Indebtedness (as defined in the Subordinated Notes Indenture), and all payment obligations of Holdings and the Subsidiary Guarantors under the Loan Documents constitute Senior Guarantor Indebtedness (as defined in the Subordinated Notes Indenture). This Agreement is the Credit Agreement as defined in the Subordinated Notes Indenture.

                                  ARTICLE IV.

                                   CONDITIONS

                  The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Credit Events. On the date of each Borrowing, other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans, Canadian Revolving Credit Loans are refinanced with new Canadian Revolving Credit Loans or Additional Revolving Credit Loans are refinanced with new Additional Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans, Canadian Revolving Credit Loans or Additional Revolving Credit Loans, as the case may be outstanding) as contemplated by Section 2.02(e), and on the date of each issuance or renewal of a Letter of Credit:

                  (a) Borrowing Notice. Except in the case of the Borrowing of Tranche A-1 Term Loans on the Fifth Amendment Effective Date and the deemed issuance of Supplemental Revolving Letters of Credit, the Applicable Agent shall have received a notice of such Borrowing as required by Section 2.03, or the Applicable Agent and the applicable Issuing Bank shall have received a notice regarding the issuance or renewal of such Letter of Credit as required by Section 2.19(c), as applicable.

                  (b) Representations and Warranties. The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, issuance or renewal with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. At the time of and immediately after such Borrowing, issuance or renewal no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

                  SECTION 4.02. Conditions to Effectiveness. On the Closing
Date:

                  (a) Loan Documents. The Applicable Agent shall have received:

                           (i) this Agreement, executed and delivered by each
                  Agent, Holdings, the Company, the Canadian Borrowers and each Lender,

                           (ii) the Guarantee and Collateral Agreement, executed
                  and delivered by the Company and each Guarantor,

                           (iii) an Acknowledgement and Consent in the form
                  attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that

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                                                                              83

                  is not a Loan Party,

                           (iv) the Canadian Guarantee and Collateral Agreement,
                  executed and delivered by each Canadian Borrower and each Canadian Guarantor,

                           (v) an Acknowledgement and Consent in the form
                  attached to the Canadian Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and

                           (vi) other Canadian Security Documents (other than
                  the Canadian Mortgages).

                  (b) Fees. The Administrative Agent and the Canadian Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement of any out-of-pocket expenses referred to in Section 9.05 (to the extent that notice thereof is given to the Company prior to the Closing Date).

                  (c)      Transactions.

                  The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Administrative Agent:

                           (i) the Acquisition shall have been consummated in accordance with applicable law and the Tac-Trim Purchase Agreement;

                           (ii) cash consideration paid in connection with the Acquisition shall equal on the Closing Date $625,400,000;

                           (iii) Holdings shall have received at least $160,000,000 in cash from the issuance of the Investor Common Equity (including approximately $100,000,000 from Heartland and its co-investing limited partners), and such proceeds shall have been contributed to the Company;

                           (iv) Holdings shall have issued the Seller Common Equity, and the Company shall have issued the Seller Preferred, to Textron;

                           (v) the Company shall have received at least $500,000,000 in gross cash proceeds from the issuance of the Senior Unsecured Notes;

                           (vi) the Textron Sale/Leaseback Financing shall have been consummated on terms and conditions reasonably satisfactory to the Administrative Agent;

                           (vii) the Receivables Subsidiary shall have received at least $72,000,000 (or, if less, the amount needed to consummate the Transactions) in Receivable Facility Proceeds;

                           (viii) the Administrative Agent shall have received satisfactory evidence that, after giving effect to the Transactions, (A) the total Indebtedness of Holdings and its Subsidiaries will not exceed $1,447,000,000 and (B) Holdings and its Subsidiaries shall have outstanding no Indebtedness (including any receivables facility or securitization) or preferred stock other than (1) the Loans made or Letters of Credit issued on the Closing Date, (2) the Senior Unsecured Notes, (3) the Subordinated Notes, (4) the Assumed Indebtedness, (5) the Seller Preferred, and (6) other Indebtedness listed on Schedule 6.01;

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                                                                              84

                           (ix) the Administrative Agent shall have received satisfactory evidence that all other Indebtedness or preferred stock of Holdings or its Subsidiaries (other than as described in clause (viii) above) has been terminated and all amount thereunder paid in full and that arrangements shall have been made for the termination of all Liens granted in connection therewith;

                           (x) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Transactions shall not exceed approximately $77,000,000;

                           (xi) the factoring arrangements relating to the Italian JV shall be in full force and effect.

                  (d) Transaction Documents. (i) The Administrative Agent shall have received copies of the executed Transaction Documents, certified by a Responsible Officer of Holdings as true and complete,
         (ii) each Transaction Document shall be in full force and effect, (iii) the Transaction Documents shall be substantially in the forms provided to the Administrative Agent prior to the Closing Date and (iv) no provision of the Transaction Documents shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the Administrative Agent.

                  (e) Pro Forma Balance Sheet; Financial Information. The Lenders shall have received:

                           (i) a pro forma balance sheet of Holdings and its
                  Subsidiaries dated the day prior to the Closing Date and prepared to give effect to the Transactions, which shall not be materially inconsistent with the forecasts previously provided to the Lenders, except for changes occurring in the ordinary course of business of Holdings and its Subsidiaries;

                           (ii) the audited consolidated financial statements of
                  Holdings and its consolidated subsidiaries referred to in
                  Section 3.09;

                           (iii) unaudited interim consolidated financial
                  statements (including related balance sheets and statements of income, shareholders equity and cash flows) of Holdings and its consolidated subsidiaries for each quarterly period of 2001 ended more than 45 days prior to the Closing Date and for each comparable quarterly period of the immediately preceding fiscal year;

                           (iv) audited combined income statements (including
                  related statements of income, shareholders equity and cash flows) of the Tac-Trim Subsidiaries for the three fiscal years ended December 31, 2000 and audited combined balance sheets of the Tac-Trim Subsidiaries as at December 30, 2000 and January 1, 2000;

                           (v) unaudited combined financial statements
                  (including related balance sheets and statements of income, shareholders equity and cash flows) of the Tac-Trim Subsidiaries for the nine month period ended September 30, 2001;

                           (vi) unaudited consolidated balance sheets and
                  related statements of income of Holdings and balance sheet data and related income statement data of the Tac-Trim Subsidiaries in a form reasonably satisfactory to the Administrative Agent for each fiscal month of such person after the most recent fiscal quarter for which financial statements were received by the Lenders as described above through and including October 31, 2001, in each

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                                                                              85

                  case within 30 days of the end of each such fiscal month, and

                           (vii) projected quarterly operating results of
                  Holdings and its Subsidiaries through December 31, 2002 and satisfactory support detail projected by platform and content per vehicle for the forecast period.

                  (f) Solvency. The Lenders shall have received a solvency certificate from the chief financial officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, together with such other evidence reasonably requested by the Lenders, confirming the solvency of each of Holdings and its subsidiaries on a consolidated basis after giving effect to the Transactions.

                  (g) EBITDA. (i) The Lenders shall have received the monthly financial results of each of Holdings and the Tac-Trim Subsidiaries through October 31, 2001. The Lenders shall be satisfied that combined EBITDA (to be calculated in a manner satisfactory to the Administrative Agent) of Holdings and the Tac-Trim Subsidiaries for fiscal year 2001 will be at least $377,500,000; and

                  (ii) the combined EBITDA (as defined in the offering memorandum for the Senior Unsecured Notes) of Holdings and the Tac-Trim Subsidiaries for the 12 months ended September 30, 2001 shall be at least $372,000,000 (which shall include no more than $40,600,000 of adjustments not permitted by Regulation S-X as previously agreed with the Administrative Agent).

                  (h) Indenture Certification. The Lenders shall have received a certificate from the chief financial officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, setting forth in reasonable detail the calculation of the amount of Indebtedness permitted to be incurred by Holdings and its Subsidiaries under the covenants contained in the Subordinated Notes Indenture and certifying that such amounts are sufficient to permit the Indebtedness under this Agreement, the Senior Unsecured Notes and other Indebtedness to be incurred or assumed in connection with the Transactions.

                  (i) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Company to the Administrative Agent on or before the Closing Date.

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Applicable Collateral Agent shall have received (i) the certificates representing the shares of capital stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Applicable Collateral Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) Filings, Registrations and Recordings. The Applicable Collateral Agent shall have received each document (including any Uniform Commercial Code financing statement or its equivalent in the relevant Canadian jurisdiction) required by the Security Documents or under law or reasonably requested by the Applicable Collateral Agent to be filed, registered or recorded in order to create in favor of the Applicable Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Liens expressly permitted by Section 6.04), in proper form for filing, registration or recordation including, without limitation, all acknowledgements, releases and waivers from third parties reasonably requested by the Applicable Collateral Agent in order to confirm the priority of the Applicable Collateral Agent in the Collateral, contemplated by the applicable Security Document.

                  (l) Insurance. The Applicable Agent shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement and Section 6.2(b) of the Canadian Guarantee and Collateral Agreement.

                  (m) Legal Opinions. The Administrative Agent shall have received the favorable written opinions of (i) Cahill Gordon & Reindel, special finance counsel, (ii) Ronald Lindsay, Esq., general counsel for Holdings and its subsidiaries, (iii) Canadian (Ontario) counsel for Holdings and its subsidiaries and (iv) Canadian (Quebec) counsel for Holdings and its subsidiaries, dated the Closing Date and addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent and covering the matters set forth in Exhibit D. In addition, the Administrative Agent shall have received the favorable written opinions of such local counsel with respect to legal matters relating hereto as the Administrative Agent may reasonably have requested, in such form and to such effect as shall be satisfactory to the Lenders and to Simpson Thacher & Bartlett , special counsel for the Administrative Agent.

                  (n) Closing Certificate. The Applicable Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the granting of the Liens thereunder and, in the case of a Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (B) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such entity; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above and (iii) such other documents as the Lenders or their counsel or Simpson Thacher & Bartlett, special counsel for the Administrative Agent, may reasonably request.

                  (o) No Default; Representation and Warranties. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Holdings and the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (p) Legal Matters. All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Agents and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent and McMillan Binch, special counsel for the Canadian Administrative Agent.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

                  Each of Holdings and the Borrowers covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under or in respect of any Loan Document or Letter of Credit shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrowers will, and will cause each of the Restricted Subsidiaries to:

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                                                                              87

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.08 and except for the liquidation or dissolution of Restricted Subsidiaries (other than Significant Subsidiaries) if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a wholly owned Restricted Subsidiary in such liquidation or dissolution; provided that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

                  (c) Without limiting the generality of the provisions of
Section 5.01(b), each of Holdings and the Borrowers shall (i)(A) undertake reasonable efforts to comply, and to cause each Subsidiary to comply, in all material respects with all Environmental Laws and any order, decree or similar requirements of any Governmental Authority concerning (1) a material violation of any Environmental Law, (2) a financial contribution by Holdings or any of its Subsidiaries under any Environmental Law or (3) a Remedial Action by or on the part of Holdings or any of its Subsidiaries under any Environmental Law and (B) undertake reasonable efforts to remedy and to cause each of its Subsidiaries to remedy, as soon as reasonably practicable, any material violation of Environmental Laws, except in any case that compliance or remedy shall not be required insofar as any failure to undertake such efforts cannot reasonably be expected by Holdings, the Canadian Borrowers or the Company to have a Material Adverse Effect, or so long as (x) the validity of the same shall be contested diligently and in good faith, (y) the subject property does not contain a material plant or other facility or shall then be in no danger of being sold, forfeited or lost pursuant to such contest and (z) reserves have been established in accordance with GAAP by Holdings or such subsidiary in connection therewith; and (ii) undertake reasonable efforts to require and to cause each of its subsidiaries to require, to the extent practicable and appropriate, that a lease for any renewing or new tenant contain terms substantially equivalent to those of clause (i) above.

                  SECTION 5.02. Insurance. Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including insurance against fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  SECTION 5.03. Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or any
Restricted Subsidiary, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings or one of the Restricted Subsidiaries has
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                                                                              88

determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

                  SECTION 5.04. Financial Statements, Reports, Amendments, etc. In the case of Holdings, furnish to the Administrative Agent for distribution to each Credit Agreement Creditor (with sufficient copies for each Credit Agreement Creditor):

                  (a) within 95 (or, in the case of clause (ii) below, 105) days after the end of each fiscal year consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and
         (ii) unless Carcorp, Inc. and Waterstone Insurance Inc. are the only Unrestricted Subsidiaries, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal year and the results of their operations during such year, audited in the case of clause (i) above by PricewaterhouseCoopers, LLP or other independent public accountants of recognized national standing (who shall be reasonably acceptable to the Administrative Agent) and accompanied by (1) in the case of clause (i), an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP and (2) a certificate of a Financial Officer certifying that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP consistently applied (except as disclosed in such certificate, in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

                  (b) within 50 (or, in the case of clause (ii) below, 60) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and (ii) unless Carcorp., Inc. and Waterstone Insurance Inc. are the only Unrestricted Subsidiaries, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with GAAP) consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent), subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate (a "Compliance Certificate") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit E if delivered by a Financial Officer) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14 and 6.15 showing the Applicable Level;

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                                                                              89

                  (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a) and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and
         (b) above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

                  (e) promptly (and in any event within 5 days) after the same become publicly available, copies of all periodic reports and proxy statements and, to the extent requested by the Administrative Agent, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                  (f) within 95 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year;

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of its Restricted Subsidiaries (including, without limitation, monthly financial statements until syndication of the Facilities is completed), or compliance with the terms of any Loan Document, as any Credit Agreement Creditor, acting through the Administrative Agent, may reasonably request;

                  (h) promptly, a copy of any amendment or waiver of any provisions of any agreement which amendment or waiver is described in
         Section 6.10 or 6.11;

                  (i) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of Holdings and its Subsidiaries therein; and concurrently with the delivery of financial statements under (a) or (b) above, a description of the Investments in Unrestricted Subsidiaries made during the fiscal quarter ending on the date of such financial statements and the amount thereof; provided, that with respect to the Subordinated Notes owed by Carcorp, Inc. under the receivables financing facility (the "Sub Notes"), the Company shall not be required to report any changes in the outstanding principal amount of the Sub Notes, unless the aggregate outstanding principal amount of such Sub Notes exceeds $75,000,000;

                  (j) if requested by the Administrative Agent, within 105 days following the end of any fiscal year of any Unrestricted Subsidiary, a balance sheet and related statements of income and cash flow for such Unrestricted Subsidiary at the end of and for such fiscal year;

                  (k) promptly, a copy of all reports submitted in connection with any interim or special audit made by independent accountants of the books of Holdings or any of its Subsidiaries; and

                  (l) (i) upon receipt by Holdings or any Restricted Subsidiary of Net Proceeds of any Specified Asset Sale occurring after the Closing Date, a certificate of a Responsible Officer of the Company to the Administrative Agent setting forth the amount of the Net Proceeds which the Company and its subsidiaries expect to reinvest in replacement assets or property during the subsequent 12-month period which are not required to be applied to the repayment of the Term Loans and (ii) on the first anniversary of the receipt of such Net Proceeds,
         (a) a certificate of a Responsible

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                                                                              90

         Officer of the Company to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually reinvested in replacement assets or property during the preceding 12-month period and (b) for application in accordance with Section 2.12(g)(i), an amount equal to the remaining uninvested Net Proceeds.

                  SECTION 5.05. Litigation and Other Notices. Furnish to each Credit Agreement Creditor prompt written notice of the following:

                  (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development specific to Holdings and its Subsidiaries and not otherwise publicly disclosed known to a Responsible Officer that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

                  SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to each Credit Agreement Creditor (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company, any Guarantor or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company, any Guarantor or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice the Company or any Guarantor or any of their ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Company, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company, any Guarantor or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to visit and inspect the financial records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to discuss the affairs, finances and condition of Holdings or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

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                                                                              91

                  SECTION 5.08. Use of Proceeds. (a) Use the proceeds of Supplemental Revolving Loans and Revolving Loans for general working capital purposes in the ordinary course of business.

                  (b) Use Letters of Credit (other than Foreign Subsidiary Letters of Credit) solely for general corporate purposes in the ordinary course of business of the applicable Borrower and its subsidiaries; and use Foreign Subsidiary Letters of Credit to support Indebtedness of Foreign Restricted Subsidiaries permitted under Section 6.01(o), the Italian JV and the Brazilian Subsidiary.

                  (c) Use the proceeds of the Term Loans (other than the Tranche A-1 Term Loans) to finance a portion of the Acquisition, pay related fees and expenses and refinance the Existing Credit Agreement.

                  (d) Use the proceeds of the Tranche A-1 Term Loans to prepay the Tranche A Term Loans and the Tranche B Term Loans in accordance with Section 2.12(a).

                  SECTION 5.09. Further Assurances. Subject to Sections 5.17 and 5.18, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, filing UCC financing statements (or its equivalent in Canada), mortgages, hypothecs and deeds of trust), which may be required under applicable law, or which the Applicable Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.04) of the security interests created or intended to be created pursuant to this Agreement or any of the Security Documents.

                  SECTION 5.10. Change in Ownership. In the case of Holdings, own directly at all times, legally and beneficially, 100% of the capital stock of the Company, free of Liens except Liens in favor of the Collateral Agent; and, in the case of Company, own (a) directly at all times, legally and beneficially, 100% of the capital stock of the Finance Subsidiary free of Liens except Liens in favor of the Collateral Agent and (b) directly or indirectly at all times, legally and beneficially, 100% of the capital stock of the Canadian Borrowers free of Liens except Liens, if any, in favor of the Collateral Agent.

                  SECTION 5.11. Fiscal Year; Accounting. In the case of each of Holdings and its Subsidiaries, cause its respective fiscal year to end on December 31 (except that the fiscal year end may vary for any foreign subsidiary domiciled in a jurisdiction that prohibits such year end or the fiscal year end may end on the last Saturday of December for any foreign subsidiary).

                  SECTION 5.12. Dividends. In the case of the Company, permit its subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations.

                  SECTION 5.13. Interest Rate Protection. In the case of the Company, within 60 days after the Closing Date, enter into, and thereafter maintain, Interest Rate Agreements with one or more Lenders or Lender Affiliates to the extent necessary to provide that at least 40% of the aggregate principal amount of the Subordinated Notes, the Senior Unsecured Notes, and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Interest Rate Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  SECTION 5.14. Corporate Separateness. Cause the management, business and affairs of each of Holdings and the Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from each other and the Restricted Subsidiaries.

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                                                                              92

                  SECTION 5.15. Business of Restricted Subsidiaries. Not permit any material portion of the business and activities of the Restricted Subsidiaries to be performed and conducted by the Unrestricted Subsidiaries.

                  SECTION 5.16. Business of Waterstone Insurance, Inc. Cause Waterstone Insurance, Inc. to be engaged solely in the business of insurance activities for Holdings and its Subsidiaries.

                  SECTION 5.17. Collateral, etc. Promptly but in no event later than the Collateral Delivery Date:

                  (a) Mortgages. (i) Deliver to the Applicable Collateral Agent a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                           (ii) If requested by the Applicable Collateral Agent, which request shall be made (if at all) promptly after the Closing Date hereof, deliver to the Applicable Collateral Agent, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company"), maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Applicable Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Applicable Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, or in accordance with such other minimum standards as may be applicable in Canada, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof;
         (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                           (iii) Deliver to the Applicable Collateral Agent in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount 5% greater than the greater of (i) aggregate net book value of land, building and improvements and
         (ii) aggregate replacement value of land, buildings and improvements;
         (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except those disclosed therein which are acceptable to the Applicable Collateral Agent in its reasonable discretion; (D) name the Applicable Collateral Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies), or such other form as the Applicable Collateral Agent may reasonably require; (F) contain such endorsements and affirmative coverage as the Applicable Collateral Agent may reasonably request to the extent available at commercially reasonable rates and (G) be issued by title companies reasonably satisfactory to the Applicable Collateral Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Applicable Collateral Agent). The Applicable Collateral Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

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                                                                              93

                           (iv) If requested by the Applicable Collateral Agent, which request shall be made (if at all) promptly after receipt of the applicable surveys referred to in clause (ii) above, and only with respect to any Mortgaged Property which is located in an area designated a "flood hazard area" in any Flood Insurance Rate map published by the Federal Emergency Management Association, deliver to the Applicable Collateral Agent (A) a policy of flood insurance that
         (1) covers such Mortgaged Property, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not earlier than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                           (v) If requested by the Applicable Collateral Agent, which request shall be made (if at all) promptly after the Closing Date hereof, deliver to the Applicable Collateral Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                           (vi) If requested by the Applicable Collateral Agent, which request shall be made (if at all) promptly after the Closing Date hereof, deliver to the Applicable Collateral Agent an environmental audit with respect to the real properties of Holdings, each Borrower, the Canadian Borrowers, and the Restricted Subsidiaries specified by the Applicable Collateral Agent.

                  (b) Legal Opinions. If requested by the Applicable Collateral Agent, which request shall be made (if at all) promptly after the Closing Date hereof, deliver to the Applicable Collateral Agent the favorable written opinion of such local counsel, relating to the items described in Section 5.17(a) as the Applicable Agent or Applicable Collateral Agent may reasonably request, in such form and to such effect as shall be reasonably satisfactory to the Applicable Agent or Applicable Collateral Agent and to Simpson Thacher & Bartlett, special counsel to the Administrative Agent and Collateral Agent and McMillan Binch, special counsel to the Canadian Administrative Agent and Canadian Collateral Agent.

                  (c) Lien Searches. Deliver to the Applicable Collateral Agent the results of a customary Lien search done in connection with the closing of this Agreement in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.04 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Applicable Collateral Agent (it being understood that the Company shall be permitted to update Schedule 6.04 upon receipt of all such Lien searches in a manner satisfactory to the Lenders).

                  (d) Miscellaneous. Notwithstanding anything to the contrary in this Section 5.17, at the reasonable request of any Loan Party, such Loan Party shall not be required to take any action set forth in this Section 5.17 if the Administrative Agent determines in its reasonable discretion that the economic detriment and cost to the Loan Parties as a whole of taking such action would be excessive in relation to the value of the security to be afforded thereby.

                  SECTION 5.18. Additional Collateral. (a) With respect to any property acquired after the Closing Date by Holdings or any Restricted Subsidiary (other than (x) any property described in paragraph (b), (c), (d), (e) or (f) below, (y) any property constituting Excluded Collateral and (z) property acquired by any Foreign Restricted Subsidiary) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (but within 60 days after acquisition or any request by the Collateral Agent but in no event prior to the Collateral Delivery Date) to
(i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent

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                                                                              94

deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and
(ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

                  (b) With respect to (A) each of the Manchester Property and the Marshall Property (to the extent such real property has not been disposed of by June 30, 2002) and (B) any fee interest in any real property having a net book value (together with all improvements thereon) of at least $500,000 acquired after the Closing Date by Holdings or any Restricted Subsidiary (other than (x) any such real property constituting Excluded Collateral and (z) real property acquired by any Foreign Restricted Subsidiary), promptly (but within 60 days after acquisition or any request by the Collateral Agent but in no event prior to the Collateral Delivery Date) or, in the case of the Manchester Property or the Marshall Property, by June 30, 2002 to (i) execute and deliver a first priority mortgage or deed of trust, as applicable, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent to the extent obtainable using commercially reasonable efforts and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (c) In addition, from time to time, Holdings and the Restricted Subsidiaries will, at their cost and expense, subject to the obtaining of any required regulatory authorizations (which Holdings and the Company agree to use their best efforts to obtain) promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an Unrestricted Subsidiary or of a Foreign Restricted Subsidiary) be pledged pursuant to the Guarantee and Collateral Agreement, provided that no more than 65% of the capital stock of any Foreign Restricted Subsidiary shall be required to be pledged pursuant to this Section
5.18 in support of the Obligations of the Company, and (ii) such subsidiary will (unless such subsidiary is an Unrestricted Subsidiary or a Foreign Restricted Subsidiary) become a party to the Guarantee and Collateral Agreement. All such security interests and Liens will be created under the Guarantee and Collateral Agreement and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.

                  (d) With respect to any fee interest in any property acquired after the Closing Date by any Canadian Guarantor, (other than (x) any property described in paragraph (e) or (f)) below, (y) any property constituting Excluded Collateral and (z) property acquired by any non-Canadian subsidiary) as to which the Canadian Collateral Agent, for the benefit of the Canadian Lenders, does not have a perfected Lien, promptly (but within 60 days after acquisition or any request by the Canadian Collateral Agent but in no event prior to the Collateral Delivery Date) to (i) execute and deliver to the Canadian Collateral Agent such amendments to the Canadian Guarantee and Collateral Agreement or such other documents as the Canadian Collateral Agent deems reasonably necessary or advisable to grant to the Canadian Collateral Agent, for the benefit of the Canadian Lenders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Canadian Collateral Agent, for the benefit of the Canadian Lenders, a perfected first priority security interest or hypothec in such property, including, without limitation, the filing of Uniform Commercial Code financing statements (or its equivalent in Canadian jurisdiction) in such jurisdictions as may be required by the Canadian Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Canadian Collateral Agent.

                  (e) With respect to any fee interest in any real property having a net book value (together with all improvements thereon) of at least $500,000 acquired after the Closing Date by any Canadian Guarantor (other than (x) any such real property constituting Excluded Collateral and (z) real property acquired by any non-Canadian subsidiary), promptly (but within 60 days after acquisition or any request by the Canadian Collateral Agent but in no event prior to the Collateral Delivery Date) to (i) execute and deliver a first priority mortgage or deed of trust, as applicable, in favor of the Canadian Collateral Agent, for the benefit of the Canadian Lenders, covering such real property, (ii) if requested by the Canadian Collateral Agent, provide the Canadian Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Canadian Collateral Agent) as well as a current ALTA survey thereof or such other form as the Canadian Collateral Agent may reasonably require, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Canadian Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Canadian Collateral Agent to the extent obtainable using commercially reasonable efforts and (iii) if reasonably requested by the Canadian Collateral Agent, deliver to the Canadian Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Canadian Collateral Agent.

                  (f) In addition, from time to time, the Canadian Guarantors will, at their cost and expense, subject to the obtaining of any required regulatory authorizations (which the Canadian Borrowers agree to use their best efforts to obtain) promptly secure the Canadian Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an Unrestricted Subsidiary or of a non-Canadian subsidiary) be pledged pursuant to the Canadian Guarantee and Collateral Agreement, and (ii) such subsidiary will (unless such subsidiary is an Unrestricted Subsidiary or a non-Canadian subsidiary) become a party to the Canadian Guarantee and Collateral Agreement. All such security interests and Liens will be created under the Canadian Guarantee and Collateral Agreement and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Canadian Collateral Agent.

                  (g) Holdings and the Restricted Subsidiaries shall deliver or cause to be delivered to the Applicable Agent and Applicable Collateral Agent all such instruments and documents (including legal opinions and lien searches) as the Applicable Agent or Applicable Collateral Agent shall reasonably request to evidence compliance with this Section 5.18. Holdings and the Restricted Subsidiaries agree to provide such evidence as the Applicable Agent and Applicable Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                  (h) Notwithstanding anything set forth in this Section 5.18, no Loan Party will be required to grant a security interest in Excluded Collateral or in any acquired assets that are identified by the Company in writing to the Administrative Agent promptly following acquisition as assets which the Company or a Restricted Subsidiary will substantially simultaneously sell in a sale/leaseback transaction permitted by clause (a) of Section 6.06.

                  (i) Notwithstanding anything to the contrary in this Section 5.18, at the reasonable request of any Loan Party, such Loan Party shall not be required to take any action set forth in this Section 5.18 if the Applicable Agent determines in its reasonable discretion that the economic detriment and cost to the Loan Parties as a whole of taking such action would be excessive in relation to the value of the security to be afforded thereby.

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                                                                              96

                  SECTION 5.19. Landlord Waivers. Use commercially reasonable efforts (which shall not include the payment of consent fees) to deliver to the Applicable Collateral Agent a landlord waiver and consent, in form and substance reasonably satisfactory to the Applicable Collateral Agent, from each lessor (other than any Loan Party) or mortgagee of Holdings or its Subsidiaries (other than either Applicable Collateral Agent) of any property where any Collateral is located.

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

                  Each of Holdings and the Borrowers covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or any monetary Obligation shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings, and the Borrowers will not, and will not cause or permit any Restricted Subsidiary to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) (i) Indebtedness of Foreign Restricted Subsidiaries under Overdraft Facilities in an aggregate principal amount not to exceed $30,000,000; (ii) Indebtedness of the Brazilian Subsidiary under any local credit facility denominated in dollars or in Foreign Currencies in an aggregate principal amount not to exceed the Dollar Equivalent Amount of $30,000,000; (iii) Indebtedness of the Italian JV in the event it becomes a Foreign Restricted Subsidiary in accordance with the terms hereof in respect of any local credit facility in an aggregate principal amount not to exceed $10,000,000; and (iv) Indebtedness of the Company or any Restricted Subsidiary in respect of any letters of credit issued to support or any Guarantees (issued in lieu of letter of credit support) of any Indebtedness referred to in the preceding clauses (i) through (iii) to the extent that Letters of Credit are not utilized for such purposes; provided that the amount permitted under the preceding clauses (ii) and (iv) (to the extent relating to clause (ii)) shall be reduced by the amount of any Indebtedness incurred under clause (viii) of Section 6.01(c);

                  (b) So long as immediately after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing, (x) Permitted Subordinated Indebtedness and unsecured subordinated Guarantees of such Permitted Subordinated Indebtedness by Subsidiary Guarantors but only to the extent the Net Proceeds of such Permitted Subordinated Indebtedness are applied in accordance with Section 2.12(g)(i) and (y) Senior Unsecured Notes or Permitted Additional Senior Unsecured Notes in excess of the principal amount referred to in clause (p) below and senior Guarantees of the foregoing but only to the extent that the Net Proceeds thereof are offered to be applied in accordance with Section 2.12(g)(ii);

                  (c) Indebtedness of (i) the Company to any subsidiary of the Company evidenced, if the principal amount of such Indebtedness owing to a Domestic Restricted Subsidiary (other than an Inactive Subsidiary, unless requested by the Administrative Agent) exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Guarantee and Collateral Agreement, (ii) any Domestic Restricted Subsidiary to the Company evidenced, if the principal amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Guarantee and Collateral Agreement, (iii) any Domestic Restricted Subsidiary to any other Restricted Subsidiary evidenced, if the principal amount of such Indebtedness owing to a Domestic Restricted Subsidiary (other than an Inactive Subsidiary, unless requested by the Administrative Agent) exceeds $10,000,000, by an Intercompany Note pledged to the Applicable Collateral Agent under the applicable Security Document, (iv) any Foreign Restricted Subsidiary to the Company or to any Domestic Restricted Subsidiary incurred in the ordinary course of business for bona fide cash management purposes of the Company and its Subsidiaries, taken as a whole, in a net aggregate principal amount not at any time in excess of $250,000,000 and evidenced by one or more Intercompany Notes pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate, (v) Holdings to the Company in an aggregate principal amount not greater than $6,000,000 at any time,
         (vi) Collins & Aikman Plastics, to any Domestic Restricted Subsidiary in a net aggregate amount principal amount not to exceed $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Guarantee and Collateral Agreement, (vii) any Foreign Restricted Subsidiary to any other foreign Subsidiary, (viii) the Brazilian Subsidiary to the Company or to any Domestic Restricted Subsidiary (which Indebtedness may be loaned by the Company or a Domestic Restricted Subsidiary through a Foreign Restricted Subsidiary of the Company and on-loaned by such Foreign Restricted Subsidiary to the Brazilian Subsidiary) in an aggregate principal amount not at any time in excess of $30,000,000 (exclusive of capitalized interest) and evidenced by one or more of the Intercompany Notes held by the Company or a Domestic Restricted Subsidiary pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate and (ix) any Foreign Restricted Subsidiary to the Company or to any Domestic Restricted Subsidiary representing an Investment permitted to be made as an intercompany loan by the Company and its Domestic Restricted Subsidiaries in such Foreign Restricted Subsidiary pursuant to Sections 6.07 (k), (m), (n) and (o) and the last paragraph of Section 6.07 and evidenced by one or more Intercompany Notes pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate;

                  (d) Capital Lease Obligations and Purchase Money Indebtedness incurred by the Company or any other Restricted Subsidiary not in excess of $30,000,000 in the aggregate at any time outstanding prior to or within 270 days after a Capital Expenditure permitted under
         Section 6.03 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced (provided that such Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

                  (e) Indebtedness of the Company and its subsidiaries in the nature of Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into with respect to the Loans and other Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

                  (f) Indebtedness of a Restricted Subsidiary which represents the assumption by such Restricted Subsidiary of Indebtedness of a Restricted Subsidiary in connection with the merger of such Restricted Subsidiary with or into the assuming Restricted Subsidiary or the purchase of all or substantially all the assets of such other Restricted Subsidiary;

                  (g) Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (h) Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (i) Indebtedness of a person merged or consolidated with or into, or which becomes, a Restricted Subsidiary after the Closing Date, which Indebtedness exists at the time of such acquisition, merger or consolidation (whether or not created in contemplation of such event) and such acquisition, merger or consolidation is permitted by this Agreement; provided that the aggregate principal amount of such Indebtedness shall not exceed $30,000,000 at any time outstanding;

                  (j) Indebtedness of the Company incurred after the Closing Date, which Indebtedness is created or incurred in connection with any Permitted Business Acquisition; provided that the aggregate principal amount of such Indebtedness shall not exceed $150,000,000 at any time outstanding;

                  (k) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (l) Indebtedness represented by the Loans, the Letters of Credit and the Guarantees thereof by the Guarantors pursuant to the Security Documents;

                  (m) other unsecured Indebtedness of the Company and the Canadian Borrowers in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and unsecured Guarantees by the Company of any Indebtedness of the Canadian Borrowers incurred in accordance with this clause (m);

                  (n) other Indebtedness of the Company or any other Restricted Subsidiary in an aggregate principal amount outstanding at any time not to exceed $35,000,000 and unsecured Guarantees by the Company of any Indebtedness of any Restricted Subsidiary incurred in accordance with this clause (n);

                  (o) Indebtedness of Foreign Restricted Subsidiaries denominated in dollars or in Foreign Currencies in an aggregate outstanding amount at any one time, together with the fair market value of any receivables sold by a Foreign Restricted Subsidiary pursuant to
         Section 6.08(g)(ii) that remain uncollected, not to exceed the Dollar Equivalent Amount of $50,000,000 and unsecured Guarantees by the Company of any Indebtedness of any Foreign Restricted Subsidiary incurred in accordance with this clause (o);

                  (p) Indebtedness of the Company under the Senior Unsecured Notes in an aggregate principal amount not to exceed $500,000,000 and Guarantees thereof by Subsidiary Guarantors;

                  (q) Indebtedness of the Company under the Subordinated Notes or any Permitted Subordinated Notes Refinancing and subordinated Guarantees thereof by the Subsidiary Guarantors;

                  (r) Indebtedness of the Foreign Restricted Subsidiaries to the Company or any Domestic Restricted Subsidiary (i) outstanding on the date hereof and listed on Schedule 6.01 and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof) and (ii) resulting from the conversion of equity owned by the Company or such Domestic Restricted Subsidiary into intercompany debt, provided that, in the case of this clause (ii), (a) no cash payment is made in connection therewith and (b) such Indebtedness shall be evidenced by one or more Intercompany Notes pledged to the Applicable Collateral Agent under the applicable Security Document if the outstanding principal amount of such Indebtedness exceeds $10,000,000 in the aggregate; and

                  (s) an unsecured Guarantee by the Company or any of its Subsidiaries of lease obligations incurred by a Mexican Subsidiary of the Company in connection with a "build-to-suit" construction of an operating facility in Hermasillo, Mexico for use by such Mexican Subsidiary provided that the aggregate amount guaranteed shall not exceed $35,000,000.

                  SECTION 6.02. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any cash, property, securities or combination thereof amount for any such purpose (collectively, "Restricted Payments"); provided, however, that:

                  (a) (i) any Subsidiary may declare and pay dividends or make other distributions to the Company or to Restricted Subsidiaries,
         (ii) any non-wholly owned Subsidiary may declare and pay dividends or make other distributions on a pro rata basis to all of their shareholders and (iii) to the extent required by applicable law, rule or regulation, the Brazilian Subsidiary may pay preferential dividends on its preferred shares and any other Foreign Restricted Subsidiary may make similar preferential dividends in respect of non-voting or other shares that are substantially common equivalent securities;

                  (b) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may pay dividends in cash on its common stock or may redeem, purchase, retire or otherwise acquire for value its common stock provided that (i) the sum of such dividends and consideration paid for such redemptions, purchases, retirements and other acquisitions after the Closing Date shall not exceed (1) $6,250,000 in any fiscal year of Holdings and (2) $25,000,000 in the aggregate and
         (ii) the following conditions are satisfied at the time of payment: (1) the aggregate outstanding principal amount of Term Loans does not exceed $240,000,000 and (2) the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such payment is less than 2.5 to 1.0;

                  (c) the Company may pay dividends on the Seller Preferred in-kind or by accrual (at the stated rate and on the stated payment dates in the Seller Preferred) and, if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Company may pay dividends in cash on the Seller Preferred on a scheduled dividend payment date (as scheduled on the Closing Date) at a rate not to exceed 8% per annum if the following conditions are satisfied at the time of payment: (i) the aggregate outstanding principal amount of Term Loans does not exceed $240,000,000 and (ii) the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such payment is less than 2.5 to 1.0;

                  (d) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of Holdings and options therefor of employees and directors of Holdings and the Restricted Subsidiaries, provided that (i) no such repurchase may be made unless Holdings is obligated to do so at the time of repurchase pursuant to contractual agreements between Holdings and the applicable officer or director and (ii) the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the Company) received by Holdings from the sale or issuance of its capital stock or options therefor to officers and directors of Holdings and the Restricted Subsidiaries after the Closing Date;

                  (e) the Company may pay dividends or make other distributions to Holdings in amounts sufficient to allow Holdings to pay (i) Permitted Tax Payments and state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of its business, (ii) the dividends, other consideration (for redemptions, purchases, retirements and other acquisitions of common stock and preferred stock) and other amounts contemplated by clause (b) above; provided that dividends paid to Holdings pursuant to this clause (ii) in order to permit Holdings to pay dividends are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings, and (iii) the repurchase price for the capital stock and options therefor of Holdings contemplated by clause (c) above provided that such dividends pursuant to clause (iii) are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings; provided that no dividend may be paid to Holdings pursuant to clause (ii) or (iii) if at the time of such dividend or after giving effect thereto a Default or Event of Default shall have occurred and be continuing;

                  (f) (i) Holdings may repay, purchase or retire any capital stock in exchange for, or out of the proceeds of, a substantially concurrent issuance of capital stock of Holdings or (ii) the Company may repay, purchase or retire any Seller Preferred (a) in exchange for, or out of the proceeds of, a substantially concurrent issuance of capital stock of Holdings or of the Company to Holdings or
         (b) in exchange for an identical series of preferred stock of the Company in accordance with the requirements of the Preferred Stock Registration Rights Agreement annexed to the Tac-Trim Purchase Agreement, as in effect on the Closing Date; and

                  (g) (i) Investments permitted by Section 6.07 and (ii) purchases or acquisitions permitted by Section 6.08 may be consummated.

                  Holdings and its Subsidiaries (x) will not pay dividends on the Seller Preferred except as permitted by paragraph (c) above, (y) will not redeem, retire, defease or purchase the Seller Preferred or the Seller Common Equity except as permitted by paragraph (f) above and (z) will pay amounts payable by the Company and its Subsidiaries pursuant to Section 8.4 of the Tac-Trim Purchase Agreement only in the amounts and on the dates set forth in such Section 8.4 and the date hereof and only if no Default or Event of Default exists or would exist after giving effect thereto and will not directly or indirectly provide collateral or other consideration in respect of such amounts.

                  SECTION 6.03. Capital Expenditures. Permit Capital Expenditures of the Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:

Fiscal Year                                                Amount
   2002                                                 $155,000,000
   2003                                                 $170,000,000
   2004                                                 $150,000,000*
   2005                                                 $195,000,000

                  * it being agreed that up to $35,000,000 of the amount, if any, of Capital Expenditures deemed to have been made in connection with the proposed "build-to-suit" construction of an operating facility referred to in Section 6.01(s) arising solely as a result of the Mexican Subsidiary's possessing title to such facility pending a sale-leaseback shall be deemed not to constitute Capital Expenditures for purposes of this Agreement.

provided, however, that (i) Restricted Subsidiaries shall be permitted to carry forward the total amount of unused permitted Capital Expenditures for any immediately preceding fiscal year (without giving effect to the amount of any unused permitted Capital Expenditures that were carried forward to such preceding fiscal year) to the immediately succeeding fiscal year so long as the aggregate Capital Expenditures do not exceed $200,000,000 in fiscal year 2003 and $250,000,000 in fiscal year 2004 and each fiscal year thereafter; (ii) Capital Expenditures may not be made by Holdings; and (iii) following the Closing Date, the amount of Capital Expenditures permitted for each fiscal year shall be increased, in the case of the first fiscal year in which an Acquired Asset is acquired, by 15%, and for each subsequent fiscal year, by 10%, of Acquired Assets (the "Acquired Assets Amount"), plus for each fiscal year commencing after any Acquired Assets Amount is added to the amount of permitted Capital Expenditures, 5% of such Acquired Assets Amount, in each case calculated on a cumulative basis.

                  SECTION 6.04. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Restricted Subsidiaries existing on the Closing Date and, in the case of Liens securing Indebtedness for borrowed money, set forth in Schedule 6.04; provided that such Liens shall secure only those obligations which they secure on such date and do not subsequently apply to any other property or assets of Holdings or any Restricted Subsidiary;

                  (b) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(i), provided that such Lien does not apply to any other property or assets of Holdings or any Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

                  (c) Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section
         5.03 or for property taxes for property that the Company or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (d) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's, statutory liens of banks or other like Liens arising in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (e) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any Restricted Subsidiary;

                  (h) any Liens securing Capital Lease Obligations permitted under Section 6.01(d) or purchase money security interests in real property, improvements thereto or equipment acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including without limitation, the interests of vendors and lessors under conditional sale and title retention agreements); provided that
         (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are Capital Expenditures permitted under Section 6.03 and (v) such security interests do not apply to any other property or assets of any Restricted Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (i) Liens created in favor of the Applicable Collateral Agent for the benefit of the Secured Parties;

                  (j) Liens consisting of precautionary UCC filings arising out of operating lease transactions;

                  (k) any Lien on assets of a Foreign Restricted Subsidiary securing Indebtedness of such Foreign Restricted Subsidiary or any other Foreign Restricted Subsidiary permitted by Section 6.01(a) or
         (o);

                  (l)      any Lien arising by operation of law pursuant to
         Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of Holdings and the Restricted Subsidiaries with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Company (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $10,000,000;

                  (m) any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

                  (n) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

                  (o) Liens securing judgments for the payment of money in an aggregate amount not in excess of $10,000,000 (to the extent not covered by insurance) which judgments shall not be undischarged or stayed for a period of more than 30 consecutive days;

                  (p) the replacement, extension or renewal of any Lien permitted by clause (b) or (h) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

                  (q) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $25,000,000 at any time;

                  (r)      Permitted Receivables Financings;

                  (s) Liens on the Textron Sale/Leaseback Mortgaged Properties securing obligations under the Textron Sale/Leaseback Financing and any Permitted Textron Sale/Leaseback Refinancing;

                  (t) Liens securing reimbursement obligations in respect of commercial letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (u) Liens representing the pledge of equity interests in joint ventures to secure call options with joint venture partners and to finance such joint ventures, provided that the aggregate amount of investment in such equity interests does not exceed $25,000,000;

                  (v) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods; and

                  (w) Liens on specified equipment identified on the Closing Date located in Canada with an orderly liquidation value of not more than $17,000,000 securing obligations under the GECC Phase II Lease, provided that such equipment is pledged on the Closing Date.

                  SECTION 6.05. Priority of Loan Payments. (a) Until the Commitments have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase, defeasance or redemption on account of the principal of any Permitted Subordinated Indebtedness, the Subordinated Notes, any Permitted Subordinated Notes Refinancing or the Senior Unsecured Notes or any Permitted Additional Senior Unsecured Notes or directly or indirectly prepay any Permitted Subordinated Indebtedness, the Subordinated Notes, any Permitted Subordinated Notes Refinancing or the Senior Unsecured Notes or any Permitted Additional Senior Unsecured Notes prior to the regularly scheduled maturity date of such Indebtedness or make any payment or prepayment of any such Indebtedness which would violate the terms of this Agreement or of such Indebtedness. Notwithstanding the foregoing the Subordinated Notes may be repaid from the proceeds of a substantially concurrent Permitted Subordinated Notes Refinancing.

                  (b) Until the Commitments have been terminated and the Obligations have been paid in full, repay any Funded Debt (except to the extent such repayment is prohibited by the preceding paragraph (a)) of Holdings and the Restricted Subsidiaries except:

                  (i)      the Obligations;

                  (ii) payments of Funded Debt made in conformity with, or within 30 days of, the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

                  (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section 6.01;

                  (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted Subsidiary of its Funded Debt acquired in connection with a Permitted Business Acquisition; and

                  (v) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of up to $10,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries.

                  (c) Refinance, prepay or otherwise retire on dates earlier than scheduled payment dates the Textron Sale/Leaseback Financing except pursuant to a concurrent Permitted Textron Sale/Leaseback Refinancing, provided that, after the first anniversary of the Closing Date, the Company or any Restricted Subsidiary may refinance, prepay or otherwise retire the Textron Sale/Leaseback Financing so long as (unless pursuant to a concurrent Permitted Textron Sale/Leaseback Refinancing) (i) such refinancing, prepayment or retirement is accretive to Holdings (i.e., after giving effect to such refinancing, prepayment or retirement and the financing thereof, if any, and taking into account other pro forma adjustments satisfactory to the Administrative Agent, the pro forma Leverage Ratio of Holdings decreases) and
(ii) the Company shall not have borrowed any Revolving Loans to effectuate such refinancing, prepayment or retirement.

                  SECTION 6.06. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby Holdings or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than (a) such arrangements or transactions entered into substantially simultaneously (or, to the extent entered into in the ordinary course of business, within 180 days after obtaining title to such property) to finance Capital Expenditures permitted to be incurred pursuant to Section 6.03,
(b) the Textron Sale/Leaseback Financing and any Permitted Textron Sale/Leaseback Refinancing, (c) the GECC Phase II Lease, (d) such arrangements or transactions with respect to any of the real property of the Borrowers or any of the Restricted Subsidiaries located at 199 Blackhawk Road, Greenville, South Carolina and at 900 Queen Street, Ganonque, Ontario K7G 2W7 so long as the Net Proceeds thereof are used to prepay the Term Loans in accordance with Section 2.12(g)(i); (e) any such arrangements or transactions (with respect to property not constituting Collateral or, if constituting Collateral, property that remains as Collateral) solely between wholly owned Foreign Restricted Subsidiaries or solely between wholly owned Domestic Restricted Subsidiaries (other than any Domestic Restricted Subsidiaries that are not Guarantors); and
(f) such arrangements or transactions with respect to property owned by Holdings or any of its Subsidiaries on May 2, 2003 to the extent that the aggregate amount of gross proceeds received by Holdings and its Subsidiaries therefrom does not exceed $75,000,000, provided that to the extent the Net Proceeds thereof (A) do not exceed $50,000,000 in the aggregate, 50% of such Net Proceeds are used to prepay the Term Loans in accordance Section 2.12(g)(i) and (B) exceed $50,000,000 in the aggregate, 100% of such excess is used to prepay the Term Loans in accordance Section 2.12(g)(i).

                  SECTION 6.07. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "Investment"), any other person, except:

                           (a) Permitted Investments and Investments that were Permitted Investments when made;

                           (b) Investments by Holdings in the Company, Investments by a Restricted Subsidiary in a Domestic Restricted Subsidiary and Investments by Foreign Restricted Subsidiaries in other Foreign Restricted Subsidiaries;

                           (c) Investments arising out of the receipt of noncash consideration for the sale of assets permitted under Section 6.08, provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the applicable Security Document;

                           (d) intercompany loans permitted to be incurred as Indebtedness under Sections 6.01 (c) (other than clause (viii) thereof) and (r) and Guarantees permitted under Section 6.01;

                           (e) Investments by a wholly owned Restricted Subsidiary constituting Permitted Business Acquisitions;

                           (f) (i) loans and advances to employees of any Restricted Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                           (g) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                           (h) an Investment by the Company or any of the Restricted Subsidiaries in any Finance Subsidiary that the Company is incorporating, but only to the extent necessary to incorporate such Finance Subsidiary and acquire its capital stock and subordinated indebtedness in connection with sales of receivables, all with the minimum capitalization necessary;

                           (i) investments, other than investments listed in clauses (a) through (h) of this Section, existing on the Closing Date and set forth on Schedule 6.07;

                           (j)      Investments to the extent that the
         consideration therefor is capital stock of Holdings and/or, in the case of a Permitted Business Acquisition, the assumption of Indebtedness not incurred or created in contemplation of the Permitted Business Acquisition to the extent such Indebtedness is permitted to be incurred under Section 6.01(i), provided that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

                           (k) other Investments, including joint ventures and Investments in Unrestricted Subsidiaries, provided that the consideration for all such Investments (whether cash or property as valued at the time of such Investment, but excluding any capital stock of Holdings or the proceeds thereof) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $50,000,000 in the aggregate;

                           (l) Investments resulting from pledges and deposits referred to in Section 6.04(e);

                           (m)      Investments permitted by Section 6.08(c);

                           (n) the acquisition by any Restricted Subsidiary of the business of Delphi Corporation and its subsidiaries conducted principally at facilities in Logrono, Spain; La Rioja, Spain; Zaragoza, Spain; and Azambuja, Portugal and related assets, provided that the purchase price for such acquisition (whether cash or property, as valued at the time of such Investment) does not exceed the equivalent of (euro)15,000,000 together with the assumed liabilities, subject to purchase price adjustments based upon the assets and/or working capital delivered at closing; and

                           (o)      Investments in Foreign Restricted
         Subsidiaries to the extent necessary to meet statutory capital requirements.

None of Holdings and the Restricted Subsidiaries may make any Investment in Unrestricted Subsidiaries except as described in the definition of "Unrestricted Subsidiaries" set forth in Section 1.01. Holdings and its Subsidiaries will not make Investments in the Italian JV or any of its businesses or purchase any Capital Stock of the Italian JV (whether by the purchase of Capital Stock or assets or otherwise) after the Closing Date, except (i) Investments made pursuant to Section 6.07(k), (ii) Investments in the form of a Guarantee of (or letter of credit support for) Indebtedness of the Italian JV as permitted by
Section 6.01(a) or (iii) Investments necessary to meet the Italian JV's statutory capital requirements. Notwithstanding anything herein to the contrary, if no Default or Event of Default exists or would exist after giving effect thereto, the Company and the Restricted Subsidiaries may either (i) expend up to $23,140,000 (subject to purchase price adjustments of up to an additional $5,000,000 related to the Italian JV as provided in Section 5.20(c) in the Tac-Trim Purchase Agreement) to purchase Capital Stock of the Italian JV on a basis similar to the put/call arrangements set forth in Section 5.20 of the Tac-Trim Purchase Agreement at the times provided therein (or such earlier times as the Company may agree) if such purchase is accretive to Holdings (i.e., after giving effect to such purchase and the financing thereof, if any, and taking into account, without duplication, Indebtedness and outstanding factoring arrangements of the Italian JV and letters of credit issued for the account of or for the benefit of the Italian JV the pro forma Leverage Ratio of Holdings, calculated in a manner, and taking into account pro forma adjustments, satisfactory to the Administrative Agent, decreases) or (ii) purchase the remaining equity interests in the Italian JV not owned by them for an aggregate purchase price (whether cash or property, as valued at the time thereof, but excluding up to $10,000,000 of existing Indebtedness of the Italian JV) not to exceed $20,000,000.

                  SECTION 6.08. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.08 shall not prohibit:

                  (a) the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

                  (b) the Textron Sale/Leaseback Financing and a Permitted Textron Sale/Leaseback Refinancing, the GECC Phase II Lease and other sale-leasebacks permitted under Section 6.06;

                  (c) Permitted Business Acquisitions if the Investment Condition is satisfied or, if the Investment Condition is not satisfied, (i) Permitted Business Acquisitions that comply with the requirements of Section 6.07(j) and (ii) Permitted Business Acquisitions in an aggregate amount (valued at cost) not to exceed $50,000,000, provided that, in the case of this clause (ii), the pro forma Leverage Ratio (determined using pro forma adjustments satisfactory to the Administrative Agent) after giving effect to any such Permitted Business Acquisition is less than 3.25 to 1.0;

                  (d) sales, leases or transfers from one Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary or from the Company to a Domestic Restricted Subsidiary, provided that the fair market value of any assets sold, leased or transferred by a Domestic Restricted Subsidiary to a Foreign Restricted Subsidiary (net of any cash or other assets received by the Domestic Restricted Subsidiaries in exchange for any such sales, leases or transfers) shall not exceed $50,000,000 in the aggregate;

                  (e) sales, leases or other dispositions of inventory of the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful or necessary in the operation of the businesses of the Restricted Subsidiaries and sales or other dispositions of worn-out, obsolete or surplus equipment in the ordinary course of business;

                  (f) any Permitted Receivables Financing;

                  (g) (i) receivables financings constituting Indebtedness and permitted under Section 6.01(o) and (ii) sales of receivables by a Foreign Restricted Subsidiary pursuant to any factoring arrangement that would not constitute Indebtedness, provided that the fair market value of any receivables sold (other than receivables sold on a non-recourse basis on customary terms and conditions) pursuant to this clause (ii) that remain uncollected shall not exceed, together with all Indebtedness outstanding under Section 6.01(o), $50,000,000 in the aggregate;

                  (h) sales, leases or other dispositions of equipment or real property of the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful or necessary in the operation of the business of the Restricted Subsidiaries, provided that the Net Proceeds thereof in excess of $5,000,000 shall be used to prepay the Term Loans, in accordance with Section 2.12(g)(i) or used to purchase replacement assets or properties used for the same purpose as the equipment or real property disposed of within 12 months of the receipt thereof;

                  (i) any Restricted Subsidiary may merge with any other Restricted Subsidiary, provided that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Company shall be the surviving corporation of any merger involving the Company, and a Canadian Borrower shall be the surviving corporation of any merger involving such Canadian Borrower and (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a Domestic Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation (except that Textron Properties, Inc. may merge with and into C&A Canada Holding Company so long as the requirements of Section 5.18(f) are satisfied);

                  (j) the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of $30,000,000, provided that (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Company to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; provided, however, that obligations of the type referred to in clauses (a) and
         (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such sale, and dispositions are either applied to the purchase of assets or properties used in the business of the Company and its Restricted Subsidiaries as permitted by Section 6.12 within 12 months of the receipt thereof or are applied to repay the Term Loans in accordance with Section 2.12(g)(i) and (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale;

                  (k) the Restricted Subsidiaries may sell or otherwise dispose of the Specified Business in one or more transactions, provided that
         (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Company to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 33% of the fair market value of the aggregate amount of all such sale proceeds; provided, however, that obligations of the type referred to in clauses (a) and (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of such sale are applied as required to repay the Term Loans in accordance with Section 2.12(g)(i), (iv) each such sale shall be accretive to Holdings (i.e., after giving effect to such sale the pro forma Leverage Ratio of Holdings, calculated in a manner, and taking into account pro forma adjustments, satisfactory to the Administrative Agent, decreases) and (v) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale;

                  (l) Investments permitted by Section 6.07; and

                  (m) Liens permitted by Section 6.04 and Restricted Payments permitted by Section 6.02.

                  SECTION 6.09. Transactions with Affiliates and Stockholders. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates (including Unrestricted Subsidiaries but excluding Restricted Subsidiaries) or any known holder of 10% or more of any class of capital stock of Holdings or any Unrestricted Subsidiary, except:

                           (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to Holdings, the Borrowers or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and, to the extent otherwise permitted under the Credit Agreement, issuances by Holdings of its capital stock;

                           (b) transactions between or among Holdings, the Borrowers and the Restricted Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

                           (c) any payment permitted by Section 6.02;

                           (d) the Transactions and transactions with any of the Becker Entities, the Joan Entities or the Textron Entities pursuant to any documents that are in effect on the Closing Date and, for so long as the Permitted Holders are collectively the largest shareholders of Holdings, any other transactions involving the Becker Entities, the Joan Entities or the Textron Entities that are otherwise permitted under the Loan Documents;

                           (e) the payment, on a quarterly basis, of advisory fees to Heartland Entities in accordance with the Heartland Management Agreement, provided that the annual amount of such advisory fees shall not exceed $4,000,000;

                           (f) the reimbursement of Heartland Entities for their reasonable out-of-pocket expenses incurred by them in connection with the Transactions and performing management services to Holdings, the Borrowers and the Subsidiaries, pursuant to the Heartland Management Agreement;

                           (g) the payment of one time fees to Heartland Entities in connection with any Permitted Business Acquisition, such fees to be payable at the time of each such acquisition and not to exceed the percentage of the aggregate consideration paid by Holdings, the Borrowers and its Restricted Subsidiaries for any such acquisition as specified in the Heartland Management Agreement, and the payment of one-time fees to Heartland Entities in connection with the Transactions as specified in the Heartland Management Agreement;

                           (h) payments to Heartland Entities for any financial advisory, underwriter or placement services or other investment banking activities rendered to Holdings, the Borrowers or the Restricted Subsidiaries, as set forth in the Heartland Management Agreement, or in the case of a financing transaction, if approved by the disinterested members of the Board of Directors of Holdings, in an amount not to exceed 1% of the subject amount of such financing transaction, for any financing transaction as to which the Heartland Entities provide such services; and

                           (i) transactions between or among the Italian JV and the Company and the Restricted Subsidiaries contemplated by the documents attached to the Tac-Trim Purchase Agreement relating to the Italian JV and any modifications or amendments thereof that are favorable to the Company and the Restricted Subsidiaries, taken as a whole;

provided, that Holdings and the Restricted Subsidiaries may not pay any fees (including advisory and other fees pursuant to the Heartland Management Agreement) to an Affiliate (including an Unrestricted Subsidiary, but excluding Restricted Subsidiaries) if after giving effect thereto a Default or Event of Default shall have occurred and is continuing, but such fees may be accrued as specified in the Heartland Management Agreement until they are permitted to be paid.

                  SECTION 6.10. Modification of Certain Instruments. Amend or modify any instruments, agreements or documents evidencing or related to any Permitted Subordinated Indebtedness, the Subordinated Notes, any Permitted Subordinated Notes Refinancing, the Senior Unsecured Notes, any Permitted Additional Senior Unsecured Notes, the Seller Preferred, the Textron Sale/Leaseback Financing or any Permitted Textron Sale/Leaseback Refinancing (including, without limitation, the Textron Sale/Leaseback Mortgages) or designate any Indebtedness (other than Indebtedness incurred hereunder) "Designated Senior Indebtedness" under the Subordinated Notes, any Permitted Subordinated Notes Refinancing or any Permitted Subordinated Indebtedness, unless, in the judgment of the Required Lenders, any such amendment or modification or designation does not substantially affect either the rights, security interests or priorities granted to the Credit Agreement Creditors or the Applicable Collateral Agent and is not adverse to the interests of the Credit Agreement Creditors or the rights of Holdings or its Subsidiaries (without limiting the generality of the foregoing, it is understood that any increase in interest, dividends, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein or makes more expansive the remedies set forth therein, shall require the consent of the Required Lenders). The foregoing will not restrict refinancings of the Subordinated Notes through a Permitted Subordinated Notes Refinancing or the refinancing of the Textron Sale/Leaseback Financing through a Permitted Sale/Leaseback Refinancing or the issuance of Permitted Additional Senior Unsecured Notes.

                  SECTION 6.11. Amendment of Constitutive Documents; Change in Corporate Structure. (i) Permit any amendment or modification to be made to the certificate of incorporation or By-laws of Holdings or of any Restricted Subsidiary if such amendment or modification is materially adverse to the interests of the Lenders, (ii) permit any Restricted Subsidiary to issue any capital stock or other equity interest to any person other than the Company or its wholly owned subsidiaries, except to joint venture partners in connection with the creation of a joint venture or other Investment permitted by
Section 6.07, or (iii) in the case of Holdings and the Company, issue any preferred stock of such person other than the Seller Preferred, except for (x) the issuance for exchange of identical series of preferred stock of the Company in accordance with the requirements of the Preferred Stock Registration Rights Agreement annexed to the Tac-Trim Purchase Agreement, as in effect on the Closing Date, or (y) the issuance of additional shares of preferred stock of the Company in any other manner contemplated by the Certificate of Designation, including, without limitation, in satisfaction of the Earn-Out Amount provided for in the Tac-Trim Purchase Agreement.

                  SECTION 6.12. Business of Holdings and Restricted Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto; provided, however, that the activities of Holdings shall be limited to (i) the ownership of the stock of the Company together with activities directly related thereto, (ii) the ownership of the stock of Unrestricted Subsidiaries described in clause (ii) of the definition of such term set forth in Section 1.01 together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents, (iv) actions required by law to maintain its status as a public company or incidental to being a public company and (v) the guaranteeing of the GECC Phase II Lease, the Textron Sale/Leaseback Financing or any Permitted Textron Sale/Leaseback Refinancing.

                  SECTION 6.13. Restrictive Agreements. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the granting of Liens in favor of the Secured Parties, the provision of Guarantees or the payment of dividends or the making of loans or advances or transfers of property or assets by Holdings or any of the Restricted Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (h), (j), (k), (n), (p), (r) or (u) of Section
6.04 or (ii) contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate, (iii) contained in agreements relating to Indebtedness permitted by Section 6.01 or (iv) on the granting of pledges with respect to the Company's ownership interest in joint ventures contained in any joint venture documentation.

                  SECTION 6.14. Interest Coverage Ratio. In the case of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

        Quarter Ending:                                     Ratio:
September 30, 2003                                        2.00:1.00
December 31, 2003                                         1.85:1.00
March 31, 2004                                            1.85:1.00
June 30, 2004                                             1.85:1.00
September 30, 2004                                        2.00:1.00
December 31, 2004                                         2.20:1.00
March 31, 2005                                            2.25:1.00
June 30, 2005 - December 31, 2005                         3.00:1.00

                  SECTION 6.15. Leverage Ratio. In the case of Holdings, permit the Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

        Quarter Ending:                                     Ratio:
September 30, 2003                                        4.50:1.00
December 31, 2003                                         5.00:1.00
March 31, 2004                                            5.00:1.00
June 30, 2004                                             4.75:1.00
September 30, 2004                                        4.50:1.00
December 31, 2004                                         4.25:1.00
March 31, 2005                                            3.75:1.00
June 30, 2005 - December 31, 2005                         3.00:1.00

                  SECTION 6.16. Tax Sharing. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries that have entered into the existing Tax Sharing Agreements).

                  SECTION 6.17. Inactive Subsidiaries. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.

                  SECTION 6.18. Amendments to Transaction Documents; Certain Actions under Transaction Documents. Amend, supplement or otherwise modify the terms and conditions of the Transaction Documents except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect or is not adverse to the Lenders or Holdings or its Subsidiaries. Without limitation of the foregoing, (a) the Company will not exchange any Seller Preferred for notes as contemplated by Section 8 of the Certificate of Designation or (b) make any payment in respect of, provide any collateral for or otherwise provide any consideration for the Earn Out Amount (as defined in the Tac-Trim Purchase Agreement), except through the issuance of additional shares of Seller Preferred or shares of Holdings' common stock.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or reimbursement of any Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section 2.12(e), 5.01(a), 5.05(a), 5.08, 5.10 or 5.17 or in Article VI;

                  (e) default shall be made in the due observance or performance by Holdings or any subsidiary thereof of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days in the case of Sections 5.01(b), 5.02, 5.09 and 5.13 and 15 days in the case of all others, in each case after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) Holdings, any Restricted Subsidiary or any Significant Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $10,000,000 if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or a termination event or comparable event shall occur under the documents governing the Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary (or purchasing undivided interests therein) to stop such financing or purchase of undivided interests (regardless of whether such persons declare such cessation or termination as a result of such event); or an Event of Default or Termination Event or comparable event shall occur under the Textron Sale/Leaseback Financing or a Permitted Textron Sale/Leaseback Refinancing which permits the lessor thereunder to declare all or substantially all rents thereunder to become immediately due and payable;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or Holdings or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary or
         (iii) the winding-up or liquidation of the Company or Holdings or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Company or Holdings or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Company or Holdings or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

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                                                                             113

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) shall be rendered against Holdings, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Company, any Guarantor or any of their ERISA Affiliates to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii), the Administrative Agent shall have notified the Company in writing that
         (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

                  (k) (i) the Company, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Company, any Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 in any year;

                  (l) the Company, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company, the Guarantors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000;

                  (m)      there shall have occurred a Change in Control;

                  (n) (i) any Loan Document shall cease, for any reason, to be a legal, valid and binding obligation of the respective parties thereto or Holdings or any of its subsidiaries shall so assert, (ii) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or Holdings or any of its subsidiaries shall so assert; (iii) any security interest or Lien purported to be created by this Agreement or any Security Document and to extend to assets which are not immaterial to Holdings and its subsidiaries on a consolidated basis shall cease, for any reason (except to the extent resulting from the negligent or willful failure of the Applicable Collateral Agent to retain possession of the applicable collateral), to be, or any security interest or Lien purported to be

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                                                                             114

         created by this Agreement or any Security Document and to extend to any assets of Holdings or its subsidiaries shall for any reason be asserted by Holdings or any of its subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan Documents) in such collateral (other than cash proceeds which are not identifiable proceeds); or (iii) the Obligations and the guarantees thereof pursuant to this Agreement or the Security Documents shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing the Subordinated Notes, any Permitted Subordinated Notes Refinancing or any Permitted Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

                  (o) the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Restricted Subsidiaries and the sale of such receivables and activities incidental thereto;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agents, as the case may be, may, and at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and the Borrower's right to request the making of a Supplemental Revolving Loan or the issuance or extension of a Supplemental Revolving Letter of Credit or an increase to the stated amount thereof and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower or described in paragraph (g) or (h) above, the Commitments and the Borrower's right to request the making of a Supplemental Revolving Loan or the issuance or extension of a Supplemental Revolving Letter of Credit or an increase to the stated amount thereof shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                 ARTICLE VIII.

                                     AGENTS

                  In order to expedite the transactions contemplated by this Agreement, JPMorgan Chase Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder or the Issuing Bank, as applicable, and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of

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                                                                             115

each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by a Borrower pursuant to this Agreement as received by the Administrative Agent; and (d) to accept and make deposits to and withdrawals from the Supplemental Revolving Credit Linked Accounts in accordance with this Agreement. In acting as Collateral Agent, JPMorgan Chase Bank shall be entitled to the rights and benefits, and subject to the obligations, set forth for the Administrative Agent under this Article VIII, mutatis mutandis, which Article is hereby incorporated by reference, mutatis mutandis, in each of the Security Documents to which it is a party (or with respect to JPMorgan Chase Bank, Toronto Branch, each of the Canadian Security Documents to which it is a party).

                  Neither the Administrative Agent nor any Issuing Bank nor any of their respective affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor the Issuing Banks nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Administrative Agent, by any Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative Agent, to any Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender or any Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Administrative Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither the Administrative Agent nor any Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Company (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Company (not to be

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                                                                             116

unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Upon the effectiveness of the retirement of any Administrative Agent, the retiring Administrative Agent may, at its option (i) transfer the management of all then existing Supplemental Revolving Credit Linked Accounts to the successor Administrative Agent or (ii) close all such Supplemental Revolving Credit Linked Accounts upon the establishment of new Supplemental Revolving Credit Linked Accounts with the successor Administrative Agent (and the successor Administrative Agent shall establish such new accounts) and transfer all amounts on deposit in such Supplemental Revolving Credit Linked Accounts to such new accounts.

                  With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the Administrative Agent and each Issuing Bank in its individual capacity and not as Administrative Agent or Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, as the case may be, and the Administrative Agent and its Affiliates and each Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent or an Issuing Bank, as the case may be.

                  Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

                  Each Lender agrees (i) to reimburse each of the Administrative Agent and, if such Lender is a Revolving Lender, Supplemental Revolving Lender or Additional Revolving Lender, each Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitments (including its Supplemental Revolving Credit Linked Deposit Amount) hereunder or its Revolving Credit Commitment, Supplemental Revolving Credit Linked Deposited Amount or Additional Revolving Credit Commitment, as the case may be, if any, in the case of reimbursement of any Issuing Bank or Swingline Lender) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or, if applicable, such Issuing Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless each of the Administrative Agent and, if such Lender is a Revolving Lender, Supplemental Revolving Lender or Additional Revolving Lender, each Issuing Bank and the Swingline Lender and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or an Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it

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                                                                             117

or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or such Issuing Bank, as the case may be, or any of their directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  Each of the Canadian Lenders hereby agrees and confirms that the provisions of this Article VIII shall apply to JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent and as Canadian Collateral Agent upon the same terms and subject to the same conditions as provided in this Article VIII mutatis mutandis; provided that any successor Canadian Administrative Agent or Canadian Collateral Agent shall be a bank with an office in Toronto, Canada or Montreal, Canada having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank.

                  For the purposes of holding any security granted by any of the Loan Parties pursuant to the laws of the Province of Quebec, the Applicable Collateral Agent shall be the holder of an irrevocable power of attorney for all present and future Lenders. By executing an Assignment and Acceptance, any future Lender shall be deemed to ratify the power of attorney granted to the Applicable Collateral Agent hereunder. The Lenders and the Loan Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Applicable Collateral Agent may, as the person holding the power of attorney of the Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any of the Loan Parties to the Applicable Collateral Agent pursuant to the laws of the Province of Quebec.

                  Each Applicable Collateral Agent, the Administrative Agent and the Canadian Administrative Agent is authorized by the Lenders to take any action reasonably requested by the Borrowers to release any Lien on any item of property which is sold or disposed of in a transaction, or subject to a Lien, permitted by this Agreement.

                  None of the Co-Documentation Agents or the Syndication Agent shall have any rights or obligations under the Loan Documents in its capacity as such.

                                  ARTICLE IX.

                                 MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

                           (a) if to Holdings or to the Company, to it at 250 Stephenson Highway, Troy, Michigan 48083, Attention of Chief Financial Officer (Telecopy No. 248-824-1522) with copies to

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                                                                             118

         Attention of General Counsel (Telecopy No. 248-824-1882);

                           (b) if to Collins & Aikman Canada, to it at 150 Collins Street, Farnham, Quebec, J2N 2R6, Canada, Attention Controller (Telecopy No. 514-293-6657) with copies to the Company, Attention of Chief Financial Officer (Telecopy No. 248-824-1522) and General Counsel (Telecopy No. 248-824-1882);

                           (c) if to Collins & Aikman Plastics, to it at 250 Stephenson Highway, Troy, Michigan 48083, Attention Controller (Telecopy No. 248-524-4996) with copies to the Company, Attention of Chief Financial Officer (Telecopy No. 248-824-1522) and General Counsel (Telecopy No. 248-824-1882);

                           (d) if to the Administrative Agent, to it at 1111 Fannin - 10th Floor, Houston, Texas 77002, Attention of Clifford Trapani (Telecopy No. 713-750-2938);

                           (e) if to the Canadian Administrative Agent, to it at 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2, Attention of Amanda Vidulich and Ramona Sankar (Telecopy No. 416-981-9128);

                           (f) if to a Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings, the Administrative Agent and the Canadian Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of each Borrower, Holdings, each Issuing Bank, the Administrative Agent, the Canadian Administrative Agent and each Lender and their respective successors and assigns, except that none of the Borrowers or Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

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                                                                             119

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Canadian Borrowers, Holdings, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender other than any Conduit Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Revolving Credit Commitments, Supplemental Revolving Credit Commitments, Additional Revolving Credit Commitments, Canadian Revolving Credit Commitments, Supplemental Revolving Credit Linked Deposit Amounts, Tranche A Term Loans, Tranche A-1 Term Loans and Tranche B Term Loans; provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate, (v) the Company and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), (w) such assignment (unless such assignment is of all of a Lender's Loans, Letter of Credit Exposure and unused Commitments and Supplemental Revolving Credit Linked Deposit Amount) shall be in an amount of at least $1,000,000, with respect to any assignment of Supplemental Revolving Credit Linked Deposit Amounts and Tranche B Term Loans and at least $5,000,000, with respect to any assignment of Tranche A Term Loans, Tranche A-1 Term Loans or Revolving Credit Commitments, Additional Revolving Credit Commitments or Canadian Revolving Credit Commitments, unless in each case otherwise agreed to by the Company and the Administrative Agent, each in their sole discretion, (x) a Canadian Lender (or, in the case of a Canadian Schedule II chartered bank, its affiliate which is a Revolving Lender) (A) may not assign a portion of its interests under this Agreement unless, after giving effect thereto, it shall be able to comply with the reallocation described in Section 2.27 and (B) shall assign ratable portions of its Canadian Revolving Credit Commitment and Additional Revolving Credit Commitment, (y) interests under the Canadian Revolving Credit Commitments may only be assigned to Canadian Scheduled Lenders, and (z) no Lender may assign any portion of its Revolving Credit Commitment, Supplemental Revolving Credit Commitment, Additional Revolving Credit Commitment, Canadian Revolving Credit Commitment or Supplemental Revolving Credit Linked Deposit Amount to a Lender which does not have a Revolving Credit Commitment, Supplemental Revolving Credit Commitment, Additional Revolving Credit Commitment, Canadian Revolving Credit Commitment or Supplemental Revolving Credit Linked Deposit Amount, as the case may be, without the consent of the Administrative Agent, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent (which shall deliver a copy to the Canadian Administrative Agent) an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, except in the case of an assignment to a Lender or a Lender Affiliate, a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set

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                                                                             120

forth in the first sentence of this Section 9.04(b). Without the consent of the Borrower and the Administrative Agent, the Supplemental Revolving Credit Linked Deposit of any Supplemental Revolving Lender shall not be released in connection with any assignment by such Supplemental Revolving Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.01 to satisfy such assignee's obligations in respect of Supplemental Revolving Loans. Each Supplemental Revolving Lender agrees that immediately prior to such assignment
(x) the Administrative Agent shall establish a new Supplemental Revolving Credit Linked Account in the name of such assignee, (y) unless otherwise consented to by the Administrative Agent, a corresponding portion of the amount on deposit in the Supplemental Revolving Credit Linked Account of the assignor Supplemental Revolving Lender shall be purchased by the assignee and shall be transferred from the assignor's Supplemental Revolving Credit Linked Account to the assignee's Supplemental Revolving Credit Linked Account and (z) if after giving effect to such assignment the aggregate amount of the Supplemental Revolving Credit Linked Account of the assignor Supplemental Revolving Lender shall be $0, the Administrative Agent shall close the Supplemental Revolving Credit Linked Account of such assignor Supplemental Revolving Lender.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Tranche A Term Loans, Tranche A-1 Term Loans, Tranche B Term Loans, Revolving Loans, Supplemental Revolving Loans and Supplemental Revolving Credit Linked Deposits, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Canadian Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent or the Canadian Administrative Agent, as the case may be, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Each of the Administrative Agent and the Canadian Administrative Agent shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and the Supplemental Revolving Credit Linked Deposit Amount of, each Lender from time to time. Each of the Administrative Agent and the Canadian Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the Register. Each of the Administrative Agent and the Canadian Administrative Agent shall also record the

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amount of the Commitments of, and the aggregate principal amount of Loans owing to, B/As accepted and held by and the Letter of Credit Exposure of, and the Supplemental Revolving Credit Linked Deposit Amount of, such Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the Lenders shall treat each person whose name is recorded in and the Register as the owner of the Notes, the Supplemental Revolving Credit Linked Deposit Amounts, the Commitments, the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is understood that the Canadian Administrative Agent shall be required to maintain the Register only with respect to the Canadian Revolving Credit Commitments and the Administrative Agent may, but shall not be required to, maintain the Register with respect to Canadian Revolving Credit Commitments and extensions of credit thereunder.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent or the Canadian Administrative Agent, as the case may be, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8 or A-9 hereto, as appropriate. Cancelled Notes shall be returned to the appropriate Borrower. Notwithstanding anything to the contrary contained herein, no assignment under
Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have recorded such assignment in the Register. The Applicable Agent, shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Applicable Agent may reasonably request.

                  (f) Each Lender other than any Conduit Lender may without the consent of the Borrowers, any Issuing Bank, the Canadian Administrative Agent or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes and participations in Letters of Credit held by it and its Supplemental Revolving Credit Linked Account); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of (i) the cost protection provisions contained in Sections 2.13, 2.15, 2.18 and (ii) Section 9.06(a) to the same extent as if they were Lenders, provided, that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred provided, further, that the participating banks or other entities shall not be entitled to the benefits of Section 2.18 unless the applicable Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of such Borrower, to

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comply with Sections 2.18(f) or 2.17(g), as applicable, and Section 2.18(h) as though it were a Lender, and (iv) the Borrowers, the Administrative Agent, the Canadian Administrative Agent the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and participations in Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, releasing any Collateral unless such Collateral is sold in a transaction, or subject to a Lien, permitted by this Agreement, or releasing any Guarantor from its Obligations under this Agreement or any Security Document unless all of the capital stock of such Guarantor is sold in a transaction permitted by this Agreement). Each Lender will disclose the identity of its participants to the Company and Administrative Agent or the Canadian Administrative Agent, as the case may be, if requested by the Company or the Administrative Agent.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

                  (h) Any Lender may at any time assign and pledge all or any portion of its Loans or rights under this Agreement and the Notes issued to it to (i) a Federal Reserve Bank, and (ii) in the case of a Lender which is an investment fund, to such fund's trustee in support of its obligation to its trustee; provided that no such assignment shall release a Lender from any of its obligations hereunder.

                  (i) None of Holdings or the Borrowers shall assign or delegate any of its rights or duties hereunder.

                  (j) Each of Holdings, each Borrower, each Lender, the Canadian Administrative Agent and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  SECTION 9.05. Expenses; Indemnity. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Canadian Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Canadian Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent, and McMillan Binch, counsel to the Canadian Administrative Agent and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the

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                                                                             123

reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent and the Canadian Administrative Agent any Issuing Bank or any Lender (but no more than one such counsel for any Lender).

                  (b) The Company agrees to indemnify the Administrative Agent, the Canadian Administrative Agent, each Issuing Bank, each Lender and each of their respective directors, officers, employees, agents, trustees and advisors (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees and agents as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Company agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (i) any Environmental Claim, (ii) any violation of any Environmental Law, or (iii) any act, omission, event or circumstance (including the actual, proposed or threatened, release, removal, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of Holdings or any of its subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted a violation of Environmental Law at the time of its existence or occurrence; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such, losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its employers, officers, directors, employees or agents.

                  (c) The Company shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Company's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Company shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Company and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Company shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Company shall authorize such Indemnitee to employ separate counsel at the Company's expense. The Company will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the

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Company's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                  (d) Holdings and the Borrowers shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any Environmental Claim; provided that this paragraph (d) shall not, as to any Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

                  (e) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Company's only obligations with respect to taxes shall arise under Sections 2.13 and 2.18 and Section 8.4 of the Guarantee and Collateral Agreement and Section
9.4 of the Canadian Guarantee and Collateral Agreement and the comparable provisions of the other Security Documents.

                  (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. Right of Set-off; Sharing. (a) If an Event of Default shall have occurred and be continuing, each Lender (including each Issuing Bank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or the Canadian Borrowers against any of and all the obligations of the Company or the Canadian Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest in Letters of Credit, or interest thereon, then due from a Borrower, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of
Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and interests in Letters of Credit, or interest thereon, then due from such Borrower (other than as specifically contemplated by this Agreement, including, without limitation, Section 2.12), such benefitted Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Loans and interests in Letters of Credit made to or issued for the account of such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

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                                                                             125

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Canadian Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any Guarantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or any Guarantors in any case shall entitle any Borrower or Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on any Loan or any Letter of Credit Disbursement or amend or modify the provisions of Section 2.09(d) or 2.16 without the prior written consent of each Lender directly affected thereby; (ii) extend any Tranche A Term Loan Repayment Date or Tranche B Term Loan Repayment Date or the Tranche A-1 Term Loan Maturity Date or any other date on which principal of the Loans is due, or extend any date on which payment of interest on, or fees in respect of, any Loan or reimbursement of any Letter of Credit Disbursement is due, or extend any date on which the Supplemental Revolving Credit Linked Deposits are required to be returned in full to the Supplemental Revolving Lenders, or decrease the Supplemental Revolving Fixed Return Rate or the amount of return due to the Supplemental Revolving Lenders pursuant to Section 2.01(k), without the prior written consent of each Lender directly affected thereby; (iii) increase or extend any Commitment or Supplemental Revolving Credit Linked Deposit Amount or decrease the Commitment Fees or Letter of Credit Fees or other fees of any Lender without the prior written consent of such Lender; (iv) amend or modify the provisions of this Section or the definition of "Required Lenders", or release substantially all the Collateral from the Lien of the Security Documents or release any Guarantor from the Guarantee and Collateral Agreement unless all or substantially all of such Collateral or the capital stock of such Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; or (v) amend or modify the provisions of Section 2.12 to change the allocation of prepayments among the Tranche A Term Loans, the Tranche A-1 Term Loans and the Tranche B Term Loans or the manner in which prepayments of Term Loans are to be applied to remaining scheduled payments, without the prior written consent of Lenders representing at least 50% of the aggregate principal amount of (x) the Tranche A Term Loans then outstanding, if Lenders with Tranche A Term Loans are adversely affected thereby, (y) the Tranche B Term Loans then outstanding if Lenders with Tranche B Term Loans are adversely affected thereby or (z) the Tranche A-1 Term Loans then outstanding, if Lenders with Tranche A-1 Term Loans are adversely affected thereby; provided further that (a) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Canadian Administrative Agent or the Issuing Banks acting as such at the effective date of such agreement, as the case may be, and (b) the consent of the Lenders shall not be required under this
Section 9.08 with respect to the reallocations described in Section 2.27. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any

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                                                                             126

Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

                  For the avoidance of doubt and notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement (including by increasing the amount of the Facilities) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Supplemental Revolving Loans, the Revolving Loans and the Letters of Credit and the accrued interest and fees in respect thereof (including prepayments and commitment reductions) and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

                  SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

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                                                                             127

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the Borrowers and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or Holdings or their properties in the courts of any jurisdiction.

                  (b) Each of the Borrowers and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (d) Waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the Canadian Administrative Agent, as the case may be, could purchase dollars or Canadian dollars, as the case may be, with such other currency in New York, New York or Toronto, Canada, as the case may be, on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due to the Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank may in accordance with normal banking procedures purchase dollars in the amount originally due to the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank with the judgment currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Canadian Administrative Agent, such Lender or such Issuing Bank against the resulting loss.

                  (c) The obligation of each Canadian Borrower in respect of any sum due to the Canadian Administrative Agent, the Administrative Agent, any Canadian Lender or any Issuing Bank hereunder or under any other Loan Document in Canadian dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank may in accordance with normal banking procedures purchase Canadian dollars in the amount originally due to the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank with the judgment currency. If the amount of Canadian dollars so purchased is less than the sum originally due to the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank, the Canadian Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Canadian Administrative Agent, the Administrative Agent, such Canadian Lender or such Issuing Bank against the resulting loss.

                  SECTION 9.17. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.08) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.08 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Letter of Credit Disbursements and the other obligations under the Loan Documents (other than obligations under or in respect of Interest Rate Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any person.

                  SECTION 9.18. Confidentiality. Each of the Lenders, the Issuing Banks, the Administrative Agent and the Canadian Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrowers furnished to it by or on behalf of any Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to any Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and, on a need to know basis, advisors and
(ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, of the National Association of Insurance Commissioners (the "NAIC") or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities, to the NAIC or to its parent companies or Affiliates (other than such parent companies or Affiliates that are customers, suppliers or have other material business relationships with the Company), auditors or regulators and (c) in order to enforce its rights under any Loan Document in a legal proceeding.

                  IN WITNESS WHEREOF, the Company, the Canadian Borrowers, Holdings, the Agents, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       COLLINS & AIKMAN PRODUCTS CO.

                                       by ______________________________________
                                          Title:

                                       COLLINS & AIKMAN CORPORATION

                                       by ______________________________________
                                          Title:

                                       COLLINS & AIKMAN CANADA INC.

                                       by ______________________________________
                                          Title:

                                       COLLINS & AIKMAN PLASTICS, LTD.

                                       by ______________________________________
                                          Title:

                                       JPMORGAN CHASE BANK, as Administrative
                                       Agent, Collateral Agent and as a Lender

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:
                                       1111 Fannin - 10th Floor
                                       Houston, TX  77002
                                       Attention:  Clifford Trapani
                                       Telecopy:  (713) 750-2938

                                       JPMORGAN CHASE BANK, TORONTO
                                       BRANCH, as Canadian Administrative Agent,
                                       Canadian Collateral Agent and as a Lender

                                       by  _____________________________________
                                           Title:

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:
                                       200 Bay Street, Suite 1800
                                       Royal Bank Plaza, South Tower
                                       Toronto, Ontario M5J 2J2
                                       Attention:  Funding Officer
                                       Telecopy:  (416) 981-9128

                                       CREDIT SUISSE FIRST BOSTON, as
                                         Syndication Agent

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:

                                       CREDIT SUISSE FIRST BOSTON, CAYMAN
                                       ISLANDS BRANCH, as a Lender

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:

                                       DEUTSCHE BANC SECURITIES INC., as
                                         Co-Documentation Agent

                                       by  _____________________________________
                                           Title:

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS (formerly Bankers Trust
                                       Company), as
                                         a Lender

                                       by  _____________________________________
                                           Title:

                                       Address for Notices:

                                 MERRILL LYNCH CAPITAL
                                   CORPORATION, as Co-Documentation
                                   Agent and as a Lender

                                 by  _____________________________________
                                     Title:

                                 Address for Notices:
                                 Carol Feeley
                                 World Financial Center, North Tower- 27th Floor 250 Vesey Street
                                 New York, NY 10080
                                 Phone: (212) 449-8414
                                 Fax: (212) 738-1649

                           Signature page to the Credit Agreement, dated as of December 20, 2001, among Collins &
                           Aikman Products Co., Collins & Aikman
                           Canada Inc., Collins & Aikman Plastics, Ltd., Collins & Aikman Corporation, the financial institutions parties thereto, the syndication agent and co-documentation agents named therein,
                           JPMorgan Chase Bank, as administrative agent, and JPMorgan Chase Bank, Toronto Branch, as Canadian administrative agent

                           ________________________________________________
                           [Name of Lender]

                           by  ____________________________________________
                               Title:

                           Address for Notices: